Exhibit 10.1
EXECUTION VERSION

AMENDMENT NO. 4 TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
AND AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT
This AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of December 20, 2016, is entered into by and among ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders party hereto, and SUNTRUST BANK, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Swingline Lender and Issuing Bank.

RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of February 25, 2014 (as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of August 1, 2014, as further amended by that certain Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of July 9, 2015, as further amended by that certain Amendment No. 3 to Second Amended and Restated Credit Agreement, Limited Waiver and Limited Release, dated as of March 24, 2016, and as the same may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended revolving credit and term loan facilities to the Borrower;
WHEREAS, the Borrower, the other Loan Parties and the Administrative Agent are parties to that certain Second Amended and Restated Pledge and Security Agreement dated as of November 5, 2012 (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the “Security Agreement”);
WHEREAS, the Borrower has requested certain amendments to the Credit Agreement and the Security Agreement as set forth herein, and the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the undersigned Lenders have agreed to such requests, subject to the terms and conditions of this Amendment; and
WHEREAS, the parties hereto desire to have Umpqua Bank (the “New Lender”) become a party to the Credit Agreement in its capacity as a “Lender” and to have all rights, benefits and obligations of a Lender under the Credit Agreement and the other Loan Documents.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by this Amendment.
2.    Amendments to Credit Agreement. Subject to the terms and conditions hereof and with effect from and after the Amendment Effective Date (as defined below) the Credit Agreement (including Exhibits and Schedules thereto) shall be amended so that, after giving effect to all such amendments, it reads in its entirety as set forth in Exhibit A as attached hereto.

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3.    Amendment to Security Agreement. Sections 7.2(ii), 7.2(iii) and 9.2 of the Security Agreement are each hereby amended by replacing the references therein to the term “Note Obligations” with the term “Prudential Note Obligations”.
4.    Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant to the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Lenders as follows:
(a)    No Default or Event of Default has occurred and is continuing as of the date hereof, nor will any Default or Event of Default exist immediately after giving effect to this Amendment.
(b)    The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action. This Amendment has been duly executed and delivered by each Loan Party. Each of this Amendment and the Credit Agreement, as amended hereby, constitute the valid and binding obligations of the Loan Parties, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(c)    The execution and delivery of this Amendment by the Loan Parties, and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any organizational documents of, or any law applicable to, any Loan Party or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under the Credit Agreement, the Prudential Senior Secured Note Agreement, any Material Indebtedness Agreement, any other material agreement or other material instrument binding on any Loan Party or any of their assets or give rise to a right thereunder to require any payment to be made by any Loan Party, (iv) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens (if any) created under the Loan Documents and/or (v) will not result in a material limitation on any licenses, permits or other governmental approvals applicable to the business, operations or properties of the Loan Parties.
(d)    The execution, delivery, performance and effectiveness of this Amendment will not: (i) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred and (ii) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
(e)    Without limiting the foregoing, each Loan Party hereby repeats and reaffirms all representations and warranties made by such Loan Party in the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full, except to the extent such representations and warranties relate to an earlier date, in which case each Loan Party repeats and reaffirms such representations and warranties as of such date.

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5.    Effective Date.
(a)    This Amendment will become effective on the date on which each of the following conditions has been satisfied (the “Amendment Effective Date”) to the satisfaction of the Administrative Agent:
(i)    the Administrative Agent shall have received counterparts of this Amendment duly executed by the Loan Parties and the Required Lenders;
(ii)    the Borrower shall have delivered to the Administrative Agent for the benefit of the Lenders duly executed Notes payable to any Lender requesting a new or replacement Note;
(iii)    the Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Loan Party in form and substance satisfactory to the Administrative Agent, (a) attaching (I) the bylaws, partnership agreement or limited liability company agreement, or comparable organizational documents, as applicable, of such Loan Party and (II) the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents, as applicable, of such Loan Party, or certifying that such organizational documents of such Loan Party previously delivered to the Administrative Agent remain true, correct and complete, have not been amended, modified or rescinded since the date of delivery thereof and remain in full force and effect as of the date hereof, (b) certifying and attaching (I) resolutions of its board of directors, board of members or general partner, as applicable, authorizing the execution, delivery and performance of this Amendment (and, in the case of the Borrower, the Credit Agreement, as amended hereby) and the other Loan Documents to which it is a party and (II) evidence of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party, and (c) certifying the name, title and true signature of each officer of such Loan Party executing this Amendment and the other Loan Documents to which it is a party;
(iv)    the Administrative Agent shall have received a certificate of the Chief Financial Officer of the Borrower that, after giving effect to the amendments contemplated hereby, the Credit Extensions made on the Amendment Effective Date (if any), neither the Borrower nor its Restricted Subsidiaries will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated;
(v)    the Administrative Agent shall have received a certificate of a Responsible Officer, substantially in form and substance acceptable to Administrative Agent, certifying that (1) before and immediately after giving effect to this Amendment, (a) the representations and warranties contained in Article IV of the Credit Agreement (as amended hereby) are true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (b) no Default or Event of Default exists and is continuing, (2) attached thereto is a revised Schedule 4.14 to the Credit Agreement setting forth the information required under Section 4.14 of the Credit Agreement (as amended hereby), which is a true and correct listing thereof as of the Amendment Effective Date, (3) since December 31, 2015, there has been no event or change which has had or could reasonably be expected to have a Material Adverse Effect, (4) no litigation,

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investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that (y) purports to enjoin or restrain any Lender from making a Credit Extension under the Credit Agreement (as amended hereby) or (z) could reasonably be expected to have a Material Adverse Effect, (5) there are no consents, approvals, authorizations, registrations or filings or orders required to be made or obtained under any applicable rule, regulation, judgment, decree or order, or by any contractual obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or the other Loan Documents (including the Credit Agreement, as amended hereby) or any of the transactions contemplated hereby or thereby and (6) true and correct copies of all agreements, indentures or notes governing the terms of any Material Indebtedness and all other material agreements, documents and instruments to which any Loan Party or any of its assets are bound are attached to the Borrower’s public filings with the Securities and Exchange Commission;
(vi)    the Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, tax and intellectual property matters), in form and substance reasonably satisfactory to the Administrative Agent, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens);
(vii)    the Administrative Agent shall have received a favorable written opinion of (x) Pillsbury Winthrop Shaw Pittman LLC, counsel to the Loan Parties, and (y) Polsinelli, PC, special Kansas counsel to Midland Credit Management, Inc., each addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, this Amendment, the Loan Documents and the transactions contemplated herein and therein as the Administrative Agent or the Required Lenders shall reasonably request (including enforceability of this Amendment and the Credit Agreement (as amended hereby) attached hereto under New York law);
(viii)    the Administrative Agent shall have received evidence that all fees, expenses and other amounts owing to the Administrative Agent, SunTrust Robinson Humphrey, Inc. and the Lenders have been paid to the Administrative Agent for distribution to such parties in accordance with that certain engagement letter dated November 14, 2016 executed by SunTrust Robinson Humphrey, Inc. and accepted by the Borrower;
(ix)    the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to or on the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings;
(x)    the Administrative Agent shall have received a certified copy of an amendment to, or an amendment and restatement of, the Prudential Senior Secured Note Agreement duly executed by each party thereto, in form and substance acceptable to the Administrative Agent;

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(xi)    the Administrative Agent shall have received (a) copies of audited consolidated financial statements for the Borrower and its Subsidiaries for the three fiscal years of the Borrower most recently ended for which financial statements are available and interim unaudited financial statements for each quarterly period ended since the last audited financial statements for which financial statements are available (provided that the filing of Form 10-K with respect to such fiscal years and Form 10-Q with respect to such quarterly periods by the Borrower on the website of the Securities and Exchange Commission at http://www.sec.gov shall satisfy the requirements under this clause (xi)(a)) and (b) annual projections prepared by management of the Borrower of balance sheets and income statements of the Borrower and its Restricted Subsidiaries for the term of the Credit Agreement;
(xii)    the Administrative Agent shall have received a duly completed and executed Compliance Certificate of the Borrower including pro forma calculations establishing compliance with the financial covenants set forth in Article VI of the Credit Agreement (as amended hereby) as of the most recently completed fiscal quarter of the Borrower for which financial statements are available;
(xiii)    the Administrative Agent shall have received all information the Administrative Agent and each Lender may request with respect to the Borrower and its Subsidiaries in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and any other "know your customer" or similar laws or regulations;
(xiv)    the Administrative Agent shall have received certificates of insurance issued on behalf of insurers of the Loan Parties, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties, naming the Collateral Agent as additional insured on liability policies and lender loss payee endorsements for property and casualty policies;
(xv)    the Administrative Agent shall have received a duly executed borrowing notice from the Borrower in form and substance reasonably acceptable to the Administrative Agent with respect to any Term Loans and the Revolving Loans to be made or refinanced, as applicable, on the Amendment Effective Date; and
(xvi)    the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment.
(b)    For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 5 to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
(c)    From and after the Amendment Effective Date, the Credit Agreement is amended to read in its entirety as set forth on Exhibit A attached hereto. Upon the Amendment Effective Date, all of the Obligations incurred under the Credit Agreement shall, to the extent outstanding on the Amendment Effective Date, continue to be outstanding under the Credit Agreement, as amended hereby, and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Amendment, and this

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Amendment shall not constitute a substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder; provided, that on the Amendment Effective Date, (i) all Revolving Loans outstanding shall be refunded with a like amount of Borrowing of Revolving Loans, (ii) each outstanding Term Loan A-2 held by an Extending Lender shall be refunded with a like amount of Borrowing of Term Loan A-3 (in a principal amount equal to $55,882,883.96) and (iii) a Borrowing of an additional Term Loan A-3 will be made by each Increasing Lender with an Additional Term Loan A-3 Commitment (in a principal amount equal to $32,367,347.48), in each case, as specified by the Borrower in the borrowing notices delivered pursuant to Section 5(a)(xv) above. In connection with such borrowing notices, the Administrative Agent and each Lender party hereto waives (i) the advance notice requirement under Section 2.3 of the Credit Agreement for Eurodollar Borrowings solely with respect to such Eurodollar Borrowings to be funded on the Amendment Effective Date and (ii) any losses, costs or expenses owing to such Lenders pursuant to Section 2.19 of the Credit Agreement solely as a result of the refunding of any Eurodollar Loans on the Amendment Effective Date. The Administrative Agent, the Lenders and the Borrower acknowledge and agree that (A) the New Lender is agreeing to make available Revolving Loans pursuant to its Revolving Commitment as of the Amendment Effective Date in an amount equal to $25,000,000, (B) the Aggregate Revolving Commitment is being increased on the Amendment Effective Date to $781,726,729.80, (C) the Revolving Commitment of each of the Lenders (including the New Lender)) shall be as set forth on Schedule III of the Credit Agreement (as amended hereby), (D) each Increasing Lender’s Additional Term Loan A-3 Commitment shall be as set forth on Schedule II of the Credit Agreement (as amended hereby), and (E) after giving effect to the conversion of the Term Loans of all Extending Lenders into a Term Loan A-3 pursuant to Section 2.5(b) of the Credit Agreement (as amended hereby) and the making of an additional Term Loan A-3 by each of the Increasing Lenders with an Additional Term Loan A-3 Commitment pursuant to Section 2.5(c) of the Credit Agreement (as amended hereby), in each case, on the Amendment Effective Date, the aggregate outstanding principal balance of Term Loan A-3 is $88,250,231.44. On the Amendment Effective Date, each of the Lenders set forth on Schedule I attached hereto agree that such Lender is an “Extending Lender” under the Credit Agreement (as amended hereby) and that (i) the maturity date of the Term Loans held by such Lender as of the Amendment Effective Date and (ii) the termination date of the Revolving Commitments held by such Lender as of the Amendment Effective Date shall, in each case, be extended to December 20, 2021 in accordance with the terms of the Credit Agreement (as amended hereby).
(d)    The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Amendment Effective Date.
6.    Joinder of New Lender. The New Lender, by executing this Amendment, hereby agrees to be joined to the Credit Agreement and become a “Lender” under the Credit Agreement and the other Loan Documents with all of the rights and benefits of a Lender under the Credit Agreement and the other Loan Documents, and be bound by all of the terms and provisions (and subject to all of the obligations) of a Lender under the Credit Agreement and the other Loan Documents.
7.    Miscellaneous.
(a)    Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect and all references in any Loan Document to the “Credit Agreement” shall henceforth refer to the Credit Agreement as amended by this Amendment. Nothing in this Amendment or in any of the transactions contemplated hereby (including, without limitation, the refinancing contemplated hereby) is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations of the Borrower under the Credit Agreement

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or to modify, affect or impair the perfection, priority or continuation of the security interests in, security titles to or other Liens on any Collateral for the Obligations.
(b)    This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.
(c)    THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.6 AND 10.7 OF THE CREDIT AGREEMENT (AS AMENDED HEREBY) RELATING TO GOVERNING LAW, JURISIDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to Section 5 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended except in accordance with the provisions of Section 10.2 of the Credit Agreement.
(e)    If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.
(f)    The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.
(g)    In consideration of the amendments contained herein, each of the Loan Parties hereby waives and releases each of the Lenders, the Administrative Agent and the Collateral Agent from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
(h)    This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
ENCORE CAPITAL GROUP, INC.

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Executive Vice President, CFO and Treasurer

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

SUNTRUST BANK,
as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and as a Lender

By: /s/ Paula Mueller
Name: Paula Mueller
Title: Director

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

BANK OF AMERICA, N.A.,
as Lender

By: /s/ Angel Sutoyo
Name: Angel Sutoyo
Title: Senior Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

ING CAPITAL LLC, as Lender

By: /s/ Mary Forstner
Name: Mary Forstner
Title: Director

By: /s/ Alexander Kreissman
Name: Alexander Kreissman
Title: Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

MORGAN STANLEY BANK, N.A., as Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

ZB, N.A. d/b/a CALIFORNIA BANK & TRUST, as Lender

By: /s/ Melissa Chang
Name: Melissa Chang
Title: Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

CITIBANK, N.A., as Lender

By: /s/ Chris Dowler
Name: Chris Dowler
Title: Senior Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

BANK LEUMI USA, as Lender

By: /s/ Shohreh Akhavan
Name: Shohreh Akhavan
Title: VP, RM

By: /s/ Catherine C. Burke
Name: Catherine C. Burke
Title: VP/ Credit Officer

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

MUFG Union Bank, N.A. (formerly known as UNION BANK), as Lender

By: /s/ Elizabeth Willis
Name: Elizabeth Willis
Title: Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

MANUFACTURERS BANK, as Lender

By: /s/ Sandy Lee
Name: Sandy Lee
Title: Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

FLAGSTAR BANK, as Lender

By: /s/ Kelly M. Hamrick
Name: Kelly M. Hamrick
Title: First Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

THE PRIVATEBANK AND TRUST COMPANY, as Lender

By: /s/ Shawn P. Bradley
Name: Shawn P. Bradley
Title: Associate Managing Director

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

CITIZENS BANK, N.A. (formerly known as RBS Citizens, N.A.), as Lender

By: /s/ Darran Wee
Name: Darran Wee
Title: Senior Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

UBS AG, STAMFORD BRANCH, as Lender

By: /s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

By: /s/ Denise Bushee
Name: Denise Bushee
Title: Associate Director

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

CTBC BANK CORP. (USA), as Lender

By: /s/ Shahid Kathrada
Name: Shahid Kathrada
Title: First Vice President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By: /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By: /s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

NORTHWESTERN BANK, as Lender

By: /s/ Richard A. Mulcahy
Name: Richard A. Mulcahy
Title: WA Div. President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

UMPQUA BANK, as Lender

By: /s/ Mark J. Lee
Name: Mark J. Lee
Title: EVP, Regional Director

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

Each of the undersigned hereby makes the representations and warranties set forth above in this Amendment, consents to this Amendment and the terms and provisions hereof and hereby (a) confirms and agrees that notwithstanding the effectiveness of such Amendment, each Loan Document to which it is a party and their respective payment, performance and observance obligations and liabilities (whether contingent or otherwise) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party shall continue in full force and effect, and (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.
ENCORE CAPITAL GROUP, INC.
MIDLAND CREDIT MANAGEMENT, INC.
MIDLAND INTERNATIONAL LLC
MIDLAND PORTFOLIO SERVICES, INC.
MIDLAND FUNDING LLC
MRC RECEIVABLES CORPORATION
MIDLAND FUNDING NCC-2 CORPORATION
ASSET ACCEPTANCE CAPITAL CORP.
ASSET ACCEPTANCE, LLC
ATLANTIC CREDIT & FINANCE, INC.

By: /s/ Jonathan Clark
Name: Jonathan Clark
Title: Treasurer

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

MIDLAND INDIA LLC

By: /s/ Ashish Masih
Name: Ashish Masih
Title: President

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

ASSET ACCEPTANCE RECOVERY SERVICES, LLC
ASSET ACCEPTANCE SOLUTIONS GROUP, LLC
LEGAL RECOVERY SOLUTIONS, LLC

By: /s/ Darin Herring
Name: Darin Herring
Title: Vice President, Operations

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT, LLC
ATLANTIC CREDIT & FINANCE SPECIAL FINANCE UNIT III, LLC

By: /s/ Greg Call
Name: Greg Call
Title: Secretary

Encore Capital Group, Inc.
Signature Pages to Amendment No. 4

Schedule I
Extending Lenders

SunTrust Bank
Bank of America
ING Capital
Credit Suisse AG, Cayman Islands Branch
MUFG Union Bank, N.A.
Citibank, N.A.
Morgan Stanley Bank, N.A.
ZB, N.A. d/b/a California Bank & Trust
Flagstar Bank
Bank Leumi USA
Northwest Bank
PrivateBank and Trust Company
UBS AG, Stamford Branch
CTBC Bank Corp. (USA)
Opus Bank

Schedule I to Amendment No. 4

EXECUTION VERSION

Exhibit A
Amended and Restated Credit Agreement
See attached.

LEGAL02/36800330v21

EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 20, 2016

among

ENCORE CAPITAL GROUP, INC.
as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

SUNTRUST BANK
as Administrative Agent and Collateral Agent

BANK OF AMERICA, N.A.
as Syndication Agent

ING CAPITAL LLC,
MORGAN STANLEY SENIOR FUNDING, INC.
and
MUFG UNION BANK, N.A.

as Co-Documentation Agents

SUNTRUST ROBINSON HUMPHREY, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Bookrunners

LEGAL02/36800330v21

TABLE OF CONTENTS
Page
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

ARTICLE I	DEFINITIONS; CONSTRUCTION

Section 1.1.	Definitions.

Section 1.2.	Classifications of Loans and Borrowings.

Section 1.3.	Accounting Terms and Determination.

Section 1.4.	Terms Generally.

ARTICLE II	AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1.	General Description of Facilities.

Section 2.2.	Revolving Loans.

Section 2.3.	Procedure for Revolving Borrowings.

Section 2.4.	Swingline Commitment.

Section 2.5.	Term Loans; Additional Term Loan A-3 Commitments.

Section 2.6.	Funding of Borrowings.

Section 2.7.	Interest Elections.

Section 2.8.	Optional Reduction and Termination of Commitments.

Section 2.9.	Repayment of Loans.

Section 2.10.	Evidence of Indebtedness.

Section 2.11.	Optional Prepayments.

Section 2.12.	Mandatory Prepayments.

Section 2.13.	Interest on Loans.

Section 2.14.	Fees.

Section 2.15.	Computation of Interest and Fees.

Section 2.16.	Inability to Determine Interest Rates.

Section 2.17.	Illegality.

Section 2.18.	Increased Costs.

Section 2.19.	Funding Indemnity.

Section 2.20.	Taxes.

Section 2.21.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

Section 2.22.	Letters of Credit.

Section 2.23.	Defaulting Lenders.

Section 2.24.	Incremental Credit Extensions.

Section 2.25.	Maturity Extensions.

Section 2.26.	Mitigation of Obligations.

Section 2.27.	Replacement of Lenders.

Section 2.28.	Cash Collateral For Defaulting Lenders.

ARTICLE III	CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1.	Conditions To Effectiveness.

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Section 3.2.	Each Credit Event.

Section 3.3.	Delivery of Documents.

ARTICLE IV	REPRESENTATIONS AND WARRANTIES

Section 4.1.	Existence and Standing.

Section 4.2.	Authorization and Validity.

Section 4.3.	No Conflict; Government Consent.

Section 4.4.	Financial Statements; No Material Adverse Change.

Section 4.5.	Litigation and Contingent Obligations.

Section 4.6.	Compliance with Laws.

Section 4.7.	Investment Company Act.

Section 4.8.	Taxes.

Section 4.9.	Regulation U.

Section 4.10.	ERISA.

Section 4.11.	Ownership of Property.

Section 4.12.	Accuracy of Information.

Section 4.13.	Environmental Matters.

Section 4.14.	Subsidiaries.

Section 4.15.	Solvency.

Section 4.16.	Insurance.

Section 4.17.	Sanctioned Person.

Section 4.18.	Anti-Terrorism; Anti-Corruption Laws and Sanctions.

Section 4.19.	Plan Assets; Prohibited Transactions.

Section 4.20.	Material Agreements.

Section 4.21.	No Default or Event of Default.

ARTICLE V	AFFIRMATIVE COVENANTS

Section 5.1.	Financial Statements and Other Information.

Section 5.2.	Notices of Default and Material Events.

Section 5.3.	Conduct of Business.

Section 5.4.	Compliance with Laws.

Section 5.5.	Taxes.

Section 5.6.	Maintenance of Properties.

Section 5.7.	Inspection; Keeping of Books and Records.

Section 5.8.	Insurance.

Section 5.9.	Use of Proceeds.

Section 5.10.	Guarantors.

Section 5.11.	Collateral.

Section 5.12.	Post-Closing Obligations.

ARTICLE VI	FINANCIAL COVENANTS

Section 6.1.	Cash Flow Leverage Ratio.

Section 6.2.	Cash Flow First Lien Leverage Ratio.

Section 6.3.	Minimum Net Worth.

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Section 6.4.	Interest Coverage Ratio.

ARTICLE VII	NEGATIVE COVENANTS

Section 7.1.	Indebtedness.

Section 7.2.	Liens.

Section 7.3.	Merger or Dissolution.

Section 7.4.	Investments and Acquisitions.

Section 7.5.	Restricted Payments.

Section 7.6.	Sale of Assets.

Section 7.7.	Transactions with Affiliates.

Section 7.8.	Subsidiary Covenants.

Section 7.9.	Sale and Leaseback Transactions.

Section 7.10.	Financial Contracts.

Section 7.11.	Acquisition of Receivables Portfolios.

Section 7.12.	Subordinated Indebtedness; Junior Indebtedness; Prudential Financing.

Section 7.13.	Government Regulation.

Section 7.14.	Use of Proceeds.

Section 7.15.	Contingent Obligations.

Section 7.16.	Liquidity.

Section 7.17.	Most Favored Lender Status.

ARTICLE VIII	EVENTS OF DEFAULT

Section 8.1.	Events of Default.

Section 8.2.	Acceleration.

ARTICLE IX	THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Section 9.1.	Appointment; Nature of Relationship.

Section 9.2.	Powers.

Section 9.3.	General Immunity.

Section 9.4.	No Responsibility for Loans, Recitals, Etc.

Section 9.5.	Action on Instructions of Lenders.

Section 9.6.	Employment of Agents and Counsel.

Section 9.7.	Reliance on Documents; Counsel.

Section 9.8.	Agent’s Reimbursement and Indemnification.

Section 9.9.	Notice of Default.

Section 9.10.	Rights as a Lender.

Section 9.11.	Lender Credit Decision.

Section 9.12.	Successor Administrative Agent.

Section 9.13.	Delegation to Affiliates.

Section 9.14.	Co-Agents, Documentation Agent, Syndication Agent.

Section 9.15.	Collateral Documents.

Section 9.16.	Reports.

Section 9.17.	Withholding Tax.

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Section 9.18.	Administrative Agent May File Proofs of Claim.

ARTICLE X	MISCELLANEOUS

Section 10.1.	Notices.

Section 10.2.	Waiver; Amendments.

Section 10.3.	Expenses; Indemnification.

Section 10.4.	Successors and Assigns.

Section 10.5.	Performance of Obligations.

Section 10.6.	Governing Law; Jurisdiction; Consent to Service of Process.

Section 10.7.	WAIVER OF JURY TRIAL.

Section 10.8.	Right of Setoff.

Section 10.9.	Counterparts; Integration.

Section 10.10.	Survival.

Section 10.11.	Severability.

Section 10.12.	Confidentiality.

Section 10.13.	Interest Rate Limitation.

Section 10.14.	Waiver of Effect of Corporate Seal.

Section 10.15.	Patriot Act.

Section 10.16.	Independence of Covenants.

Section 10.17.	No Advisory or Fiduciary Relationship.

Section 10.18.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Section 10.19.	Flood Insurance Matters.

Schedules
Schedule I-A        -    Applicable Margin and Applicable Percentage
Schedule I-B        -    Applicable Margin (Term Loan A-1)

Schedule II	- Term Loan Amounts and Additional Term Loan A-3 Commitment Amounts of Increasing Lenders, Extending Lenders and Non-Extending Lenders;

Schedule III	Revolving Commitment Amounts of New Lender, Increasing Lenders, Extending Lenders and Non-Extending Lenders;
Schedule 2.22        -    Existing Letters of Credit
Schedule 4.8        -    Taxes
Schedule 4.14        -    Subsidiaries
Schedule 4.20        -     Material Agreements
Schedule 5.12        -     Post-Closing Obligations
Schedule 7.1(b)    -    Outstanding Indebtedness
Schedule 7.2        -    Liens
Schedule 7.4(a)    -    Permitted Investments
Schedule 7.4(b)    -    Existing Investments

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Exhibits

Exhibit A        -     Form of Assignment and Acceptance
Exhibit B         -    Form of Borrowing Base Certificate
Exhibit C        -     Form of Revolving Credit Note
Exhibit D        -    Form of Swingline Note
Exhibit E-1        -    Form of Term Note A
Exhibit E-2        -    Form of Term Note A-1
Exhibit E-3            Form of Term Note A-2
Exhibit E-4            Form of Term Note A-3
Exhibit F-1        -    Form of U.S. Tax Compliance Certificate
Exhibit F-2        -    Form of U.S. Tax Compliance Certificate
Exhibit F-3        -    Form of U.S. Tax Compliance Certificate
Exhibit F-4        -    Form of U.S. Tax Compliance Certificate
Exhibit 2.3        -    Form of Notice of Revolving Borrowing
Exhibit 2.4        -    Form of Notice of Swingline Borrowing
Exhibit 2.7        -    Form of Notice of Conversion/Continuation
Exhibit 3.1(b)(vi)        Form of Intercreditor Agreement
Exhibit 3.1(b)(vii)    -    Form of Secretary’s Certificate
Exhibit 3.1(b)(x)    -    Form of Officer’s Certificate
Exhibit 5.1(c)        -    Form of Compliance Certificate

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2016, by and among ENCORE CAPITAL GROUP, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as collateral agent for the Secured Parties, as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”).
W I T N E S S E T H:
WHEREAS, the Borrower, certain lenders and SunTrust Bank, as the Administrative Agent and Collateral Agent, are parties to that certain Second Amended and Restated Credit Agreement dated as of February 25, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement to modify certain terms and provisions of the Existing Credit Agreement; and
WHEREAS, subject to the terms and conditions of this Agreement, the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and the Swingline Lender are willing to do so;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender agree as follows:
ARTICLE I

DEFINITIONS; CONSTRUCTION
Section 1.1.    Definitions.
In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
“2010 Prudential Senior Secured Notes” shall mean the 7.75% Senior Secured Notes due September 17, 2017 issued by the Borrower pursuant to the terms of the “Original Agreement” (as defined in the Prudential Senior Secured Note Agreement) in connection with the Prudential Financing described in clause (i) of the definition thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“2011 Prudential Senior Secured Notes” shall mean the 7.375% Senior Secured Notes due February 10, 2018 issued by the Borrower pursuant to the terms of the “Prior Agreement” (as defined in the Prudential Senior Secured Note Agreement) in connection with the

Prudential Financing described in clause (ii) of the definition thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“2012 Prior Closing Date” shall mean November 5, 2012.
“2014 Prior Closing Date” shall mean February 25, 2014.
“2017 Revolving Commitment Termination Date” shall mean the earliest of (i) November 3, 2017, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Revolving Commitment (and the Extended Revolving Loans made pursuant thereto), the termination date shall be as set forth in the Extension Offer with respect thereto.
“2017 Revolving Lender” shall mean each Lender identified under the heading “2017 Revolving Lender” on Schedule III, and its successors and assigns.
“2019 Revolving Commitment Termination Date” shall mean the earliest of (i) February 25, 2019, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Revolving Commitment (and the Extended Revolving Loans made pursuant thereto), the termination date shall be as set forth in the Extension Offer with respect thereto.
“2019 Revolving Lender” shall mean each Lender identified under the heading “2019 Revolving Lender” on Schedule III, and its successors and assigns.
“Accounts” shall mean and includes all of the Borrower’s and each Restricted Subsidiary’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower or such Restricted Subsidiary to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
“Acquisition” shall mean any transaction or any series of related transactions, other than a Permitted Restructuring or purchases or acquisitions of Receivables Portfolios in the ordinary course of business, consummated on or after the Closing Date, by which the Borrower or any of its Restricted Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage

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of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person; provided, however, that the following shall not be considered an “Acquisition”: (a) any asset purchase consisting solely of Receivables Portfolios and (b) the purchase of equity interests of an entity (1) the assets of which consist solely of Receivables and other Immaterial Assets which are used by such entity in connection with managing such Receivables, (2) which conducts no business other than managing the Receivables held by such entity and (3) which has no Indebtedness.
“Additional Lender” shall have the meaning given to such term in Section 2.24(d).
“Additional Senior Secured Notes” shall mean the senior secured notes issued by the Borrower in connection with the Prudential Financing described in clause (iii) of the definition thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Additional Term Loan A-3 Commitment” shall mean, with respect to each Increasing Lender, the obligation of such Lender to make an additional Term Loan A-3 hereunder on the Closing Date in a principal amount equal to the amount set forth with respect to such Increasing Lender on Schedule II.
“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the greater of (a) the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage and (b) 0%.
“Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof, and any successor Administrative Agent appointed pursuant to the terms of this Agreement.
“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Advance Rate” shall mean, as of any date of determination on and after the Closing Date, 35%, provided that the Advance Rate to be applied with respect to the Estimated Remaining Collections from Debtor Receivables shall in all events be 55%.
“Affiliate” of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.
“Agents” shall mean the Administrative Agent and the Collateral Agent.

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“Aggregate Revolving Commitment” shall mean the aggregate principal amount of the Revolving Commitments of all the Lenders, as may be increased or reduced from time to time pursuant to the terms hereof. The Aggregate Revolving Commitment as of the Closing Date is $781,726,729.80.
“Aggregate Revolving Credit Exposure” shall mean, at any time, the aggregate of the outstanding Revolving Credit Exposure of all the Lenders.
“Agreement” shall mean this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.
“Agreement Accounting Principles” shall mean generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 4.4.
“Amortized Collections” shall mean, for any period, the aggregate amount of collections from receivable portfolios (including that portion attributable to sales of receivables) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles, that are not included in consolidated revenues by reason of the application of such collections to principal of such receivable portfolios (for purposes of illustration only, the Amortized Collections have been most recently identified in the amount of $452,226,000 as “Amortized Collections” in the Borrower’s Compliance Certificate for the twelve-month period ended September 30, 2016).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
“Applicable Margin” shall mean (a) with respect to interest on all Revolving Loans, Term Loan A, Term Loan A-2 and Term Loan A-3 outstanding on such date, a percentage per annum determined by reference to the applicable Cash Flow Leverage Ratio in effect on such date as set forth on Schedule I-A and (b) with respect to interest on Term Loan A‑1 outstanding on such date, a percentage per annum determined by reference to the applicable Cash Flow Leverage Ratio in effect on such date as set forth on Schedule I-B; provided, that a change in the Applicable Margin resulting from a change in the Cash Flow Leverage Ratio shall be effective on the second Business Day after the date on which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level III as set forth on Schedule I-A and Schedule I-B, respectively, until such time as such financial statements and Compliance

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Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the financial statements and Compliance Certificate for the fiscal quarter of the Borrower ending December 31, 2016 are required to be delivered shall be at Level III as set forth on Schedule I-A and Schedule I-B, respectively.
“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum determined by reference to the applicable Cash Flow Leverage Ratio in effect on such date as set forth on Schedule I-A; provided, that a change in the Applicable Percentage resulting from a change in the Cash Flow Leverage Ratio shall be effective on the second Business Day after the date on which the Borrower delivers the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by Section 5.1(c); provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level III as set forth on Schedule I-A until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Closing Date until the financial statements and Compliance Certificate for the fiscal quarter of the Borrower ending December 31, 2016 are required to be delivered shall be at Level III as set forth on Schedule I-A.
“Applicable Pledge Percentage” shall mean 100%, but 65% in the case of a pledge of capital stock of a Foreign Subsidiary to the extent a 100% pledge would cause a Deemed Dividend Problem or a Financial Assistance Problem.
“Applicable Revolver Percentage” shall mean with respect to any Lender holding Revolving Commitments, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Revolver Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
“Approved Fund” shall mean any Person (other than a natural Person) that (a) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” shall mean, collectively, SunTrust Robinson Humphrey, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Closing Date), in their capacities as joint lead arrangers.
“Asset Sale” shall mean, with respect to the Borrower or any Restricted Subsidiary, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a Sale and Leaseback Transaction, and including the sale or other transfer of any of the

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capital stock or other equity interests of such Person or any Restricted Subsidiary of such Person) to any Person other than the Borrower or any of its Wholly-Owned Subsidiaries other than (i) the sale of Receivables in the ordinary course of business (so long as, after giving effect to each such sale, the Borrower makes the required prepayments and/or reinvestment of proceeds required under Section 2.12(a)), (ii) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business, (iii) leases of assets in the ordinary course of business consistent with past practice and (iv) from and after the Closing Date, sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed $20,000,000.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.
“Authorized Officer” shall mean any of the President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Treasurer, Assistant Treasurer or Controller of the Borrower, or such other officer of the Borrower as may be designated by the Borrower in writing to the Administrative Agent from time to time, acting singly.
“Availability Period” shall mean the period from the Closing Date to the Revolving Commitment Termination Date.
“Banking Services” shall mean each and any of the following bank services provided to the Borrower or any of its Restricted Subsidiaries by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Banking Services Agreement” shall mean any agreement entered into by the Borrower or any of its Restricted Subsidiaries in connection with Banking Services.
“Banking Services Obligations” shall mean any and all obligations of the Borrower or any of its Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Base Rate” shall mean the highest of (i) the per annum rate which the Administrative Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum, (iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum and (iv) 0%. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent’s prime lending rate. Each change in the any

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of the rates described above in this definition shall be effective from and including the date such change is announced as being effective.
“Borrower” shall have the meaning in the introductory paragraph hereof.
“Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
“Borrowing Base” shall mean, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent on or prior to such date, equal to (i) the lesser of (1) the Advance Rate of Estimated Remaining Collections (exclusive of any Receivables in any Receivables Portfolio that are not Eligible Receivables) as of the last day of the month for which such Borrowing Base Certificate was provided and (2) the product of the net book value of all Receivables Portfolios acquired by any Loan Party on or after January 1, 2005 multiplied by 95%, minus (ii) the sum of (x) the aggregate principal amount outstanding in respect of the Prudential Senior Secured Notes plus (y) the aggregate principal amount outstanding in respect of the Term Loans (it being understood that the Borrowing Base Certificate provided on the date of any Credit Extension may include, on a pro forma basis, the Receivables Portfolio(s) being acquired in connection with such Credit Extension); provided, however, that, for purposes of calculating the amount specified in clause (1) above (the “Total ERC Amount”), the Advance Rate of Estimated Remaining Collections attributable to Debtor Receivables shall not at any time exceed an amount equal to 35% of the Total ERC Amount (without regard to this proviso).
“Borrowing Base Certificate” shall mean a certificate, in substantially the form of Exhibit B, setting forth the Borrowing Base and the component calculations thereof.
“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which banks are open for dealings in dollar deposits in the London interbank market.
“Capital Lease” of a Person shall mean, subject to Section 1.3, any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person shall mean the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) to the Administrative Agent for the benefit of the holder or beneficiary of such obligations cash collateral for such obligations in Dollars (in amounts, unless otherwise specified herein, equal to 100% of face amount or stated amount such obligations),

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with a depository institution (which may include the Administrative Agent), and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalent Investments” shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
“Cash Flow First Lien Leverage Ratio” shall have the meaning specified in Section 6.2.
“Cash Flow Leverage Ratio” shall have the meaning specified in Section 6.1.
“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.18, by the parent corporation of such Lender or the Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” shall mean: (i) the acquisition by any Person, or two or more Persons acting in concert (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission of the United States (the “SEC”) under the Exchange Act) of 30% or more of the outstanding shares of voting stock of the Borrower; (ii) other than pursuant to a transaction permitted hereunder, the Borrower shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances, all of the outstanding shares of voting stock of the Guarantors on a fully diluted basis; (iii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors; or (iv) the acquisition by Red Mountain Capital Partners LLC, JCF FPK I LP and/or any affiliate of either of them and/or any other Persons acting in concert with any of the foregoing Persons described in this clause (iv) of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of greater than 50% of the outstanding shares of voting stock of the Borrower. No Permitted Restructuring shall constitute a Change of Control.

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“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Extended Revolving Loans, Swingline Loans, Term Loan A, Term Loan A-1, Term Loan A-2, Term Loan A-3, Incremental Term Loans or Extended Term Loans and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Incremental Revolving Commitment, Extended Revolving Commitment, or a Swingline Commitment, or an Additional Term Loan A-3 Commitment.
“Closing Date” shall mean the date on which all of the conditions set forth in Section 5 of that certain Amendment No. 4 to Second Amended and Restated Credit Agreement and Amendment No. 1 to Second Amended and Restated Pledge and Security Agreement dated as of the date hereof among the Borrower, the Guarantors, the Lenders party thereto and SunTrust Bank, as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, shall have been satisfied.
“Code” shall mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.
“Collateral” shall mean all Property and interests in Property now owned or hereafter acquired by the Borrower or any of its Restricted Subsidiaries in or upon which a security interest, lien or mortgage is granted (or is required to be granted pursuant to the terms hereof) in favor of the Collateral Agent pursuant to the Collateral Documents, on behalf of itself and the Secured Parties, to secure the Secured Obligations.
“Collateral Agent” shall mean SunTrust Bank in its capacity as Collateral Agent for the Secured Parties and any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.
“Collateral Documents” shall mean all agreements, instruments and documents executed in connection with this Agreement that are intended to create or evidence Liens to secure the Secured Obligations, including, without limitation, the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Mortgages and all other security agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Restricted Subsidiaries and delivered to the Collateral Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations.
“Collateral Shortfall Amount” is defined in Section 8.2.
“Commitment” shall mean a Revolving Commitment, an Extended Revolving Commitment, an Incremental Revolving Commitment, a Swingline Commitment, an Additional Term Loan A-3 Commitment or any combination thereof (as the context shall permit or require).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Compliance Certificate” shall mean a certificate from the chief financial officer, treasurer or assistant treasurer of the Borrower and containing the certifications set forth in Section 5.1(c).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBIT” shall mean Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense (whether actual or contingent), (ii) expense for taxes paid or accrued, (iii) any extraordinary losses, (iv) integration and restructuring related expenses (specifically excluding any such expenses related to acquisitions of Receivables Portfolios in the ordinary course of business) and expenses related to Permitted Acquisitions and (v) settlement fees and related administrative expenses; provided that any such amounts described in the foregoing clauses (iv) and (v), individually or collectively, shall not exceed twenty percent (20%) of the amount of Consolidated EBIT for the relevant period (determined prior to giving effect to any such amounts that are added back); minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any Person (1) in which any Person other than the Borrower or any of its Restricted Subsidiaries has a joint interest or a partnership interest or other ownership interest and (2) to the extent the Borrower or any of its Restricted Subsidiaries does not control the Board of Directors or other governing body of such Person or otherwise does not control the declaration of a dividend or other distribution by such Person, except in each case to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during the relevant period and (d) the income of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Consolidated EBITDA” shall mean Consolidated Net Income plus, (1) to the extent not included in such revenue, Amortized Collections, and (2) to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense (whether actual or contingent), (ii) expense for taxes paid or accrued, (iii) depreciation expense, (iv) amortization expense, (v) any extraordinary losses, (vi) non-cash charges arising from compensation expense as a result of the adoption of amendments to Agreement Accounting Principles requiring certain stock based compensation to be recorded as an expense within the Borrower’s consolidated statement of operations, (vii) integration and restructuring related expenses (specifically excluding any such expenses related to acquisitions of Receivables Portfolios in the ordinary course of business) and expenses related to Permitted Acquisitions and (viii) settlement fees and related administrative expenses; provided that any such amounts described in the foregoing clauses (vii) and (viii), individually or collectively, shall not exceed twenty percent (20%) of the amount of Consolidated EBITDA for the relevant period (determined prior to giving effect to any such amounts that are

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added back), minus, to the extent included in Consolidated Net Income, (a) interest income, (b) any extraordinary gains, (c) the income of any Person (1) in which any Person other than the Borrower or any of its Restricted Subsidiaries has a joint interest or a partnership interest or other ownership interest and (2) to the extent the Borrower or any of its Restricted Subsidiaries does not control the Board of Directors or other governing body of such Person or otherwise does not control the declaration of a dividend or other distribution by such Person, except in each case to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries by such Person during the relevant period and (d) the income of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or distributions (including via intercompany advances or other intercompany transactions but in each case up to and not exceeding the amount of such income) by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Consolidated First Lien Indebtedness” shall mean, as at any date of determination, the amount of Consolidated Funded Indebtedness outstanding on such date that is secured by a first priority Lien on any Property of the Borrower and its Restricted Subsidiaries.
“Consolidated Funded Indebtedness” shall mean at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.
“Consolidated Indebtedness” shall mean, at any time, the Indebtedness of the Borrower and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of Borrower prepared in accordance with Agreement Accounting Principles as of such time.
“Consolidated Interest Expense” shall mean, with reference to any period, the interest expense and contingent interest expense of the Borrower and its Restricted Subsidiaries (including that portion attributable to Capital Leases) calculated on a consolidated basis for such period, in accordance with Agreement Accounting Principles.
“Consolidated Net Income” shall mean, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles. For the avoidance of doubt, Consolidated Net Income shall exclude any and all income and other amounts attributable to any Unrestricted Subsidiary (other than the amount of any cash dividends or other cash distributions actually paid during the reference period to the Borrower or any of its Restricted Subsidiaries by an Unrestricted Subsidiary).
“Consolidated Net Worth” shall mean at any time, with respect to any Person, the consolidated stockholders’ equity of such Person and its Restricted Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.
“Consolidated Tangible Assets” shall mean Consolidated Total Assets minus any Intangible Assets.

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“Consolidated Total Assets” shall mean the total assets of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.
“Contingent Obligation” of a Person shall mean any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Continuing Director” shall mean, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election.
“Controlled Group” shall mean all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.
“Credit Extension” shall mean the making of a Loan or the issuance of a Letter of Credit hereunder (including the deemed issuance of Existing Letters of Credit on the Closing Date).
“Debtor Receivable” shall mean a Receivable the obligor on which is subject to a proceeding under the Bankruptcy Code of the United States of America.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Dividend Problem” shall mean, with respect to any Foreign Subsidiary, such Foreign Subsidiary’s accumulated and undistributed earnings and profits being deemed to be repatriated to the Borrower or the applicable parent Domestic Subsidiary for U.S. federal income tax purposes and the effect of such repatriation causing adverse tax consequences to the Borrower or such parent Domestic Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.
“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.13(c).

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“Defaulting Lender” shall mean, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-in Action (as defined in Section 10.18); provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed in any such case, where such ownership or action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, each Swingline Lender and each Lender.
“Disqualified Stock” shall mean any capital stock or other equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Revolving Commitment Termination Date.

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“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Restricted Subsidiary of any Person organized under the laws of a jurisdiction located in the United States of America.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).
“Eligible Receivables” of any Loan Party shall mean, as of any date of determination, (i) Receivables owned by a Loan Party as of the Closing Date, which Receivables were included in the Borrowing Base under the Existing Credit Agreement as of the Closing Date and (ii) Receivables purchased by a Loan Party on or after the Closing Date to the extent such Receivable is owned, or to be purchased by such Loan Party by applying the proceeds of a Credit Extension within five (5) Business Days of the making of such Credit Extension, and in the case of both (i) and (ii) that is payable in Dollars and in which the Collateral Agent has, or upon purchase by such Loan Party, will have, for the benefit of the Secured Parties, a first-priority perfected security interest pursuant to the Collateral Documents, other than any such Receivable:
(a)    that is not an existing obligation for which sufficient consideration has been given;
(b)    with respect to which such Loan Party does not (or will not, upon the closing of the relevant purchase thereof) have good and marketable title pursuant to a legal, valid and binding bill of sale or purchase agreement entered into by such Loan Party or assignment to such Loan Party;
(c)    that has been repurchased by, or returned or put-back to, the Person from whom such Loan Party acquired such Receivable and such Receivable has not subsequently been replaced with a new Receivable of at least comparable value acquired from such Person;
(d)    all or any portion of which is subject to any Lien (except the Lien in favor of the Collateral Agent under the Collateral Documents);
(e)    that is due from or has been originated by any Restricted Subsidiary or Encore Affiliate;
(f)    that is not a type of collateral for which a security interest can be perfected by filing pursuant to Article 9 of the Uniform Commercial Code as then in effect in the State of New York; and
(g)    that is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States of America unless such Receivable is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Collateral Agent or (ii) the government of the United States of America, or any department, agency, public corporation, or instrumentality or any agency or instrumentality

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thereof, including any agency or instrumentality which is obligated to make payment with respect to Medicare, Medicaid or other Receivables representing amounts owing under any other program established by federal, State, county, municipal or other local law which requires that payments for healthcare services be made to the provider of such services in order to comply with any applicable “anti-assignment” provisions, provider agreement or federal, State, county, municipal or other local law, rule or regulation.
“Encore Affiliate” shall mean any Person directly or indirectly controlling, controlled by or under common control with the Borrower. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person and possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.
“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“Equipment” shall mean all of the Borrower’s and each Restricted Subsidiary’s present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.
“Equipment Financing Transactions” shall mean the secured equipment financing arrangements entered into by any Loan Party in the ordinary course of business from time to time.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute including any regulations promulgated thereunder.
“Estimated Remaining Collections” means, as of any date, the aggregate amount of gross remaining cash collections which any Loan Party anticipates to receive from a Receivables Portfolio of a Loan Party or as otherwise referred to by the Borrower as the total amount of “Estimated Remaining Gross Collections”, determined and reported by the Borrower pursuant to its financial statements and other reporting to the Lenders as described in Section 5.1 (it being understood and agreed that (i) such amount shall be calculated by the Borrower in accordance with Agreement Accounting Principles and in a manner consistent with the Borrower’s past practice and with the

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methodology used in the reporting of Estimated Remaining Collections in the Borrower’s public filings with the Securities and Exchange Commission, (ii) the manner and method of computing Estimated Remaining Collections and all assumptions made in connection therewith shall be explained to each Lender in reasonably full detail upon such Lender’s request and (iii) any deviation from the current method and assumptions used in computing Estimated Remaining Collections are subject to approval by the Supermajority Lenders in their discretion).
“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities” under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Event of Default” shall have the meaning provided in ARTICLE VIII.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty obligations under the Guaranty Agreement of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee obligations of such Guarantor, or the grant by such Guarantor of the security interest under the Pledge and Security Agreement, becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty obligation or security interest is or becomes illegal.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in,

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the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.27) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” shall have the meaning assigned to such term in the first recital hereof.
“Existing Financing Arrangements” shall mean financing arrangements of the Borrower or any Restricted Subsidiary (other than the transactions under the Loan Documents and the Equipment Financing Transactions) in effect on the Closing Date, including without limitation under the Existing Credit Agreement.
“Existing Letters of Credit” shall mean the letters of credit issued and outstanding under the Existing Credit Agreement as set forth on Schedule 2.22.
“Existing Revolving Commitment Termination Date” shall mean the 2017 Revolving Commitment Termination Date or the 2019 Revolving Commitment Termination Date, as applicable.
“Extended Revolving Commitment” has the meaning assigned to such term in Section 2.25(a).
“Extended Revolving Loan” shall mean the Revolving Loans of any Lender that agrees to an extension of such Revolving Loans pursuant to an Extension.
“Extended Term Loans” has the meaning assigned to such term in Section 2.25(a).
“Extending Lender” shall mean (i) a Lender with a Revolving Commitment that agrees, pursuant to Section 2.2, that its Revolving Commitment terminates on the Revolving Commitment Termination Date, and its successors and assigns and (ii) a Lender with a Term Loan that agrees, pursuant to Section 2.5(b), that its Term Loan matures on the Term Loan A‑3 Maturity Date, and its successors and assigns. The Extending Lenders as of the Closing Date, together with the amount of their respective Revolving Commitments and the outstanding principal amount of the Term Loan A-3 held by them on the Closing Date, are identified as such under the heading “Extending Lenders” on Schedule II or Schedule III, as applicable.
“Extending Term Lender” has the meaning assigned to such term in Section 2.25(a).

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“Extension” has the meaning assigned to such term in Section 2.25(a).
“Extension Offer” has the meaning assigned to such term in Section 2.25(a).
“Facility” shall mean, individually, each of the Term Loan Facility and the Revolving Facility and the Term Loan Facility and the Revolving Facility are collectively referred to herein as the “Facilities”.
“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the price in cash obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined in good faith by the Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 147(b)(1) of the Code.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” shall mean that certain fee letter, dated as of September 7, 2012, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower.
“Financial Assistance Problem” shall mean, with respect to any Foreign Subsidiary, the inability of such Foreign Subsidiary to become a Guarantor or to permit its capital stock from being pledged pursuant to a pledge agreement on account of legal or financial limitations imposed by the jurisdiction of organization of such Foreign Subsidiary or other relevant jurisdictions having authority over such Foreign Subsidiary, in each case as determined by the Borrower in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.
“Financial Contract” of a Person shall mean (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction; provided that any Permitted Indebtedness Hedge shall not be a Financial Contract so long as such Permitted Indebtedness Hedge relates to capital stock of Borrower.

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“First Tier Foreign Subsidiary” shall mean each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary’s issued and outstanding equity interests.
“Flood Hazard Area” shall mean an area identified by the Federal Emergency Management Agency as an area having special flood hazards.
“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” shall mean any Restricted Subsidiary of any Person which is not a Domestic Subsidiary of such Person.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s LC Exposure with respect to Letters of Credit issued by the Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Governmental Authority” shall mean any nation or government, any foreign, federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including any central bank or any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank.
“Guarantor” shall mean each Restricted Subsidiary of the Borrower which is a party to the Guaranty Agreement, including each Restricted Subsidiary of the Borrower which becomes a party to the Guaranty Agreement pursuant to a joinder or other supplement thereto, including in connection with a requirement to become a Guarantor pursuant to the terms hereof.
“Guaranty Agreement” shall mean the Amended and Restated Guaranty Agreement, dated as of the 2012 Prior Closing Date, made by the Guarantors in favor of the Administrative Agent for the benefit of the Holders of Obligations, as the same has been, and may be further, amended, restated, supplemented or otherwise modified from time to time.
“Holders of Obligations” shall mean the holders of the Obligations from time to time and shall refer to (i) each Lender in respect of its Loans, (ii) the Issuing Bank in respect of Reimbursement Obligations, (iii) the Administrative Agent, the Lenders and the Issuing Bank in respect of all other present and future obligations and liabilities of the Borrower or any of its Domestic Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Lender (or affiliate thereof), in respect of all Rate Management Obligations and Banking Services Obligations of the Borrower or any of its Restricted Subsidiaries to such Lender (or such affiliate) as exchange party or counterparty under

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any Rate Management Transaction or in connection with any Banking Services Agreements, as applicable, and (v) their respective successors, transferees and assigns.
“Holders of Prudential Note Obligations” shall mean the holders of the Prudential Note Obligations from time to time and shall include their respective successors, transferees and assigns.
“Immaterial Assets” shall mean (a) any tangible assets acquired in a Permitted Acquisition so long as such tangible assets do not constitute more than 5.0% of the Purchase Price for such Permitted Acquisition and (b) Intangible Assets acquired in such Permitted Acquisition.
“Immaterial Subsidiary” shall mean, as of any date of determination, any Restricted Subsidiary of the Borrower (x) whose consolidated tangible assets (as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with Agreement Accounting Principles), when added to the consolidated tangible assets of all other Immaterial Subsidiaries (as set forth in the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with Agreement Accounting Principles), do not constitute more than 5.0% of the Consolidated Tangible Assets and (y) whose consolidated net revenue, when added to the consolidated net revenue attributable to all other Immaterial Subsidiaries, does not constitute more than 5.0% of consolidated net revenue of the Borrower and its Restricted Subsidiaries (in each case, as determined for the four fiscal quarter period most recently ended for which financial statements have been delivered to the Lenders pursuant to this Agreement).
“Increasing Lender” shall mean (i) SunTrust Bank, (ii) Bank of America, N.A. (iii) ING Capital LLC, (iv) MUFG Union Bank, N.A., (v) Flagstar Bank, (vi) Bank Leumi USA, (vii) Northwest Bank.
“Incremental Facilities” shall have the meaning given such term in Section 2.24(a).
“Incremental Facility Amendment” shall have the meaning given such term in Section 2.24(d).
“Incremental Revolving Commitments” shall have the meaning given such term in Section 2.24(a).
“Incremental Revolving Lender” shall have the meaning given such term in Section 2.24(d).
“Incremental Term Loans” shall have the meaning given such term in Section 2.24(a).
“Indebtedness” of a Person shall mean, at any time, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of

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such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person, (viii) reimbursement obligations under letters of credit (including Reimbursement Obligations), bankers’ acceptances, surety bonds and similar instruments, (ix) Off-Balance Sheet Liabilities, (x) obligations under Sale and Leaseback Transactions, (xi) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (xii) Rate Management Obligations and (xiii) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Trigger Quarter” has the meaning specified in Section 6.2.
“Intangible Assets” shall mean the aggregate amount, for the Borrower and its Restricted Subsidiaries on a consolidated basis, of: (1) all assets classified as intangible assets under Agreement Accounting Principles, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses; (2) loans or advances to, investments in, or receivables from (i) Encore Affiliates, officers, directors, employees or shareholders of the Borrower or any Restricted Subsidiary or (ii) any Person if such loan, advance, investment or receivable is outside the Borrower’s or any Restricted Subsidiary’s normal course of business; and (3) prepaid expenses; provided that Intangible Assets shall not include deferred court costs, deferred tax assets, deposits under state workers compensation programs and assets of the Borrower’s excess deferred compensation plan.
“Intellectual Property Security Agreements” shall mean the amended and restated intellectual property security agreements executed by the applicable Loan Parties on the 2012 Prior Closing Date and the intellectual property security agreements as any Loan Party may from time to time after such date make in favor of the Collateral Agent for the benefit of the Secured Parties, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement, dated as of November 5, 2012, by and among the Administrative Agent, the Collateral Agent and the Holders of Prudential Note Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months; provided, that:

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(i)    the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(ii)    if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;
(iii)    any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;
(iv)    each principal installment of the Term Loans shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Term Loans shall have an Interest Period determined as set forth above;
(v)    in the case of any Revolving Loans, no Interest Period commencing prior to any Existing Revolving Commitment Termination Date shall extend beyond such Existing Revolving Commitment Termination Date and no Interest Period shall extend beyond the Revolving Commitment Termination Date; and
(vi)    no Interest Period may extend beyond the Term Loan A Maturity Date (in the case of Term Loan A), the Term Loan A-1 Maturity Date (in the case of Term Loan A-1), the Term Loan A-2 Maturity Date (in the case of Term Loan A-2) or the Term Loan A-3 Maturity Date (in the case of Term Loan A-3).
“Investment” of a Person shall mean any loan, advance (other than commission, travel and similar advances to officers, employees made in the ordinary course of business), extension of credit (other than Accounts arising in the ordinary course of business, but including Contingent Obligations with respect to any obligation or liability of another Person) or contribution of capital by such Person; stocks, bonds, mutual funds, limited liability company interests, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person; provided, however, that the following shall not be considered an “Investment”: (a) the purchase of equity interests of an entity (1) the assets of which consist solely of Receivables and other Immaterial Assets which are used by such entity in connection with managing such Receivables, (2) which conducts no business other than managing the Receivables held by such entity and (3) which has no Indebtedness and (b) Permitted Restructurings.
“Issuing Bank” shall mean (a) SunTrust Bank, in its capacity as an issuer of Letters of Credit pursuant to Section 2.22 and (b) any other Lender with a Revolving Commitment that, in its discretion, elects to become an Issuing Bank with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with, and in form and substance satisfactory

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to, the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuing Banks.
“Junior Lien Indebtedness” shall mean Indebtedness of the Borrower or any of its Restricted Subsidiaries that is secured by Liens that are junior to the Liens of the Collateral Agent with respect to any of the Collateral.
“Junior Lien Indebtedness Documents” shall mean any document, agreement or instrument evidencing any Junior Lien Indebtedness or entered into in connection with any Junior Lien Indebtedness.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment (or applicable Class of Loan or Commitment) hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan, any Extended Term Loan, any Incremental Revolving Commitment, any Extended Revolving Loan, or any Extended Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.
“LC Collateral Account” shall have the meaning assigned to such term in Section 2.12(c).
“LC Commitment” shall mean that portion of the Aggregate Revolving Commitment that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount equal to $10,000,000.
“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit (but excluding the Letters of Credit).
“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.
“Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender and each Additional Lender that joins this Agreement pursuant to Section 2.24(a), and the New Lender, the Extending Lenders and the Non-Extending Lenders.
“Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment and the Existing Letters of Credit.
“LIBOR” shall mean, for any Interest Period with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters

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Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, LIBOR shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which Dollar deposits in the approximate amount of the Eurodollar Loan comprising part of such borrowing would be offered by the Administrative Agent to major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.
“Lien” shall mean any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).
“Loan Documents” shall mean, collectively, this Agreement, the LC Documents, the Collateral Documents, the Guaranty Agreement, the Intercreditor Agreement and all other documents, instruments, notes (including any Notes issued to any Lender (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.
“Loan Party” shall mean, at any time, any of the Borrower and any Person which is a Guarantor at such time; “Loan Parties” shall mean each Loan Party, collectively.
“Loans” shall mean all Revolving Loans, all Swingline Loans and the Term Loans in the aggregate or any of them, as the context shall require.
“Material Adverse Effect” shall mean a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of the Borrower, or the Borrower and its Restricted Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Restricted Subsidiary to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders thereunder or their rights with respect to the Collateral.
“Material Indebtedness” shall mean any Indebtedness of the Borrower or any Restricted Subsidiary in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” shall mean any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

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“Medicaid” shall mean the medical assistance program established by Title XIX of the Social Security Act (42. U.S.C. ss. 1396 ET SEQ.) and any successor or similar statutes, as in effect from time to time.
“Medicare” shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. ss. 1395 ET SEQ.) and any successor or similar statutes as in effect from time to time.
“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.
“Mortgage” shall mean each of those certain mortgages and deeds of trust as are entered into by the Loan Parties pursuant hereto or in connection herewith, in each case as amended, restated, supplemented or otherwise modified from time to time.
“Mortgage Instruments” shall mean such title reports, title insurance, opinions of counsel, surveys, appraisals and environmental reports as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.
“Mortgaged Properties” shall mean each Loan Party’s real Property with a book value equal to or in excess of $1,000,000.
“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated or has been obligated within the past six years to make contributions.
“Net Cash Proceeds” shall mean, with respect to any sale or other disposition of Property of the Borrower or any Restricted Subsidiary by any Person, cash (freely convertible into Dollars) received by such Person or any Restricted Subsidiary of such Person from such disposition of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such disposition of Property), or conversion to cash of non-cash proceeds (whether principal or interest, release of escrow arrangements or otherwise) received from any such disposition of Property, in each case after (i) provision for all income or other taxes measured by or resulting from such disposition of Property, (ii) cash payment of all reasonable brokerage commissions and other fees and expenses related to such disposition of Property, and (iii) taking into account all amounts in cash used to repay Indebtedness secured by a Lien on any Property disposed of in such disposition of Property.
“Net Mark-to-Market Exposure” of a Person shall mean, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

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“New Lender” shall mean Umpqua Bank.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall mean (i) a 2017 Revolving Lender (ii) a 2019 Revolving Lender, (iii) a Lender with a Term Loan A that matures on the Term Loan A Maturity Date, and its successors and assigns, (iv) a Lender with a Term Loan A-1 that matures on the Term Loan A-1 Maturity Date, and its successors and assigns and (v) a Lender with a Term Loan A-2 that matures on the Term Loan A-2 Maturity Date, and its successors and assigns. The Non-Extending Lenders as of the Closing Date, together with the amount of their respective Revolving Commitments and the outstanding principal amount of the Term Loan held by them on the Closing Date, are identified as 2017 Revolving Lenders or 2019 Revolving Lenders or by the applicable Class of Term Loans held by them, as applicable, and as Non-Extending Lenders under the heading “Non-Extending Lenders” on Schedule II or Schedule III, as applicable.
“Notes” shall mean, collectively, the Revolving Credit Notes, the Swingline Note each Term Note.
“Notice of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing, and the Notices of Swingline Borrowing.
“Notice of Conversion/Continuation” shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b).
“Notice of Revolving Borrowing” shall have the meaning as set forth in Section 2.3.
“Notice of Swingline Borrowing” shall have the meaning as set forth in Section 2.4.
“Obligations” shall mean all Loans, all Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any other Loan Party to the Administrative Agent, any Lender, the Swing Line Lender, the Issuing Bank, the Arrangers, any affiliate of the Administrative Agent, any Lender, the Swing Line Lender, the Issuing Bank or the Arrangers, or any indemnitee under the provisions of Section 10.3 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any

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other sum chargeable to the Borrower or any other Loan Party under this Agreement or any other Loan Document.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Off-Balance Sheet Liabilities” of a Person shall mean the principal component of (i) any repurchase obligation or liability of such Person (excluding any such obligation or liability for disposition of Receivables), with respect to Accounts or notes receivable sold by such Person, (ii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, or (iii) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iii) all Operating Leases.
“Officer’s Certificate” shall mean a certificate of an Authorized Officer or of any other officer of the Borrower whose responsibilities extend to the subject matter of such certificate.
“Operating Lease” of a Person shall mean any lease of Property (other than a Capital Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.27).
“Participant” shall have the meaning set forth in Section 10.4(d).
“Participant Register” has the meaning specified in clause (e) of Section 10.4.
“Patriot Act” shall have the meaning set forth in Section 10.15.
“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

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“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
“Permitted Acquisition” is defined in Section 7.4.
“Permitted Foreign Subsidiary Investments/Loans” shall mean (i) Investments by any Loan Party in any Foreign Subsidiary and (ii) Indebtedness arising from intercompany loans and advances made by any Loan Party to any Foreign Subsidiary, provided, that the purpose of such Investment or Indebtedness is the acquisition of Receivables.
“Permitted Foreign Subsidiary Non-Recourse Indebtedness” shall mean Indebtedness of Foreign Subsidiaries, provided that (a) no Default exists at the time of or immediately after giving effect to the incurrence of such Indebtedness, (b) such Indebtedness is non-recourse at all times to the Borrower, the Guarantors and the Domestic Subsidiaries, (c) such Indebtedness does not benefit at any time from any direct or indirect guaranties or other credit support from the Borrower, any Guarantor or any Domestic Subsidiary, and (d) the total principal amount outstanding of such Indebtedness does not at any time exceed 40% of Consolidated Net Worth of the Borrower and its Restricted Subsidiaries.
“Permitted Indebtedness” shall mean Indebtedness permitted by Section 7.1(n).
“Permitted Indebtedness Hedge” shall mean any one or more derivative transactions (including the issuance by Borrower of warrants on its capital stock and the purchase by Borrower of an option on its capital stock) entered into concurrently with Permitted Indebtedness on terms and conditions reasonably satisfactory to the Administrative Agent.
“Permitted Restructuring” shall mean a transaction or series of transactions pursuant to which the Borrower or any Restricted Subsidiary sells, assigns or otherwise transfers Receivables and/or other assets between or among themselves, including transfers to or mergers or consolidations with, or voluntary dissolutions or liquidations into, newly created Wholly-Owned Subsidiaries of the Borrower or the Restricted Subsidiaries, subject to compliance with Section 5.10 and Section 5.11; provided that (i) no Receivables or other assets of Unrestricted Subsidiaries shall be commingled with the assets of a Loan Party as a result of such Permitted Restructuring, (ii) no such transfers shall take place from a Loan Party to an Unrestricted Subsidiary or to any other Subsidiary that is not a Loan Party and (iii) such transactions are effected for tax planning and related general corporate purposes.
“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.
“Plan” shall mean an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

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“Pledge and Security Agreement” shall mean that certain Second Amended and Restated Pledge and Security Agreement, dated as of the 2012 Prior Closing Date, by and between the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Pledge Subsidiary” shall mean each Domestic Subsidiary and First Tier Foreign Subsidiary that is a Restricted Subsidiary.
“Principal Credit Facility” shall mean any loan agreement, credit agreement, note purchase agreement, indenture or similar document under which credit facilities in the aggregate original principal or commitment amount of at least $20,000,000 are provided for.
“Pro Rata Share” shall mean, at any time of determination: (i) with respect to all payments, prepayments, computations and other matters relating to a Class of Term Loans, the percentage obtained by dividing (a) the outstanding principal amount of Term Loans of such Class at such time by (b) the aggregate principal amount of all Term Loans of such Class outstanding at such time; (ii) with respect to all payments, prepayments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased (or to be purchased) therein by any Lender or any participations in any Swingline Loans purchased (or to be purchased) by any Lender, the percentage obtained by dividing (a) such Lender’s Revolving Commitment at such time (or if such Revolving Commitment has been terminated or expired, such Lender’s Revolving Credit Exposure at such time) by (b) the sum of all Revolving Commitments of all Lenders at such time (or if such Revolving Commitments have been terminated or expired in accordance with the terms hereof, the aggregate Revolving Credit Exposure of all Lenders at such time); (iii) with respect to all payments, prepayments, computations and other matters relating to Incremental Term Loans of any Lender, the percentage obtained by dividing (a) the outstanding principal amount of Incremental Term Loans of such Lender at such time by (b) the aggregate principal amount of all Incremental Term Loans outstanding at such time and (iv) with respect to the LC Exposure or the Swingline Exposure of any Lender, the percentage obtained by dividing (a) such Lender’s Revolving Commitment in effect at such time (or if such Revolving Commitment has been terminated or expired in accordance with the terms hereof, the amount of such Revolving Commitment as in effect immediately prior to such termination or expiration) by (b) the aggregate Revolving Commitment of all Lenders at such time (or if the Revolving Commitments of all Lenders have been terminated or expired in accordance with the term hereof, the aggregate Revolving Commitment of all Lenders as in effect immediately prior to such termination or expiration). For all other purposes with respect to each Lender, including indemnification and/or reimbursement obligations under Section 9.8 and Section 10.3(d), “Pro Rata Share” shall mean, as of any date of determination, the percentage obtained by dividing (A) an amount equal to the sum of (i) the then outstanding principal amount of all Term Loans and Incremental Term Loans of such Lender and (ii) the Revolving Credit Exposure of such Lender at such time by (B) an amount equal to the sum of (i) the aggregate principal amount of all Term Loans and all Incremental Term Loans outstanding at such time and (ii) the aggregate Revolving Credit Exposure of all Lenders at such time. The foregoing shall be subject to any adjustments necessary to give effect to the requirements of Section 2.24.

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“Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Prudential Financing” shall mean, collectively (i) the issuance of Indebtedness of the Borrower in an aggregate principal amount of $50,000,000 pursuant to the “Original Agreement” (as defined in Prudential Senior Secured Note Agreement), evidenced by the 2010 Prudential Senior Secured Notes, together with the Indebtedness under the guaranties in respect thereof, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement, with a maturity date of September 17, 2017 and with the same (or no more onerous) terms relating to amortization and other scheduled principal payments in respect of the 2010 Prudential Senior Secured Notes as in effect on September 20, 2010, (ii) the issuance of Indebtedness of the Borrower in an aggregate principal amount of $25,000,000 pursuant to the “Prior Agreement” (as defined in Prudential Senior Secured Note Agreement), evidenced by the 2011 Prudential Senior Secured Notes, together with the Indebtedness under the guaranties in respect thereof, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement, with a maturity date of February 10, 2018, and with the same (or no more onerous) terms relating to amortization and other scheduled principal payments in respect of the 2011 Prudential Senior Secured Notes as in effect on February 10, 2011 and (iii) the issuance of Indebtedness of the Borrower pursuant to the Prudential Senior Secured Note Agreement in an aggregate principal amount of (x) $150,000,000 less (y) the sum of the principal amount of Indebtedness outstanding under the Prudential Senior Secured Note Agreement (including pursuant to clauses (i) and (ii) above) as at the date of any such issuance, together with the Indebtedness under the guaranties in respect thereof, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement, provided that any such Indebtedness described in this clause (iii) shall (A) have a final scheduled maturity date no earlier than six months following the Latest Maturity Date in effect at the time such Indebtedness is incurred and (B) by its terms not require amortization or other scheduled repayments prior to the Latest Maturity Date in effect at the time such Indebtedness is incurred in an amount in excess of $100,000,000 in aggregate principal amount; provided further that in no event shall the principal amount of any Indebtedness incurred under this clause (iii) be repaid (whether by payment in cash, securities or other property, including by way of any sinking fund or similar deposit, or by any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of such Indebtedness) in an amount that exceeds (x) for the fiscal year ending December 31, 2019, 20% of the aggregate principal amount of all Indebtedness incurred under this clause (iii), (y) for the fiscal year ending December 31, 2020, 20% of the aggregate principal amount of all Indebtedness incurred under this clause (iii) and (z) for the fiscal year ending December 31, 2021, 20% of the aggregate principal amount of all Indebtedness incurred under this clause (iii); provided further that, notwithstanding the foregoing, the Borrower may redeem Indebtedness constituting Prudential Financing in any amount so long as the Borrower substantially contemporaneously issues additional Indebtedness constituting Prudential Financing in a like principal amount meeting the requirements of this definition and otherwise complying with the terms of this Agreement.
“Prudential Note Obligations” shall mean the Prudential Senior Secured Notes and other obligations of the Borrower and the Guarantors under the Prudential Financing, secured on a pari passu basis with the Obligations pursuant to the Intercreditor Agreement.

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“Prudential Senior Secured Note Agreement” shall mean that certain Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 9, 2013, by and between the Borrower, on the one hand, and the purchasers named therein, on the other hand, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Prudential Senior Secured Notes” shall mean, collectively, the 2010 Prudential Senior Secured Notes, the 2011 Prudential Senior Secured Notes and the Additional Senior Secured Notes.
“Purchase Price” shall mean the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition.
“Ratable Share” shall mean, at any time, the aggregate principal amount of all Loans outstanding at such time as a percentage of the sum of (x) the aggregate principal amount of all Loans outstanding at such time plus (y) the aggregate principal amount outstanding in respect of the Prudential Senior Secured Notes.
“Rate Management Obligations” of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.
“Rate Management Transaction” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower or a Restricted Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures; provided that any Permitted Indebtedness Hedge shall not be a Rate Management Transaction so long as such Permitted Indebtedness Hedge relates to capital stock of Borrower.
“Receivable” of any Person shall mean a right of such Person to the payment of money arising out of a consumer transaction, and which right was acquired by such Person with a group of similar rights.
“Receivables Portfolio” of any Person shall mean any group of Receivables acquired by such Person as part of a single transaction.

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“Recipient” shall mean (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).
“Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse an Issuing Bank pursuant to Section 2.22(d) for amounts drawn under Letters of Credit.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
“Rentals” of a Person shall mean the aggregate rent expense incurred by such Person under any Operating Lease.
“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or variance from the minimum funding standard allowed under Section 412(c) of the Code.
“Reports” is defined in Section 10.3(a).
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments and Term Loans at such time or if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the Revolving Credit Exposure and Term Loans; provided, however, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its unused Commitments and Revolving Credit Exposure and outstanding Term Loans shall be excluded for purposes of determining Required Lenders.

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“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the assistant treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; provided, that, with respect to the financial covenants and Compliance Certificate, Responsible Officer shall mean only the chief financial officer or the treasurer of the Borrower.
“Restricted Payment” shall mean (i) any dividend or other distribution, direct or indirect, on account of any equity interests of the Borrower or any of its Restricted Subsidiaries now or hereafter outstanding, except a dividend payable solely in the Borrower’s capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such capital stock, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any equity interests of the Borrower or any of its Restricted Subsidiaries now or hereafter outstanding, other than in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of other equity interests of the Borrower (other than Disqualified Stock) and (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness prior to the stated maturity thereof, other than the Obligations, the Prudential Note Obligations and the Equipment Financing Transactions.
“Restricted Subsidiary” shall mean any Subsidiary that is not an Unrestricted Subsidiary. Unless explicitly set forth to the contrary, a reference to a “Restricted Subsidiary” means a Restricted Subsidiary of the Borrower.
“Revolving Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule III, as such schedule may be amended pursuant to Section 2.24(a), and shall include (i) an Extended Revolving Commitment of such Lender, as the context may require, and (ii) in the case of a Person becoming a Lender after the Closing Date through an assignment of an existing Revolving Commitment, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, as the same may be increased or decreased pursuant to terms hereof.
“Revolving Commitment Termination Date” shall mean the earliest of (i) December 20, 2021, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.9 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Revolving Commitment (and the Extended Revolving Loans made pursuant thereto), the termination date shall be as set forth in the Extension Offer with respect thereto.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.

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“Revolving Credit Note” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such requesting Lender’s Revolving Commitment, in substantially the form of Exhibit C, and any promissory note issued in replacement thereof.
“Revolving Facility” shall mean the extensions of credit made hereunder by Lenders holding a Revolving Commitment.
“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.
“S&P” shall mean Standard & Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale and Leaseback Transaction” shall mean any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.
“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Secured Obligations” shall mean, collectively, (i) the Obligations, (ii) all Rate Management Obligations owing in connection with Rate Management Transactions to any Lender or any affiliate of any Lender, (iii) all Banking Services Obligations owing to any Lender or any affiliate of any Lender and (iv) the Prudential Note Obligations; provided, that “Secured Obligations” shall not include any Excluded Swap Obligations.
“Secured Parties” shall mean the Holders of Obligations and the Holders of Prudential Note Obligations, if any.
“Single Employer Plan” shall mean a Plan maintained by the Borrower or any member of the Controlled Group.
“Subordinated Indebtedness” of a Person shall mean any Indebtedness (other than Indebtedness arising from intercompany loans and advances) of such Person the payment of which is subordinated to payment of the Secured Obligations.

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“Subordinated Indebtedness Documents” shall mean any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.
“Subsidiary” of a Person shall mean (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.
“Subsidiary Redesignation” shall have the meaning assigned thereto in the definition of “Unrestricted Subsidiary” below.
“Substantial Portion” shall mean, with respect to the Property of the Borrower and its Restricted Subsidiaries, Property which represents more than 5% of Consolidated Tangible Assets or Property which is responsible for more than 5% of the consolidated net revenues of the Borrower and its Restricted Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Restricted Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).
“Supermajority Lenders” shall mean Lenders in the aggregate having at least 66 2/3% of the sum of the Aggregate Revolving Commitment (or, if all of the Revolving Commitments are terminated pursuant to the terms of this Agreement, the Aggregate Revolving Credit Exposure at such time).
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount equal to $10,000,000.
“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.
“Swingline Lender” shall mean SunTrust Bank.
“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

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“Swingline Note” shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, in substantially the form of Exhibit D, and any promissory note issued in replacement or substitution thereof.
“Syndication Agent” shall mean Bank of America, N.A. It is understood and agreed that if Bank of America, N.A. ceases to be a Lender hereunder, then all consent or approval rights of the Syndication Agent set forth in this Agreement shall no longer be required.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Facility” shall mean the Term Loans made under the Existing Credit Agreement and shall include the extension of credit made by any Increasing Lender in respect of its Additional Term Loan A-3 Commitment.
“Term Loan” shall mean (i) individually, Term Loan A, Term Loan A-1, Term Loan A-2 or Term Loan A-3, as applicable and (ii) collectively, Term Loan A, Term Loan A-1, Term Loan A-2 and Term Loan A-3, and shall include Extended Term Loans, as the context may require.
“Term Loan A” shall mean the Term Loan made by each of Amalgamated Bank and Israel Discount Bank of New York on the 2012 Prior Closing Date.
“Term Loan A Maturity Date” shall mean the earlier of (i) November 3, 2017 or (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Term Loans, the maturity date shall be as set forth in the Extension Offer with respect thereto.
“Term Loan A-1” shall mean the Term Loan made by Deutsche Bank AG, New York Branch on the 2012 Prior Closing Date and the 2014 Prior Closing Date.
“Term Loan A-1 Maturity Date” shall mean the earlier of (i) February 25, 2017 or (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Term Loans, the maturity date shall be as set forth in the Extension Offer with respect thereto.
“Term Loan A-2” shall mean the Term Loan made by certain Non-Extending Lenders on the 2012 Prior Closing Date, the maturity date of which was extended on the 2014 Prior Closing Date.
“Term Loan A-2 Maturity Date” shall mean the earlier of (i) February 25, 2019 or (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise); provided, that,

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with respect to any Extended Term Loans, the maturity date shall be as set forth in the Extension Offer with respect thereto.
“Term Loan A-3” shall mean either (i) a Term Loan A-2 that has been converted pursuant to Section 2.5(b) or (ii) an additional Term Loan A-3 made by an Increasing Lender on the Closing Date pursuant to Section 2.5(c).
“Term Loan A-3 Maturity Date” shall mean the earlier of (i) December 20, 2021 or (ii) the date on which the principal amount of all outstanding Term Loans have been declared or automatically have become due and payable (whether by acceleration or otherwise); provided, that, with respect to any Extended Term Loans, the maturity date shall be as set forth in the Extension Offer with respect thereto.
“Term Notes” shall mean, collectively, each Term Note A, Term Note A-1, Term Note A-2 and Term Note A-3.
“Term Note A” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s outstanding Term Loan A as of the 2012 Prior Closing Date, in substantially the form of Exhibit E-1, and any promissory note issued in replacement or substitution thereof.
“Term Note A-1” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s outstanding Term Loan A‑1 as of the 2014 Prior Closing Date, in substantially the form of Exhibit E-2, and any promissory note issued in replacement or substitution thereof.
“Term Note A-2” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s outstanding Term Loan A‑2 as of the 2014 Prior Closing Date, in substantially the form of Exhibit E-3, and any promissory note issued in replacement or substitution thereof.
“Term Note A-3” shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender’s outstanding Term Loan A‑3 as of the Closing Date, in substantially the form of Exhibit E-4, and any promissory note issued in replacement or substitution thereof.
“Trigger Quarter” has the meaning specified in Section 6.2.
“Type”, when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.20(g)(ii)(B)(iii).

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“Unfunded Liabilities” shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan’s assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using actuarial assumptions for funding purposes as set forth in such report.
“Unrestricted Subsidiary” shall mean (a) any Subsidiary designated by the Borrower as an “Unrestricted Subsidiary” hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary if each of the following conditions are satisfied: (i) immediately before and after giving effect to such designation, (x) no Default or Event of Default shall have occurred and be continuing or shall exist and (y) the Borrower shall be in pro forma compliance with each of the covenants set forth in ARTICLE VI as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or (b), as applicable, together with the consolidating financial statements relating thereto required under Section 5.1(d) (after giving effect to such designation of such Subsidiary as an Unrestricted Subsidiary), (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after giving effect to such designation, it (or any of its Subsidiaries) (x) would be a “Restricted Subsidiary” for the purpose of the Prudential Senior Secured Note Agreement, any Incremental Facility or any other Material Indebtedness of the Borrower or a Restricted Subsidiary pursuant to which a Subsidiary may be designated an “Unrestricted Subsidiary” or (y) would be a co-borrower or guarantor (or provide security or any other form of credit enhancement) for the purpose of the Prudential Senior Secured Note Agreement, any Incremental Facility or any other Material Indebtedness of the Borrower or a Restricted Subsidiary, (iii) the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the greater of (I) the portion (proportionate to the Borrowers’ direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary (and any Subsidiaries thereof) and (II) the Fair Market Value of the Borrower’s direct or indirect equity interest in such Subsidiary, in each case, at the time that such Subsidiary is designated an Unrestricted Subsidiary and the Borrower shall be permitted to make such Investment under Section 7.4(i), (iv) neither the Borrower nor any Restricted Subsidiary shall at any time be directly, indirectly or contingently liable for any Indebtedness or other liability of any Unrestricted Subsidiary, except to the extent the same would constitute a permitted Investment under Section 7.4(i), (v) any Subsidiary to be so designated does not (directly, or indirectly through its own Subsidiaries or otherwise) own any capital stock of, or own or hold any Lien on any property of, the Borrower or any Restricted Subsidiary, (vi) [reserved] and (vii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with each of the requirements of the preceding clauses (i) through (v) and (b) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (A) immediately before and after such Subsidiary Redesignation, no Default or Event of Default shall have occurred and be continuing or shall exist, (B) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of such designation of any Indebtedness or Liens of such Subsidiary existing at such time, (C) the Borrower shall be in pro forma compliance with each of the covenants set forth in ARTICLE VI as of the last day of the most recently ended

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fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or (b), as applicable, together with the consolidating financial statements relating thereto required under Section 5.1(d) (after giving effect to such Subsidiary Redesignation), (D) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (E) such Subsidiary Redesignation shall constitute a return on any Investment by the Borrower in Unrestricted Subsidiaries that are subject to such Subsidiary Redesignation in an amount equal to the greater of (i) the portion (proportionate to the Borrowers’ direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary (and any Subsidiaries thereof) and (ii) the Fair Market Value of the Borrowers’ direct or indirect equity interest in such Subsidiary, in each case, at the date of such Subsidiary Redesignation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary), (F) the Borrower shall cause the Subsidiary that is the subject of such Subsidiary Redesignation to comply with, to the extent applicable, Section 5.10 and Section 5.11 and (G) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of the preceding clauses (A) through (E); provided, further, that no Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to a Subsidiary Redesignation may again be designated as an Unrestricted Subsidiary. For the avoidance of doubt, the results of operations, cash flows, assets and indebtedness or other liabilities of Unrestricted Subsidiaries will not be taken into account or consolidated with the accounts of any Loan Party or Restricted Subsidiary for any purpose under this Agreement (other than for the financial statements required to be delivered pursuant to Sections 5.1(a) and (b)) or the other Loan Documents, including for the purposes of determining any financial calculation contained in this Agreement.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly‑Owned Subsidiary” shall mean (i) any Restricted Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Borrower or one or more wholly‑owned Restricted Subsidiaries of the Borrower, or by the Borrower and one or more wholly‑owned Restricted Subsidiaries of the Borrower, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled by a Person referred to in clause (i) above.
“Withholding Agent” shall mean the Borrower and the Administrative Agent.
Section 1.2.    Classifications of Loans and Borrowings.

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For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a “Revolving Loan”, “Term Loan A”, “Term Loan A-1”, “Term Loan A-2” or a “Term Loan A-3”) or by Type (e.g. a “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “Revolving Eurodollar Borrowing”).
Section 1.3.    Accounting Terms and Determination.
If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any of its Restricted Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at the Borrower’s request or the Administrative Agent’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Restricted Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. Notwithstanding anything to the contrary contained in this Section or the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases that would constitute Capital Leases on the Closing Date (assuming for purposes hereof that they were in existence on the Closing Date) shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (provided that together with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change, the Borrower shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change). In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by the Borrower pursuant to Section 5.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Restricted Subsidiaries at “fair value”, as defined therein.
Section 1.4.    Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the

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corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (including, without limitation, a debtor in possession on its behalf), (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement; (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. To the extent that any of the representations and warranties contained in ARTICLE IV under this Agreement is qualified by “Material Adverse Effect”, then the qualifier “in all material respects” contained in Section 3.2(b) and the qualifier “in any material respect” contained in Section 8.1(b) shall not apply. Unless otherwise indicated, all references to time are references to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts shall mean Dollars. In determining whether any individual event, act, condition or occurrence of the foregoing types could reasonably be expected to result in a Material Adverse Effect, notwithstanding that a particular event, act, condition or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event, act, condition or occurrence and all other such events, acts, conditions or occurrences of the foregoing types which have occurred could reasonably be expected to result in a Material Adverse Effect.
ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENTS
Section 2.1.    General Description of Facilities.
(a)    Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (ii) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.22, (iii) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, (iv) each Lender with a Revolving Commitment agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding

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Revolving Loans, Swingline Loans and outstanding LC Exposure exceed at any time the Aggregate Revolving Commitment from time to time in effect; and (v) each Increasing Lender with an Additional Term Loan A-3 Commitment severally agrees to make an additional Term Loan A-3 to the Borrower in a principal amount equal to such Lender’s Additional Term Loan A-3 Commitment on the Closing Date.
(b)    The parties hereto agree that each Term Loan A-3 made by an Increasing Lender on the Closing Date pursuant to its Additional Term Loan A-3 Commitment and that the Revolving Commitment of the New Lender and each Increasing Lender will be Incremental Term Loans and Incremental Revolving Commitments, as applicable, made pursuant to Section 2.24 (and solely for the purposes of incurring such Term Loan A-3 made by the Increasing Lenders and effecting the Revolving Commitment made by the New Lender and the Increasing Lenders, in each case, on the Closing Date, the Administrative Agent and Lenders hereby waive the notice requirements set forth in Section 2.24.) The parties hereto agree that the amount of the Incremental Term Loans and Incremental Revolving Commitments contemplated by this Section 2.1(b) shall not reduce the amount of Incremental Facilities available pursuant to Section 2.24 on and after the Closing Date.
Section 2.2.    Revolving Loans.
(a)    Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment severally (and not jointly) agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base, in each case, then in effect. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided, that the Borrower may not borrow or reborrow should there exist a Default or Event of Default. On the Closing Date, each of the Extending Lenders with a Revolving Commitment immediately prior to the Closing Date agrees to extend the termination date of its Revolving Commitment through and including the Revolving Commitment Termination Date. The Lenders acknowledge that the Revolving Commitment of the Non-Extending Lenders will not be extended and will terminate on the (i) 2017 Revolving Commitment Termination Date (with respect to the Revolving Commitment of any 2017 Revolving Lender) or the 2019 Revolving Commitment Termination Date (with respect to the Revolving Commitment of any 2019 Revolving Lender).
(b)    The Borrower, the Extending Lenders and the New Lender each acknowledge and agree that as of the Closing Date and after giving effect to the new Revolving Commitment of the New Lender and the increased Revolving Commitment of each Increasing Lender, the aggregate Revolving Commitment as of the Closing Date is $781,726,729.80 and the amount of each such Lender’s Revolving Commitment is as set forth on Schedule III.
Section 2.3.    Procedure for Revolving Borrowings.

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The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of Exhibit 2.3 (a “Notice of Revolving Borrowing”) (x) prior to 2:00 p.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 2:00 p.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $250,000 or a larger multiple of $50,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $250,000 or a larger multiple of $50,000; provided, that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed 20. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing. The Borrower agrees that it will not request any Revolving Borrowing to be funded or made available to the Borrower on any Existing Revolving Commitment Termination Date.
Section 2.4.    Swingline Commitment.
(a)    Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between (x) the lesser of (1) the Aggregate Revolving Commitment and (2) the Borrowing Base in effect at such time minus (y) the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.
(b)    The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit 2.4 attached hereto (“Notice of Swingline Borrowing”) prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Base Rate plus the Applicable Margin. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately

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available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan.
(c)    The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), and shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf) on the fifth (5th) Business Day following each Swingline Borrowing give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.7, which will be used solely for the repayment of such Swingline Loan.
(d)    If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.
(e)    Each Lender’s obligation to make a Base Rate Loan pursuant to Section 2.4(c) or to purchase the participating interests pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.4, until such amount has been purchased in full.

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(f)    The Borrower agrees that it will not request any Swingline Borrowing to be funded or made available to the Borrower on any Existing Revolving Commitment Termination Date. Further, to the extent any Swingline Loans are outstanding on any Existing Revolving Commitment Termination Date, all such Swingline Loans shall be repaid in full on such date.
(g)    If the Revolving Commitment Termination Date shall have occurred in respect of any tranche of Revolving Commitments at a time when another tranche of Revolving Commitments is in effect with a longer Revolving Commitment Termination Date as a result of an Extension, then on the earlier occurring Revolving Commitment Termination Date all then outstanding Swingline Loans shall be repaid in full on such date.
Section 2.5.    Term Loans; Additional Term Loan A-3 Commitments.
(a)    The parties hereto acknowledge that certain Lenders severally agreed to make on either the 2012 Prior Closing Date or the 2014 Prior Closing Date, as applicable, a single term loan to the Borrower in a principal amount equal to the “Term Loan Commitment” (as defined in the Existing Credit Agreement) of such Lender in existence on such date.
(b)    On the Closing Date, each of the Extending Lenders holding a Term Loan immediately prior to the Closing Date agrees that such Term Loan will be converted into a Term Loan A-3 of like outstanding principal amount and agrees to extend the maturity date for such Term Loan to the Term Loan A-3 Maturity Date. For purposes of this Agreement and the other Loan Documents, the Borrower and the Lenders acknowledge the making of the Term Loans on the 2012 Prior Closing Date and the 2014 Prior Closing Date and agree that, on and after the Closing Date, the Term Loan of each Extending Lender shall continue to be outstanding as a Term Loan A-3 and such Term Loan A-3 shall be a separate Class of Term Loans.
(c)    Subject to the terms and conditions set forth herein, each Increasing Lender agrees to make on the Closing Date an additional Term Loan A-3 to the Borrower in a principal amount equal to the Additional Term Loan A-3 Commitment of such Increasing Lender. Effective on the Closing Date, without constituting a novation, each Term Loan of an Extending Lender outstanding immediately prior to the Closing Date, together with the additional Term Loan A-3 made by any Increasing Lender pursuant to the Additional Term Loan A-3 Commitment of such Increasing Lender on the Closing Date, shall constitute the “Term Loan A-3”, a single, undivided term loan outstanding under, and for all purposes of, the Credit Agreement and the other Loan Documents.
(d)    The Term Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof. Once repaid, Term Loans may not be reborrowed.
(e)    The Borrower, the Extending Lenders and the Increasing Lenders each acknowledge and agree that as of the Closing Date and after giving effect to the conversion of the Term Loans of all Extending Lenders into a Term Loan A-3 pursuant to Section 2.5(b) and the making of an additional Term Loan A-3 by each of the Increasing Lenders on the Closing Date pursuant to Section 2.5(c), the aggregate outstanding principal balance of Term Loan A-3 is $88,250,231.44 and the principal amount of each such Lender’s Term Loan A-3 is as set forth on

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Schedule II. The Borrower acknowledges and agrees that as of the Closing Date and after giving effect to the conversion of the Term Loans of all Extending Lenders into a Term Loan A-3 pursuant to Section 2.5(b) (i) the aggregate outstanding amount of the Term Loan A is $4,921,874.97, (ii) the aggregate outstanding amount of the Term Loan A-1 is $50,625,000.00, (iii) the aggregate outstanding amount of the Term Loan A-2 is $22,601,491.07 and (iv) the principal amount of each Non-Extending Lender’s Term Loan A, Term Loan A-1, Term Loan A-2, as applicable, is as set forth on Schedule II.
Section 2.6.    Funding of Borrowings.
(a)    Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.
(b)    Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
(c)    All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
Section 2.7.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period

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as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.7. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall NOT apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section 2.7, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) that is to be converted or continued, as the case may be, (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.
(c)    If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/ Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.
(d)    Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
Section 2.8.    Optional Reduction and Termination of Commitments.
(a)    Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date; provided, that, the Borrower and the Lenders agree that (i) the Revolving Commitments of

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the 2017 Revolving Lenders shall terminate on the 2017 Revolving Commitment Termination Date and (ii) the Revolving Commitments of the 2019 Revolving Lenders shall terminate on the 2019 Revolving Commitment Termination Date. The Additional Term Loan A-3 Commitment of each Increasing Lender will terminate on the Closing Date upon the making of the additional Term Loan A-3 by such Increasing Lender pursuant to Section 2.5(c).
(b)    Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable; provided that any notice of prepayment delivered by the Borrower under this Section 2.8 may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8 shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment to an amount less than the Aggregate Revolving Credit Exposure. Any such reduction in the Aggregate Revolving Commitment below the principal amount of the Swingline Commitment or the LC Commitment shall result in a dollar-for-dollar reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment. Any reduction or termination of Revolving Commitments pursuant to this Section shall not be subject to reinstatement (other than increases pursuant to Section 2.24(a)). The Administrative Agent will promptly notify the Lenders upon receipt of any written request by the Borrower to reduce or terminate the Aggregate Revolving Commitments pursuant to this Section.
(c)    The Borrower may terminate the unused amount of the Revolving Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.23(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Bank or any Lender may have against such Defaulting Lender.
Section 2.9.    Repayment of Loans.
(a)    The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date; provided that the Borrower and the Lenders agree that (i) the outstanding principal amount of all Revolving Loans held by 2017 Revolving Lenders shall be due and payable (together with accrued and unpaid interest thereon), and shall be paid to such Lenders, on the 2017 Revolving Commitment Termination Date and (ii) the outstanding principal amount of all Revolving Loans

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held by 2019 Revolving Lenders shall be due and payable (together with accrued and unpaid interest thereon), and shall be paid to such Lenders, on the 2019 Revolving Commitment Termination Date.
(b)    The principal amount of each Swingline Borrowing shall be due and payable (together with accrued and unpaid interest thereon) on the earlier of (i) the fifth Business Day following each Swingline Borrowing and (ii) the Revolving Commitment Termination Date. Without limiting the foregoing, to the extent any Swingline Loans are outstanding on any Existing Revolving Commitment Termination Date, all such Swingline Loans shall be repaid in full on such date.
(c)    [Reserved].
(d)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of the Non-Extending Lenders holding the Term Loan A, on the last Business Day of each of March, June, September and December commencing on December 30, 2016, a principal amount equal to $6,249,999.97 multiplied by 2.5%, for each such quarterly installment; provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loan A shall be due and payable on the Term Loan A Maturity Date. Payments under this clause (d) shall be made to each Non-Extending Lender holding a Term Loan A based on such Non-Extending Lender’s Pro Rata Share thereof and all such payments shall be adjusted from time to time to account for optional and mandatory prepayments made hereunder.
(e)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of the Non-Extending Lenders holding the Term Loan A-1, on December 30, 2016, a principal amount equal to $1,125,000. In addition, the Borrower unconditionally promises to pay to the Administrative Agent, for the account of the Non-Extending Lenders holding the Term Loan A-1, the aggregate unpaid principal balance of the Term Loan A-1 on the Term Loan A-1 Maturity Date. Payments under this clause (e) shall be made to each Non-Extending Lender holding a Term Loan A-1 based on such Non-Extending Lender’s Pro Rata Share thereof and all such payments shall be adjusted from time to time to account for optional and mandatory prepayments made hereunder.
(f)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of the Non-Extending Lenders holding the Term Loan A-2, on the last Business Day of each of March, June, September and December commencing on December 30, 2016, a principal amount equal to $26,786,952.40 multiplied by (i) 1.875%, for the quarterly installment due December 31, 2016 and (ii) 2.5%, for the next eight (8) quarterly installments thereafter; provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loan A-2 shall be due and payable on the Term Loan A-2 Maturity Date. Payments under this clause (f) shall be made to each Non-Extending Lender holding a Term Loan A-2 based on such Non-Extending Lender’s Pro Rata Share thereof and all such payments shall be adjusted from time to time to account for optional and mandatory prepayments made hereunder.
(g)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of the Lenders holding the Term Loan A-3, on the last Business Day of each of March, June, September and December commencing on March 31, 2017, a principal amount equal

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to $88,250,231.44 multiplied by (i) 1.25%, for the first eight (8) such quarterly installments, (ii) 1.875%, for the next eight (8) quarterly installments thereafter and (iii) 2.5%, for the next four (4) quarterly installments thereafter; provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loan A-3 shall be due and payable on the Term Loan A-3 Maturity Date. Payments under this clause (g) shall be made to each Lender holding a Term Loan A-3 based on such Lender’s Pro Rata Share thereof and all such payments shall be adjusted from time to time to account for optional and mandatory prepayments made hereunder.
Section 2.10.    Evidence of Indebtedness.
(a)    Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment and Additional Term Loan A-3 Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, with respect to any Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.8, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.8, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(b)    At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note, a Term Note and/or a Swingline Note, payable to the order of such Lender.
Section 2.11.    Optional Prepayments.
The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall

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be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.14(e); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing; provided, that, notwithstanding anything to the contrary herein, any prepayment of any Term Loan pursuant to this Section 2.11 shall be made on a pro rata basis to each of Term Loan A, Term Loan A-1, Term Loan A-2 and Term Loan A-3 (with the application of such prepayment to be, as to each of Term Loan A, Term Loan A-1, Term Loan A-2 and Term Loan A-3, to principal installments thereof in inverse order of maturity).
Notwithstanding anything to the contrary in this Agreement, any notice of prepayment delivered by the Borrower under this Section 2.11 may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
Section 2.12.    Mandatory Prepayments.
(a)    Within ten (10) Business Days after the consummation of any sale or other disposition of Property (including the sale or other disposition of Receivables) by the Borrower or any Restricted Subsidiary if the aggregate fair market value of the consideration received by the Borrower or its Restricted Subsidiaries for such sale or other disposition, together with the aggregate fair market value of the consideration received by the Borrower or its Restricted Subsidiaries for all other such sales or other dispositions consummated during the period of twelve consecutive months immediately preceding the consummation of such sale or other disposition, exceeds $25,000,000, the Borrower shall deliver an Officer’s Certificate to the Administrative Agent and the Lenders (notifying the Administrative Agent and the Lenders thereof and certifying the amount of Net Cash Proceeds received from such sales or other dispositions during such period). Unless within five (5) Business Days after receipt of such Officer’s Certificate the Administrative Agent, on behalf of the Required Lenders, shall have notified the Borrower of the Required Lenders’ election to forego prepayment, then on the date that is seven (7) Business Days after the date on which the Borrower shall have delivered such Officer’s Certificate to the Administrative Agent and the Lenders the Borrower shall make a prepayment of the Loans in an amount equal to the Ratable Share of the amount of Net Cash Proceeds certified in such Officer’s Certificate (or such lesser principal amount as shall then be outstanding), at 100% of the principal amount so prepaid. Notwithstanding the foregoing, (i) up to 100% of the Net Cash Proceeds of such sales or other dispositions with respect to which the Borrower shall have given the Administrative Agent written notice (set forth in the applicable Officer’s Certificate delivered pursuant to the first sentence of this clause (a)) of its intention to repair or replace the Property subject to any such sale or other disposition or invest such Net Cash Proceeds in the purchase of Property (other than securities, unless those securities represent equity interests in an entity that becomes a Guarantor or an Unrestricted Subsidiary permitted hereunder (and provided that if such Guarantor or Unrestricted Subsidiary is a newly

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formed Person, such Person shall promptly use the portion of the Net Cash Proceeds received by it for the sale of its equity interests in order to purchase Property to be used by it in its business)) to be used by one or more of the Borrower or the Guarantors in their businesses (such repair, replacement or investment referred to as a “Reinvestment”) within six (6) months following such sale or other disposition, shall not be subject to the provisions of the first two sentences of this clause (a) unless and to the extent that such applicable period shall have expired without such repair, replacement or investment having been made, and (ii) only the Net Cash Proceeds from sales or other dispositions of Property (including the sale or other disposition of Receivables) with a fair market value of the consideration received therefor in excess of $25,000,000 (above and beyond the fair market value of the consideration of the dispositions of the Property with respect to which the Net Cash Proceeds shall have been subject to Reinvestment) shall be subject to the provisions of the first two sentences of this clause (a).
(b)    Any prepayments made by the Borrower pursuant to Section 2.12(a) above shall be applied by the Administrative Agent as follows: first to repay Term Loans on a pro rata basis as to each of Term Loan A, Term Loan A-1, Term Loan A-2 and Term Loan A-3 and, unless otherwise provided in the Incremental Facility Amendment applicable to the related Incremental Term Loan, each Incremental Term Loan (with the application of such prepayment to be, as to each of Term Loan A, Term Loan A-1, Term Loan A-2 and Term Loan A-3, and Incremental Term Loan, to the remaining scheduled principal installments owing in respect of each such Term Loan under Section 2.9(d), (e), (f) and (g), respectively (or, in the case of Incremental Term Loans, as set forth in the Incremental Facility Amendment applicable to the related Incremental Term Loan), on a pro rata basis (including the final installment due and payable on each such Term Loan)), second, to repay outstanding Swingline Loans and third, to repay outstanding Revolving Loans. All prepayments in respect of Revolving Loans required under this clause (b) shall be accompanied by a concurrent, automatic, irrevocable reduction and partial termination of the Revolving Commitments in an amount equal to such required prepayment, with such reduction and partial termination allocated ratably among the Lenders in proportion to their respective Pro Rata Share.
(c)    If at any time the Revolving Credit Exposure of all Revolving Lenders exceeds the Aggregate Revolving Commitment then in effect, the Borrower shall immediately repay Swingline Loans and Revolving Loans in an amount equal to such excess (with Swingline Loans being repaid first to the full extent thereof and next to Revolving Loans to the full extent thereof), in each case, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.20. Each prepayment of Revolving Loans shall be applied first to the Revolving Base Rate Loans to the full extent thereof, and next to Revolving Eurodollar Loans to the full extent thereof. If such excess is greater than the outstanding principal amount of the Swingline Loans and Revolving Loans (such greater amount, the “Remaining Excess Amount”), the Borrower shall Cash Collateralize its Reimbursement Obligations by depositing Cash Collateral in an amount equal to the Remaining Excess Amount plus any accrued and unpaid fees thereon into a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “LC Collateral Account”) at the Payment Office, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which the Borrower shall have no interest other than as set forth in Section 8.2. The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the

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Issuing Bank, a Lien in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the LC Collateral Account in certificates of deposit of SunTrust Bank having a maturity not exceeding thirty (30) days. The LC Collateral Account shall be administered in accordance with Section 2.22(g) hereof. If, after the date that the Borrower Cash Collateralizes its Reimbursement Obligations pursuant to this clause (c), (x) the Revolving Credit Exposure of all Lenders is less than Aggregate Revolving Commitment, for a period of at least ten (10) consecutive Business Days, and (y) no Default or Event of Default then exists, the funds in the LC Collateral Account shall be released by the Administrative Agent to the Borrower.
(d)    If at any time the Revolving Credit Exposure of all Revolving Lenders plus the aggregate principal amount in respect of the Term Loans then outstanding exceeds the Borrowing Base (without giving effect to clause (ii)(y) thereof) then in effect, the Borrower shall immediately repay the Loans (and, to the extent applicable, Cash Collateralize its Reimbursement Obligations) in an amount equal to such excess (or, if such excess exceeds $10,000,000, the Ratable Share of such excess), together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.20. Each prepayment made under this clause (d) within a Class of Loans shall be applied first to the Base Rate Loans of such Class to the full extent thereof, and next to Eurodollar Loans of such Class to the full extent thereof. Each prepayment required to be made under this clause (d) shall be applied ratably between the Revolving Facility (based on the Revolving Credit Exposure at such time) and the Term Loans then outstanding. In the case of prepayments and Cash Collateralization required under this clause (d) in respect of the Revolving Facility, such payments shall be applied by the Administrative Agent first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Loans and third, with respect to any Letters of Credit then outstanding, to Cash Collateralize the Borrower’s Reimbursement Obligations by depositing Cash Collateral in an LC Collateral Account in the manner and for the purposes described in clause (c) above. Prepayments required under this clause (d) in respect of the Term Loans shall be applied by the Administrative Agent to repay Term Loans on a pro rata basis as to each of Term Loan A, Term Loan A-1, Term Loan A-2 and Term Loan A-3 and, unless otherwise provided in the Incremental Facility Amendment applicable to the related Incremental Term Loan, each Incremental Term Loan (with the application of such prepayment to be, as to each of Term Loan A, Term Loan A-1, Term Loan A-2 and Term Loan A-3 and Incremental Term Loan, to the remaining scheduled principal installments owing in respect of each such Term Loan under Section 2.9(d), (e), (f) and (g), respectively (or, in the case of Incremental Term Loans, as set forth in the Incremental Facility Amendment applicable to the related Incremental Term Loan), on a pro rata basis (including the final installment due and payable on each such Term Loan)). Any prepayment in respect of Revolving Loans required under this clause (d) shall not be required to be accompanied by, and shall not otherwise result in, a concurrent reduction or partial termination of the Revolving Commitments in the amount of such required prepayment.
Section 2.13.    Interest on Loans.
(a)    The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable

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Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time.
(b)    The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.
(c)    Notwithstanding clauses (a) and (b) above, if an Event of Default has occurred and is continuing, at the option of the Required Lenders, and after acceleration (in which case, such increase shall be automatic), the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate per annum equal to 2.0% above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 2.0% above the otherwise applicable interest rate for Base Rate Loans.
(d)    Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on (i) the last day of each March, June, September and December, (ii) the 2017 Revolving Commitment Termination Date (but only in the case of Revolving Loans held by the 2017 Revolving Lenders), (iii) the 2019 Revolving Commitment Termination Date (but only in the case of Revolving Loans held by the 2019 Revolving Lenders), (iv) the Revolving Commitment Termination Date, (v) the Term Loan A Maturity Date (but only in the case of Non-Extending Lenders holding an outstanding Term Loan A), (vi) the Term Loan A-1 Maturity Date (but only in the case of Non-Extending Lenders holding an outstanding Term Loan A-1), (vii) the Term Loan A-2 Maturity Date (but only in the case of Non-Extending Lenders holding an outstanding Term Loan A-2) or (viii) the Term Loan A-3 Maturity Date, as the case may be. Interest on all outstanding Eurodollar Loans shall be payable on (i) the last day of each Interest Period applicable thereto, (ii) in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, (iii) the 2017 Revolving Commitment Termination Date (but only in the case of Revolving Loans held by the 2017 Revolving Lenders), (iv) the 2019 Revolving Commitment Termination Date (but only in the case of Revolving Loans held by the 2019 Revolving Lenders), (v) the Revolving Commitment Termination Date, (vi) the Term Loan A Maturity Date (but only in the case of Non-Extending Lenders holding an outstanding Term Loan A), (vii) the Term Loan A-1 Maturity Date (but only in the case of Non-Extending Lenders holding an outstanding Term Loan A-1), (viii) the Term Loan A-2 Maturity Date (but only in the case of Non-Extending Lenders holding an outstanding Term Loan A-2) or (ix) the Term Loan A-3 Maturity Date, as the case may be. Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the fifth Business Day following such Swingline Borrowing, on each Existing Revolving Commitment Termination Date and on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

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(e)    The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
Section 2.14.    Fees.
(a)    The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.
(b)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender with a Revolving Commitment a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I-A) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.
(c)    The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender with a Revolving Commitment, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by an additional 2% per annum.
(d)    The Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, the upfront fee previously agreed upon by the Borrower and the Administrative Agent (or an affiliate of the Administrative Agent), if any, which shall be due and payable on the Closing Date.
(e)    Accrued fees under paragraphs (b) and (c) above shall be payable (i) in the case of such fees accrued prior to the Closing Date under the Existing Credit Agreement, on the Closing Date and (ii) in the case of such fees accrued on and after the Closing Date, quarterly in arrears on (A) the last day of each March, June, September and December, commencing on December 31, 2016, (B) the 2017 Revolving Commitment Termination Date (but only in the case

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of Revolving Loans held by the 2017 Revolving Lenders), (C) the 2019 Revolving Commitment Termination Date (but only in the case of Revolving Loans held by the 2019 Revolving Lenders) and (D) the Revolving Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided, that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
Section 2.15.    Computation of Interest and Fees.
Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
Section 2.16.    Inability to Determine Interest Rates.
If prior to the commencement of any Interest Period for any Eurodollar Borrowing,
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.
Section 2.17.    Illegality.

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If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.
Section 2.18.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or on the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or any participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Bank or other Recipient, the Borrower will pay to such Lender, the Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

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(b)    If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or the Issuing Bank pursuant to this Section 2.18 for any increased cost or reduction in respect of a period occurring more than six (6) months prior to the date that such Lender or the Issuing Bank notifies the Borrower of such intention to claim compensation therefor unless the circumstances giving rise to such increased cost or reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender or the Issuing Bank requests compensation within six (6) months from the date such circumstances became applicable.
Section 2.19.    Funding Indemnity.
In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if

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such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.19 submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
Section 2.20.     Taxes.
(a)    For purposes of this Section, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.
(b)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to

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the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes

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a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to

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comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(h)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Section 2.21.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, Section 2.19 or Section 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding

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Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.18, Section 2.19 and Section 2.20 and Section 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to the fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, (ii) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties, and (iv) fourth, towards payment of all other Obligations then due, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(d)    The Administrative Agent will promptly distribute amounts due hereunder to the Lenders from the Borrower only after such amounts have been paid by the Borrower to, and receipt thereof has been confirmed by, the Administrative Agent.
Section 2.22.    Letters of Credit.
(a)    During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(e), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $100,000; (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base, in each case, then in effect; and (iv) the Borrower shall not request, and the Issuing Bank shall have no obligation to issue, any Letter of Credit the proceeds of which would be made available to any Person (I) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or (II) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit (i) on the Closing Date with respect to all Existing Letters of Credit and (ii) on the date of issuance with respect to all other Letters of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation. To the extent that any Letters of Credit are outstanding on any Existing Revolving Commitment Termination Date, (x) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.22) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments of the Extending Lenders up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments of such Extending Lenders at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (y) to the extent not reallocated pursuant to immediately preceding clause (x), the Borrower shall Cash Collateralize any such Letter of Credit in a manner satisfactory to the Administrative Agent and the Issuing Bank but only up to the amount of such Letter of Credit not so reallocated.
(b)    To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date

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of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in ARTICLE III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
(c)    At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit (1) directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 3.2 or that one or more conditions specified in ARTICLE III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.
(d)    The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.7. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

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(e)    If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.
(f)    To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraphs (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.14(d).
(g)    If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its Reimbursement Obligations be Cash Collateralized pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon; provided, that such obligation to Cash Collateralize the Reimbursement Obligations shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Borrower agrees to execute any documents and/or certificates to effectuate the intent

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of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the Reimbursement Obligations for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize the Reimbursement Obligations as a result of the occurrence of an Event of Default, such Cash Collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(h)    Promptly following the end of each calendar quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such calendar quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.
(i)    The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)    Any lack of validity or enforceability of any Letter of Credit or this Agreement;
(ii)    The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)    Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)    Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;
(v)    Waiver by the Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of the Borrower or any waiver by the Issuing Bank which does not in fact materially prejudice the Borrower;

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(vi)    Honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vii)    Any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by (x) the Uniform Commercial Code as in effect in the State of New York or (y) the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), as applicable;
(viii)    Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; or
(ix)    The existence of a Default or an Event of Default.
Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(j)    Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform

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Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.
Section 2.23.    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders;
(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.28; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.28; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued

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at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded LC Exposure and Swingline Exposure are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.23(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(iii)    (A)    No Defaulting Lender shall be entitled to receive any fee described in Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive a fee described in Section 2.14(c)(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolver Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.28.

(C)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure or Swingline Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    All or any part of such Defaulting Lender’s LC Exposure and Swingline Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolver Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.18, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting

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Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    If the reallocation described in clause (iv) immediately above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.28.
(b)    If the Borrower, the Administrative Agent, the each Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and the LC Exposure and Swingline Exposure to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.23(a)(ii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 2.24.    Incremental Credit Extensions.
(a)    From time to time on or after the Closing Date, subject to the terms and conditions set forth herein, the Borrower may, upon ten (10) Business Days’ prior written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of term loans (the “Incremental Term Loans”) or one or more increases in the Revolving Commitments (the “Incremental Revolving Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”), provided that at the time of the effectiveness of each Incremental Facility Amendment (i) no Default or Event of Default has occurred and is continuing or shall result therefrom, (ii) the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with each of the covenants set forth in ARTICLE VI as of the last day of the most recently ended fiscal quarter of the Borrower after giving effect to such Incremental Revolving Commitments (assuming for such purpose that such Incremental Revolving Commitments are fully drawn at such time) or Incremental Term Loans, as applicable, (iii) each of the conditions set forth in Section 3.2 shall have been satisfied and (iv) the Administrative

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Agent shall have received from the Borrower such legal opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request. Notwithstanding anything to the contrary herein, the aggregate principal amount of all Incremental Facilities on and after the Closing Date shall not exceed the sum of $250,000,000. Each Incremental Facility shall be in an integral multiple of $5,000,000 and be in an aggregate principal amount that is not less than $10,000,000 in case of Incremental Term Loans or $10,000,000 in case of Incremental Revolving Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above or if the Administrative Agent agrees in writing to a lesser minimum amount. Each Incremental Facility shall rank pari passu in right of payment, and shall have the same guarantees as, and be secured by the same Collateral securing, all of the other Obligations hereunder.
(b)    Any Incremental Term Loans (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term Loan A-3 and (ii) other than amortization, pricing or maturity date, shall have the same terms as Term Loan A-3 or such other terms as are reasonably satisfactory to the Administrative Agent; provided that (A) any Incremental Term Loan shall not have a final maturity date earlier than the then Latest Maturity Date and (B) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-remaining Term Loan A-3.
(c)    Any Incremental Revolving Commitment shall be on the same terms and conditions as, and pursuant to the same documentation as applicable to, the Revolving Commitments; provided that the maturity date of such Incremental Revolving Commitment shall be no earlier than the Revolving Commitment Termination Date. From and after the making of an Incremental Term Loan or the addition of any Incremental Revolving Commitments pursuant to this Section, such Incremental Term Loan and such revolving loan funded pursuant to an Incremental Revolving Commitment shall be deemed a “Loan”, “Term Loan” and/or “Revolving Loan”, as applicable, hereunder for all purposes hereof, and, except as set forth in clause (b) immediately above with respect to Incremental Term Loans, shall be subject to the same terms and conditions as each other Term Loan or Revolving Loan made pursuant to this Agreement.
(d)    Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Commitments. Each Lender shall have the right for a period of ten (10) days following receipt of such notice, to elect by written notice to the Borrower and the Administrative Agent to provide the requested Incremental Facility by a principal amount equal to its Pro Rata Share of such Incremental Facility. Any Lender who does not respond within such 10 day period shall be deemed to have elected not to provide such Incremental Facility. If any Lender shall elect not to provide such Incremental Facility pursuant to this Section 2.24, the Borrower may designate any other bank or other financial institution (which may be, but need not be, one or more of the existing Lenders), which agrees to provide such Incremental Facility (any such other bank or other financial institution being called an “Additional Lender”) and in the case of any Additional Lender, agrees to become a party to this Agreement, provided that the Issuing Bank (in the case of an increase through an Incremental Revolving Commitment) and the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such

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Incremental Term Loans or providing such Incremental Revolving Commitment if such consent would be required under Section 10.4(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender. Any Additional Lender shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders and/or any existing Lender who has elected to provide any Incremental Term Loans or increase its Revolving Commitment with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section. Upon each increase in the Revolving Commitments pursuant to this Section, (a) each Lender holding a Revolving Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each a “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Lender holding a Revolving Commitment (including each such Incremental Revolving Lender) will equal its Pro Rata Share and (b) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such increase of the Revolving Commitments be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.19. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. This Section 2.24(d) shall supersede any provisions in Section 2.21(a) and Section 10.2 to the contrary.
Section 2.25.    Maturity Extensions.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date or Revolving Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and

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otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing or decreasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or after giving effect to such Extension, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Commitment of any Lender that agrees to an Extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments being extended (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (3) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans so extended, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower and the Extending Term Lenders and be set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which relevant Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (viii)

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all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition (as defined in clause (b) below) shall be satisfied unless waived by the Borrower and (x) at no time shall there be (A) Revolving Commitments hereunder which have more than three different maturity dates and (B) Term Loans hereunder which have more than four different maturity dates, unless, in either case, the Administrative Agent agrees to permit additional maturity dates. For the avoidance of doubt, no Lender shall be obligated or otherwise required to participate in any Extension without its express consent.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 or Section 2.12 and (ii) each Extension Offer is required to be in a minimum amount of $10,000,000; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Commitments, the consent of the Issuing Bank and Swingline Lender. All Extended Term Loans, Extended Revolving Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under the Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under the Loan Documents. Each of the parties hereto hereby agrees that the Administrative Agent and the Borrower may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section and any Extension (including any amendments necessary to treat the Loans and Commitments subject thereto as Extended Term Loans, Extended Revolving Loans and/or Extended Revolving Commitments and as a separate “Tranche” and “Class” hereunder of Loans and Commitments, as the case may be). In addition, if so provided in such amendment and with the consent of the Issuing Bank and the Swingline Lender, as applicable, participations in Letters of Credit and Swingline Loans expiring on or after the Revolving Commitment Termination Date in respect of Revolving Loans and Revolving Commitments shall be re-allocated from Lenders holding Revolving Commitments to Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment; provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests

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in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.
(e)    If the Revolving Commitment Termination Date in respect of any tranche of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if another tranche of Revolving Commitments in respect of which the Revolving Commitment Termination Date shall not have occurred is then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.22.) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in a manner satisfactory to the Administrative Agent and the Issuing Bank but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Revolving Commitment Termination Date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such Revolving Commitment Termination Date.
(f)    Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of this Section 2.25; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Pro Rata Share, in each case, without the written consent of such affected Lender.
Section 2.26.    Mitigation of Obligations.
If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section

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2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.
Section 2.27.    Replacement of Lenders.
If (a) any Lender requests compensation under Section 2.18, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (c) any Lender is a Defaulting Lender, or (d) in connection with any proposed amendment, waiver, or consent, the consent of all of the Lenders, or all of the Lenders directly affected thereby, is required pursuant to Section 10.2, and any such Lender refuses to consent to such amendment, waiver or consent as to which the Required Lenders have consented, then, in each case, the Borrower may, at its sole expense and effort (but without prejudice to any rights or remedies the Borrower may have against such Defaulting Lender), upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender but excluding any Defaulting Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) prior to, or contemporaneous with, the replacement of such Lender, such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments and (iv) in the case of clause (d) above, the assignee Lender shall have agreed to provide its consent to the requested amendment, waiver or consent.
Section 2.28.    Cash Collateral For Defaulting Lenders.
At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by or in respect of such Defaulting Lender) in an amount not less than 103% of the Fronting Exposure in respect of all Letters of Credit issued and outstanding at such time.
(a)    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligations in respect of LC Exposure, to be applied pursuant to clause (b) immediately below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing

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Bank as herein provided, or that the total amount of such Cash Collateral is less than 103% of the Fronting Exposure in respect of all Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by or in respect of the Defaulting Lender).

(b)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation in respect of its LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)    Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.23, the Borrower or other Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral to be so held was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
ARTICLE III

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
Section 3.1.    Conditions To Effectiveness.
The obligations of the Lenders (including the Swingline Lender) to make the initial Loans and the obligation of the Issuing Bank to issue any initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).
(a)    The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the 2012 Prior Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arrangers (including the Fee Letter).
(b)    The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Lenders:

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(i)    a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
(ii)    duly executed Notes payable to any Lender requesting a Note, if so requested;
(iii)    the Guaranty Agreement duly executed by each Subsidiary required to execute the Guaranty Agreement in connection with the Existing Credit Agreement or otherwise required pursuant to Section 5.10;
(iv)    the Pledge and Security Agreement duly executed by each of the Loan Parties and the Intellectual Property Security Agreements duly executed by the applicable Loan Parties having rights in intellectual property subject to such agreements;
(v)    an amendment to, or an amendment and restatement of, the Prudential Senior Secured Note Agreement duly executed by each party thereto;
(vi)    the Intercreditor Agreement;
(vii)    a certificate of the Secretary or Assistant Secretary of each Loan Party in the form of Exhibit 3.1(b)(vii), (a) attaching and certifying copies of (w) its bylaws, partnership agreement or limited liability company agreement, or comparable organizational documents, as applicable, and (x) resolutions of its board of directors, board of members or general partner, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (y) its articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents, as applicable, and (z) evidence of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign entity and (b) certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;
(viii)    a certificate of the Chief Financial Officer of the Borrower that, after giving effect to the Credit Extensions made on the 2012 Prior Closing Date, neither the Borrower nor its Subsidiaries will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated;
(ix)    a favorable written opinion of (x) Pillsbury Winthrop Shaw Pittman LLC, counsel to the Loan Parties, and (y) Polsinelli Shughart PC, special Kansas counsel to Midland Credit Management, Inc., each addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

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(x)    a certificate in the form of Exhibit 3.1(b)(x), dated the 2012 Prior Closing Date and signed by a Responsible Officer:
(a)    certifying that, after giving effect to the funding of any initial Loan or initial issuance of a Letter of Credit (x) no Default or Event of Default exists, (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct and (z) since the date of the financial statements of the Borrower described in Section 4.4, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;
(b)    certifying that no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries that (y) purports to enjoin or restrain any Lender from making a Credit Extension hereunder or (z) could reasonably be expected to have a Material Adverse Effect;
(c)    attaching certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any requirement of law, or by any contractual obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding this Agreement or any transaction being financed with the proceeds hereof shall be ongoing; and
(d)    attaching certified copies of all agreements, indentures or notes governing the terms of any Material Indebtedness and all other material agreements, documents and instruments to which any Loan Party or any of its assets are bound.
(xi)    a duly executed Notice of Borrowing;
(xii)    the results of a Lien search (including a search as to judgments, pending litigation, tax and intellectual property matters), in form and substance reasonably satisfactory to the Administrative Agent, made against the Loan Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Loan Party, indicating among other things that the assets of each such Loan Party are free and clear of any Lien (except for Permitted Liens);
(xiii)    evidence reasonably satisfactory to the Administrative Agent that at least sixty percent (60%) of all cash collections and other Receivables acquired by any Loan Party

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have, prior to the 2012 Prior Closing Date, been deposited in collection accounts maintained with one or more of the Lenders;
(xiv)     (a) copies of audited consolidated financial statements for the Borrower and its Subsidiaries for the three fiscal years most recently ended for which financial statements are available and interim unaudited financial statements for each quarterly period ended since the last audited financial statements for which financial statements are available and (b) projections prepared by management of the Borrower of balance sheets and income statements of the Borrower and its Subsidiaries, which will be quarterly for the first year after the 2012 Prior Closing Date, and balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries, annually thereafter for the term of this Agreement;
(xv)    a duly completed and executed Compliance Certificate of the Borrower including pro forma calculations establishing compliance with the financial covenants set forth in ARTICLE VI hereof as of the most recently completed fiscal quarter of the Borrower for which financial statements are available;
(xvi)    all information the Administrative Agent and each Lender may request with respect to the Borrower and its Subsidiaries in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and any other "know your customer" or similar laws or regulations; and
(xvii)    certificates of insurance issued on behalf of insurers of the Loan Parties, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties, naming the Collateral Agent as additional insured on liability policies and lender loss payee endorsements for property and casualty policies.
(c)    The Collateral Agent shall have received (i) the certificates, if any, evidencing the capital stock or other equity interests pledged pursuant to the Pledge and Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, subject to Section 5.12 and (ii) each instrument pledged to the Collateral Agent pursuant to the Pledge and Security Agreement endorsed in blank (or accompanied by an executed transfer form in blank reasonably satisfactory to the Collateral Agent) by the pledgor thereof.
(d)    Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Collateral Agent to be executed, filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been duly executed and delivered and/or be in proper form for filing, registration or recordation.

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Section 3.2.    Each Credit Event.
The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:
(a)    at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;
(b)    at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, extension or renewal of such Letter of Credit, in each case before and after giving effect thereto;
(c)    No order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making such Credit Extension;
(d)    If, after giving to effect to such Credit Extension and any repayment of Loans to be made on the date such Credit Extension is made, the Aggregate Revolving Credit Exposure will be increased above the amount of the Borrowing Base as shown on the then most recently delivered Borrowing Base Certificate, the Lenders and the Administrative Agent shall have received an updated Borrowing Base Certificate as of a later date demonstrating Borrowing Base availability to support such increased Aggregate Revolving Credit Exposure; and
(e)    the Borrower shall have delivered a Notice of Borrowing (if applicable).
Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c) and (d) of this Section 3.2.
Section 3.3.    Delivery of Documents.
All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this ARTICLE III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

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Section 4.1.    Existence and Standing.
Each of the Borrower and its Restricted Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company (a) duly and properly incorporated or organized, as the case may be, (b) validly existing and (c) (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in the case of this clause (c) where failure to be in good standing or to be so authorized could not reasonably be expected to have a Material Adverse Effect (it being understood and agreed, for purposes of this Section, that the failure of the Borrower or its Restricted Subsidiaries to be in good standing or to be authorized to conduct its business in any jurisdiction where such failure could have a material and adverse impact on the ability of such Person to enforce or otherwise collect in the Receivables of such Person in any such jurisdiction shall be deemed to have a Material Adverse Effect).
Section 4.2.    Authorization and Validity.
The Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.
Section 4.3.    No Conflict; Government Consent.
Neither the execution and delivery by the Borrower or its Restricted Subsidiaries, as applicable, of the Loan Documents to which such Person is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Restricted Subsidiaries or (ii) the Borrower's or any Restricted Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any material indenture, instrument or agreement to which the Borrower or any of its Restricted Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Restricted Subsidiary pursuant to the terms of, any such indenture, instrument or agreement, except, in the case of clause (i), for any such violation which could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its

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Restricted Subsidiaries, is required to be obtained by the Borrower or any of its Restricted Subsidiaries in connection with the execution and delivery of the Loan Documents by the Borrower and the other Loan Parties, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
Section 4.4.    Financial Statements; No Material Adverse Change.
The December 31, 2015 audited consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. Since December 31, 2015, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower, any Guarantor, or the Borrower and its Restricted Subsidiaries taken together, in each case which could reasonably be expected to have a Material Adverse Effect.
Section 4.5.    Litigation and Contingent Obligations.
There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than liabilities incident to any litigation, arbitration or proceeding which could not reasonably be expected to be in an aggregate amount in excess of $5,000,000, none of the Borrower or its Restricted Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 4.4.
Section 4.6.    Compliance with Laws.
The Borrower and its Restricted Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any failure to comply which could not reasonably be expected to have a Material Adverse Effect.
Section 4.7.    Investment Company Act.
Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 4.8.    Taxes.

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Except as disclosed on Schedule 4.8, the Borrower and its Restricted Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Restricted Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 7.2(b)). Except as disclosed on Schedule 4.8 and except as otherwise disclosed in writing to the Administrative Agent and the Lenders on or prior to the 2014 Prior Closing Date, as of the Closing Date, none of the United States income tax returns of the Borrower and its Restricted Subsidiaries are being audited by the Internal Revenue Service. To the knowledge of any of the Borrower’s officers, no Liens have been filed, and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of any taxes or other governmental charges are adequate.
Section 4.9.    Regulation U.
Neither the Borrower nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Restricted Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.
Section 4.10.    ERISA.
The Unfunded Liabilities of all Single Employer Plans and all nonqualified deferred compensation arrangements do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, within the meaning of Section 4201 of ERISA, any withdrawal liability to Multiemployer Plans in excess of an amount that would have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan within the meaning of Title IV of ERISA or initiated steps to do so, and no steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan.
Section 4.11.    Ownership of Property.
The Borrower and its Restricted Subsidiaries have good title, free of all Liens other than those permitted by Section 7.2, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent, as owned by the Borrower and its Restricted Subsidiaries, except for minor irregularities in title that (i) do not materially interfere with the business or operations of the Borrower or its Restricted Subsidiaries as presently conducted and (ii) do not adversely affect the value of any of the Collateral in any material respect. Each of the Borrower and its Restricted Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and

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other intellectual property to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe in any respect on the rights of any other Person, except for any such infringement which could not reasonably be expected to have a Material Adverse Effect.
Section 4.12.    Accuracy of Information.
No Loan Document or written statement furnished by the Borrower or any of its Restricted Subsidiaries to the Agents or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained, on the date such Loan Document was entered into or such statements were made, any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading in their presentation of the Borrower, its Restricted Subsidiaries, their businesses and their Property. The Borrower makes no representation or warranty concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, except that as of the date made (i) such forecasts, estimates, pro forma information, projections and statements were based on good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable; it being understood and agreed that such forecasts, estimates, pro forma information, projections and statements, and the assumptions on which they are based, may or may not prove to be correct. In addition, the information provided by or on behalf of the Loan Parties with respect to the Receivables owned or to be acquired by the Loan Parties (or the related purchase agreements) is, to the Borrower's knowledge and as of the date provided, true and correct in all material respects and, to the Borrower's knowledge, does not contain any material omissions which would cause such information to be materially misleading with respect to such Receivables, taken as a whole.
Section 4.13.    Environmental Matters.
The Borrower is in compliance with all applicable Environmental Laws, except for any noncompliance which could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
Section 4.14.    Subsidiaries.
Schedule 4.14 contains an accurate list of all Subsidiaries of the Borrower as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries and whether such Subsidiary, as of the Closing Date, is a Restricted Subsidiary, an Unrestricted Subsidiary or an Immaterial Subsidiary. All of the issued and outstanding shares of capital stock or other ownership interests of the Restricted Subsidiaries have been (to the extent such concepts

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are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non‑assessable.
Section 4.15.    Solvency.
After giving effect to the execution and delivery of the Loan Documents, and the making of the Loans under this Agreement, neither the Borrower nor its Restricted Subsidiaries will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.
Section 4.16.    Insurance.
The Borrower maintains, and has caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies insurance on their Property as necessary to conduct their business in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as is consistent with sound business practice.
Section 4.17.    Sanctioned Person.
Neither the Borrower nor any of its Subsidiaries or Encore Affiliates is a Sanctioned Person.
Section 4.18.    Anti-Terrorism; Anti-Corruption Laws and Sanctions.
Each of the Borrower and its Subsidiaries is in compliance with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001), (iii) the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any enabling legislation or executive order relating thereto. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors, officers and employees and to the knowledge of the Borrower its agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, or use of proceeds thereof will violate Anti-Corruption Laws or applicable Sanctions.
Section 4.19.    Plan Assets; Prohibited Transactions.

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The Borrower is not an entity deemed to hold “plan assets” within the meaning of Section 3(42) of ERISA or 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
Section 4.20.    Material Agreements.
Except as described in Schedule 4.20, neither the Borrower nor any Restricted Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate or similar restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any (i) agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.
Section 4.21.    No Default or Event of Default.
No Default or Event of Default has occurred and is continuing.
ARTICLE V

AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:
Section 5.1.    Financial Statements and Other Information.
The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent and each Lender:
(a)    Within 90 days after the close of each of its fiscal years, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including in each case balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) in the case of such statements of the Borrower and its Subsidiaries, an audit report, unqualified as to scope, of BDO USA LLP or another nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders (provided that so long as the Borrower is a reporting company, filing of the Form 10-K by the Borrower with respect to a fiscal year within such 90-day period on the website of the Securities and Exchange Commission at http://www.sec.gov shall satisfy the requirement for the annual audit report and consolidated financial statements for

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such fiscal year under this clause (a) with respect to the statements of the Borrower and all of its Subsidiaries) and (b) any management letter prepared by said accountants;
(b)    Within 45 days after the close of the first three quarterly periods (commencing with the fiscal quarter ending September 30, 2012) of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles and consistency by its chief financial officer, treasurer or assistant treasurer (provided that so long as the Borrower is a reporting company, filing of the Form 10-Q by the Borrower with respect to a fiscal quarter within such 45-day period on the website of the Securities and Exchange Commission at http://www.sec.gov shall satisfy the requirement for certified quarterly consolidated financial statements for such fiscal quarter under this clause (b) with respect to the statements of the Borrower and all of its Subsidiaries);
(c)    together with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate signed by its chief financial officer, treasurer or assistant treasurer showing (i) the calculations necessary to determine compliance with the relevant provisions of this Agreement, an officer’s certificate in substantially the form of Exhibit 5.1(c) stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof, and a certificate executed and delivered by the chief executive officer or chief financial officer stating that the Borrower and each of its principal officers are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto (provided that so long as the Borrower is a reporting company, delivery of the certificates required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 as contained in the form 10-K or Form 10-Q filed by the Borrower and delivered pursuant to clauses (a) and (b) above shall satisfy the requirement for such certification of compliance with the Sarbanes-Oxley Act under this clause (c)) and (ii) each of the Restricted Subsidiaries and Unrestricted Subsidiaries as of the last day of the applicable reporting period and of any new Subsidiary of the Borrower formed or acquired during such reporting period;
(d)    simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements of the Borrower and its Restricted Subsidiaries reflecting all adjustments necessary to eliminate the results of operations, cash flows, accounts and other assets and Indebtedness or other liabilities of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(e)    As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer, treasurer or assistant treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;
(f)    As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Restricted Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Restricted Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the

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environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Restricted Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;
(g)    Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Restricted Subsidiaries files with the Securities and Exchange Commission, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto;
(h)    As soon as practicable, and in any event within 90 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for such fiscal year;
(i)    As soon as possible, and in any event within three (3) Business Days (in the case of the Borrower) and 15 days (in the case of any Guarantor) after the occurrence thereof, a reasonably detailed notification to the Administrative Agent and its counsel of any change in the jurisdiction of organization of the Borrower or any Guarantor;
(j)    As soon as practicable, and in any event within thirty (30) days after the close of each calendar month (or, in the case of (i) the final month of any of the first three calendar quarters in any calendar year, forty-five (45) days after the close of such month, and (ii) the final month of any calendar year, sixty (60) days after the close of such month), the Borrower shall provide the Administrative Agent and the Lenders with a Borrowing Base Certificate (containing a certification by an Authorized Officer that the Receivables Portfolios included in the Borrowing Base referenced in such Borrowing Base Certificate are performing, in the aggregate, at a sufficient level to support the amount of such Borrowing Base), together with such supporting documents (including without limitation (i) to the extent requested by the Administrative Agent, copies of all bills of sale and purchase agreements evidencing the acquisition of Receivables Portfolios included in the Borrowing Base and (ii) a copy of the most recent static pool report with respect to such Receivables Portfolios as the Administrative Agent reasonably deems desirable, all certified as being true and correct in all material respects by an Authorized Officer of the Borrower). The Borrower may update the Borrowing Base Certificate more frequently than as provided above and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time;
(k)    Such other information (including non‑financial information, and including the audit report with respect to the following reports and evaluations (but not the reports or evaluations themselves): the Commercial Finance Examination Reports and evaluations of the Bureau Enhanced Behavioral Liquidations Score and the Unified Collections Score) as the Administrative Agent or any Lender may from time to time reasonably request.
If any information which is required to be furnished to the Lenders under this Section 6.1 is required by law or regulation to be filed by the Borrower with a government body on an earlier date, then the information required hereunder shall be furnished to the Lenders by no later than five (5) Business Days after such earlier date.

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In the event that any financial statement delivered pursuant to clauses (a) or (b) immediately above or any Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or any Commitment is in effect when such inaccuracy is discovered, but only to the extent such inaccuracy is discovered within twelve (12) months after any Obligations cease to be outstanding (other than any contingent Obligations)), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined in accordance with the corrected Compliance Certificate, and (iii) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing, if any, as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent to the Obligations, net of any interest paid during the prior twelve (12) months as a result of any inaccuracy which, if corrected, would have led to the application of a lower Applicable Margin for any period. This Section 5.1 shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.13(c) and ARTICLE VIII.
Section 5.2.    Notices of Default and Material Events.
Within three (3) Business Days after an Authorized Officer becomes aware thereof, the Borrower will, and will cause each Restricted Subsidiary to, give notice in writing to the Lenders of the occurrence (i) of any Default or Event of Default and (ii) of any other development, financial or otherwise, which (solely with respect to this clause (ii)) could reasonably be expected to have a Material Adverse Effect
Section 5.3.    Conduct of Business.
The Borrower will, and will cause each Restricted Subsidiary to: (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the Closing Date and (ii) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the Closing Date, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except (i) as permitted by Section 7.3 or (ii) to the extent that the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
Section 5.4.    Compliance with Laws.
The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, ERISA and Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 to which it may be subject where non-compliance with such laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards could reasonably be expected to cause a Material Adverse Effect.

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Section 5.5.    Taxes.
The Borrower will, and will cause each Restricted Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.
Section 5.6.    Maintenance of Properties.
Subject to Section 7.6, the Borrower will, and will cause each Restricted Subsidiary to, do all things necessary to maintain, preserve, protect and keep the tangible Property material to the operation of its business in good repair, working order and condition, (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
Section 5.7.    Inspection; Keeping of Books and Records.
The Borrower will, and will cause each Restricted Subsidiary to, permit the Agents and the Lenders, by their respective representatives and agents (at reasonable times and upon reasonable advance written notice, so long as no Default or Event of Default has occurred and is continuing) to inspect (including without limitation to conduct an annual field examination of) any of its Property, including, without limitation, an audit by the Administrative Agent or professionals (including consultants and accountants) retained by the Administrative Agent of the Borrower’s practices in the computation of the Borrowing Base, inspection and audit of the Collateral, books and financial records of the Borrower and each Loan Party, to examine and make copies of the books of accounts and other financial records of the Borrower and each Loan Party, and to discuss the affairs, finances and accounts of the Borrower and each Loan Party with, and to be advised as to the same by, their respective officers. The Borrower shall keep and maintain, and cause each of its Restricted Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon either Agent's request, shall turn over copies of any such records to such Agent or its representatives. The Borrower shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such examinations, audits and evaluations; provided, that, the Administrative Agent shall undertake only one (1) field examination/audit during any period of twelve (12) consecutive months at the Borrower’s expense. Notwithstanding the foregoing, in addition to the field examinations and audits described above, the Administrative Agent may have additional field examinations and audits done if an Event of Default shall have occurred and be continuing, at the Borrower’s expense.
Section 5.8.    Insurance.
The Borrower will, and will cause each Restricted Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts,

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subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice. The Borrower shall deliver to the Collateral Agent endorsements in form and substance reasonably acceptable to the Collateral Agent to all general liability and other liability policies naming the Collateral Agent as an additional insured. The Borrower shall furnish to any Lender such additional information as such Lender may reasonably request regarding the insurance carried by the Borrower and its Restricted Subsidiaries. In the event the Borrower or any of its Restricted Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then the Collateral Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Collateral Agent deems advisable. All sums so disbursed by the Collateral Agent shall constitute part of the Obligations, payable as provided in this Agreement.
Without limiting the foregoing, the Borrower will, and will cause the applicable Loan Party to (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a Flood Hazard Area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Agents and the Lenders, (ii) furnish to the Agents and the Lenders evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Agents and the Lenders prompt written notice of any redesignation of any such improved Mortgage Property into or out of a Flood Hazard Area. The Borrower will promptly deliver to the Administrative Agent, at the Administrative Agent’s or a Lender’s request, evidence satisfactory to the Administrative Agent or such Lender that such insurance has been procured and is being maintained as herein required.
Section 5.9.    Use of Proceeds.
The Borrower will, and will cause each Restricted Subsidiary to, use the proceeds of the Loans for working capital and general corporate purposes, which may include, without limitation, purchases of Receivables Portfolios, Permitted Acquisitions, Acquisitions permitted pursuant to Section 7.4(c) and (l) and repayment of Indebtedness under the Existing Financing Arrangements. The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, and the Exchange Act, and the rules and regulations promulgated under any of the foregoing.
Section 5.10.    Guarantors.The Borrower shall cause each of its Restricted Subsidiaries (other than Immaterial Subsidiaries) to guarantee pursuant to the Guaranty Agreement or supplement thereto (or, in the case of a Foreign Subsidiary, any other guaranty agreement requested by the Administrative Agent) the Secured Obligations. In furtherance of the above, after the formation or acquisition of any Restricted Subsidiary or a Subsidiary Redesignation, the Borrower shall promptly (and in any event upon the earlier of (x) such time as such Restricted Subsidiary becomes a guarantor, co-borrower or other obligor under the Prudential Financing and (y) within 45 days after such formation or acquisition or Subsidiary Redesignation (with any such

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time limit permitted to be extended by the Collateral Agent in its reasonable discretion)) (i) provide written notice to the Administrative Agent and the Lenders upon any Person becoming a Restricted Subsidiary, setting forth information in reasonable detail describing all of the assets of such Person, (ii) cause such Person (other than any Immaterial Subsidiary) to execute a supplement to the Guaranty Agreement and such other Collateral Documents as are necessary for the Borrower and its Subsidiaries to comply with Section 5.11, (iii) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of such Person and each other Pledge Subsidiary to be delivered to the Collateral Agent (together with undated stock powers signed in blank, if applicable) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge and Security Agreement (or joinder or other supplement thereto) and otherwise in form reasonably acceptable to the Administrative Agent and (iv) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other authority documents of such Person and, to the extent requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no Foreign Subsidiary shall be required to execute and deliver the Guaranty Agreement (or supplement thereto) or such other guaranty agreement if such execution and delivery would cause a Deemed Dividend Problem or a Financial Assistance Problem with respect to such Foreign Subsidiary and, in lieu thereof, the Borrower and the relevant Restricted Subsidiaries shall provide the pledge agreements required under this Section 5.10 or Section 5.11. Notwithstanding the foregoing, the Borrower will be required to comply with this Section with respect to any Immaterial Subsidiary if it ceases to be an Immaterial Subsidiary under the terms of the definition thereof.
Section 5.11.    Collateral.
The Borrower will cause, and will cause each other Loan Party to cause, all of its owned Property to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 7.2 (it being understood and agreed that (a) no control agreements will be required hereunder in respect of bank accounts and (b) Mortgages and Mortgage Instruments will only be required hereunder in respect of Mortgaged Properties). Notwithstanding anything herein to the contrary, if any improvement on a Mortgaged Property is located in a Flood Hazard Area, no Mortgage will be executed or recorded with respect to such Mortgaged Property pursuant to this Agreement until the Syndication Agent has received written notice of such Mortgage at least 30 days prior to such execution or recording and the Syndication Agent has confirmed that its flood insurance due diligence and flood insurance compliance has been completed in a manner satisfactory to it (such confirmation not to be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the Borrower will (i) cause the Applicable Pledge Percentage of the issued and outstanding equity interests of each Pledge Subsidiary directly owned by the Borrower or any other Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Collateral Agent shall reasonably request and

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(ii) will, and will cause each Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Borrower or such Guarantor to the extent, and within such time period as is, reasonably required by the Collateral Agent. Notwithstanding the foregoing, no pledge agreement in respect of the equity interests of a Foreign Subsidiary shall be required hereunder to the extent such pledge thereunder is prohibited by applicable law or the Administrative Agent reasonably determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.
Section 5.12.    Post-Closing Obligations.
The Borrower shall execute and deliver the documents and complete the tasks set forth on Schedule 5.12, in each case as promptly as possible after the Closing Date and in any event within the time limits specified on such schedule (with any such time limit permitted to be extended by the Administrative Agent in its reasonable discretion). The provisions of Schedule 5.12 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

ARTICLE VI

FINANCIAL COVENANTS
The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:
Section 6.1.    Cash Flow Leverage Ratio.
The Borrower will not permit the ratio (the “Cash Flow Leverage Ratio”), determined as of the end of each of its fiscal quarters (commencing with the fiscal quarter ending December 31, 2016), of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.00:1.00 for each four fiscal-quarter period.
The Cash Flow Leverage Ratio shall be calculated (i) based upon (a) for Consolidated Funded Indebtedness, as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters and (ii) giving pro forma effect to any Material Acquisition and Material Disposition. For purposes of this Section 6.1 and Section 6.2, “Material Acquisition” means any Acquisition or series of related Acquisitions that involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Asset Sale or series of related Asset Sales that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $10,000,000.
Section 6.2.    Cash Flow First Lien Leverage Ratio.
The Borrower will not permit the ratio (the “Cash Flow First Lien Leverage Ratio”) determined as of the end of each of its fiscal quarters (commencing with the fiscal quarter ending December 31, 2016) of (i) Consolidated First Lien Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.00:1.00 for each fiscal four-

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quarter period; provided that the Cash Flow First Lien Leverage Ratio may be increased up to (but not to exceed) 2.25:1.00 for any fiscal quarter ending after the Closing Date during which the Borrower or any of its Restricted Subsidiaries has consummated a Permitted Acquisition in which the Purchase Price is $100,000,000 or more (a “Trigger Quarter”) and for the next succeeding fiscal quarter; provided, further, that the Cash Flow First Lien Leverage Ratio shall return to 2.00:1.00 no later than the end of the second fiscal quarter after such Trigger Quarter; provided, further, that following the occurrence of a Trigger Quarter (any such Trigger Quarter, an “Initial Trigger Quarter”), no subsequent Trigger Quarter shall be permitted to occur for purposes of this Section 6.2 unless and until the Cash Flow First Lien Leverage Ratio is less than or equal to 2.00:1.00 as of the end of at least one fiscal quarter following such Initial Trigger Quarter.
The Cash Flow First Lien Leverage Ratio shall be calculated (i) based upon (a) for Consolidated First Lien Indebtedness, as of the last day of each such fiscal quarter and (b) for Consolidated EBITDA, the actual amount as of the last day of each fiscal quarter for the most recently ended four consecutive fiscal quarters and (ii) giving pro forma effect to any Material Acquisition and Material Disposition.
Section 6.3.    Minimum Net Worth.
The Borrower will not permit the Consolidated Net Worth of the Borrower and its Restricted Subsidiaries to be less than the sum of (i) a dollar amount equal to $367,102,500, plus (ii) 50% of such Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 2016 (without deduction for losses), plus (iii) 100% of the amount by which the Borrower’s “total stockholders’ equity” is increased after December 31, 2016 as a result of the issuance or sale by the Borrower or any of its Restricted Subsidiaries of, or the conversion of any Indebtedness of such Person into, any equity interests (including warrants and similar investments) in such Person, minus (iv) amounts expended by the Borrower and its Restricted Subsidiaries to repurchase the Borrower’s capital stock (x) for the period after September 30, 2016 through and including the Closing Date and (y) for the all periods after the Closing Date to the extent such repurchases are permitted under Section 7.5(v).
Section 6.4.    Interest Coverage Ratio.
The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters (commencing with the fiscal quarter ending December 31, 2016) for the then most-recently completed four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, in each case as of the end of such period, to be less than 1.75:1.00.
ARTICLE VII

NEGATIVE COVENANTS
The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:
Section 7.1.    Indebtedness.

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The Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(a)    The Obligations and Rate Management Obligations and Banking Services Obligations constituting Secured Obligations;
(b)    Indebtedness existing on the 2014 Closing Date and described in Schedule 7.1(b);
(c)    Indebtedness arising under Rate Management Transactions (other than for speculative purposes);
(d)    Secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any of its Restricted Subsidiaries after the Closing Date to finance the acquisition of assets used in its business, if (1) the total of all such Indebtedness for the Borrower and its Restricted Subsidiaries taken together incurred on or after the Closing Date, when aggregated with the Indebtedness permitted under clause (i) immediately below, shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding (excluding Capitalized Leases, which shall not be subject to any dollar limitation under this clause (d)), (2) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (3) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (4) any Lien securing such Indebtedness is permitted under Section 7.2 (such Indebtedness being referred to herein as “Permitted Purchase Money Indebtedness”);
(e)    Indebtedness arising from intercompany loans and advances (i) made by any Subsidiary to any Loan Party; provided that the Borrower agrees (and will cause each of its Subsidiaries to agree) that all such Indebtedness owed to any Unrestricted Subsidiary by any Loan Party shall be expressly subordinated to the Secured Obligations pursuant to subordination provisions reasonably acceptable to the Administrative Agent, (ii) made by any Loan Party to any other Loan Party; (iii) made by the Borrower or any Restricted Subsidiary to any other Restricted Subsidiary solely for the purpose of facilitating, in the ordinary course of business consistent with past practice, the payment of fees and expenses in connection with collection actions or proceedings or (iv) made by the Borrower or any other Restricted Subsidiary to any Unrestricted Subsidiary to the extent such loan would be permitted as an investment in compliance Section 7.4(i);
(f)    Guaranty obligations of the Borrower or any other Loan Party of any Indebtedness of any Restricted Subsidiary permitted under clause (b) of this Section 7.1 or of any Indebtedness of any Subsidiary permitted as an Investment under Section 7.4(i);
(g)    Guaranty obligations of any Restricted Subsidiary of the Borrower that is a Guarantor with respect to any Indebtedness of the Borrower or any other Restricted Subsidiary permitted under this Section 7.1, other than the Permitted Foreign Subsidiary Non-Recourse Indebtedness;
(h)    Indebtedness under the Prudential Financing in an aggregate principal amount not to exceed $150,000,000;

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(i)    Additional unsecured Indebtedness of the Borrower or any Restricted Subsidiary, to the extent not otherwise permitted under this Section 7.1; provided, however, that the aggregate principal amount of such additional Indebtedness, when aggregated with the Indebtedness permitted under clause (d) immediately above shall not exceed $20,000,000 at any time outstanding;
(j)    Bonds or other Indebtedness required by collections licensing laws in the ordinary course of the Loan Parties’ business;
(k)    Indebtedness, liabilities and contingent obligations incurred or assumed in connection with a Permitted Acquisition; provided, however, that any such Indebtedness incurred or assumed by a Person that is a Foreign Subsidiary after giving effect to the consummation of such Permitted Acquisition shall be permitted only to the extent such Indebtedness constitutes Permitted Foreign Subsidiary Non-Recourse Indebtedness;
(l)    Permitted Foreign Subsidiary Non-Recourse Indebtedness;
(m)    Permitted Foreign Subsidiary Investments/Loans, to the extent permitted as an Investment in compliance with Section 7.4(i);
(n)    Additional unsecured Indebtedness, Subordinated Indebtedness or Junior Lien Indebtedness of the Borrower or any of its Restricted Subsidiaries, to the extent not otherwise permitted under this Section 7.1; provided, however, that (i) the aggregate principal amount of such additional Indebtedness shall not exceed $1,100,000,000, (ii) such Indebtedness shall not mature, and shall not be subject to any scheduled mandatory prepayment, redemption or defeasance, in each case prior to five (5) years from the date of issuance of such Indebtedness, (iii) if such Indebtedness is Subordinated Indebtedness, the terms of subordination thereof shall be reasonably acceptable to the Administrative Agent and (iv) if such Indebtedness is Junior Lien Indebtedness (x) the aggregate principal amount of such Junior Lien Indebtedness shall not exceed $400,000,000 and (y) such Junior Lien Indebtedness shall be on terms and conditions and subject to intercreditor arrangements, in each case, reasonably acceptable to the Agents and the Syndication Agent;
(o)    [intentionally omitted];
(p)    so long as no Default or Event of Default then exists or would result therefrom, Indebtedness of any Loan Party not otherwise permitted pursuant to this Section 7.1 in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, that such Indebtedness shall be limited to a letter of credit facility provided to or for the benefit of the Borrower and/or its Restricted Subsidiaries; and
(q)    Indebtedness arising from intercompany loans and advances made by any Restricted Subsidiary that is not a Loan Party to any other Restricted Subsidiary that is not a Loan Party.
Section 7.2.    Liens.

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The Borrower will not, nor will it permit any Restricted Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Restricted Subsidiaries, except:
(a)    Liens securing Secured Obligations;
(b)    Liens for taxes, assessments or governmental charges or levies on its Property if the same (i) shall not at the time be delinquent or thereafter can be paid without penalty, (ii) are disclosed on Schedule 7.2 or (iii) are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;
(c)    Liens imposed by law, such as landlords’, wage earners’, carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;
(d)    Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;
(e)    Liens as described in Schedule 7.2;
(f)    Deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(g)    Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(h)    Easements, reservations, rights-of-way, restrictions, survey or title exceptions and other similar encumbrances as to real property of the Borrower and its Restricted Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Borrower or such Restricted Subsidiary conducted at the property subject thereto;
(i)    Purchase money Liens securing Permitted Purchase Money Indebtedness (as defined in Section 7.1(d)); provided, that such Liens shall not apply to any property of the Borrower or its Restricted Subsidiaries other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness;
(j)    Liens existing on any asset of any Restricted Subsidiary of the Borrower at the time such Restricted Subsidiary becomes a Restricted Subsidiary and not created in contemplation of such event;

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(k)    Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof;
(l)    Liens existing on any asset of any Restricted Subsidiary of the Borrower at the time such Restricted Subsidiary is merged or consolidated with or into the Borrower or any Restricted Subsidiary and not created in contemplation of such event;
(m)    Liens existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other Property;
(n)    Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under clauses (i) through (m) immediately above; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased;
(o)    Liens on the Collateral securing Junior Lien Indebtedness permitted by Section 7.1(n)(iv); provided that the holder(s) of such Junior Lien Indebtedness and the Collateral Agent shall have entered into an intercreditor agreement with respect to such Liens (and the assets subject to such Liens) that is in form and content reasonably acceptable to the Agents and the Syndication Agent;
(p)    Liens securing Indebtedness permitted by Section 7.1(p); provided that the holder(s) of such Indebtedness and the Collateral Agent shall have entered into an intercreditor agreement with respect to such Liens (and the assets subject to such Liens) that is in form and content reasonably acceptable to the Agents;
(q)    Liens on Receivables owned by any Foreign Subsidiary solely to secure Indebtedness permitted to be incurred by such Foreign Subsidiary under Section 7.1(l); provided that such Receivables are not Collateral;
(r)    Liens securing Subordinated Indebtedness of the Borrower or any of its Restricted Subsidiaries permitted under Section 7.1(n); provided, however, that a representative acting on behalf of the lenders or investors providing such Indebtedness shall have entered into a customary intercreditor agreement reasonably satisfactory to the Agents; and
(s)    Liens on cash balances in deposit accounts of the Borrower or any Restricted Subsidiary in favor of credit card or other payment processors arising under processor agreements entered into in the ordinary course of business to secure fees, chargebacks and other amounts required to be secured under such agreements; provided, that (i) such Liens attach solely to funds in the deposit accounts that are the subject of such processor agreements and not to any other assets of the Borrower or any Restricted Subsidiary and (ii) such Liens do not secure any obligations for borrowed money.

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In addition, no Loan Party shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its Properties or other assets in favor of the Collateral Agent for the benefit of the Secured Parties; provided, however, that any agreement, note, indenture or other instrument in connection with purchase money Indebtedness (including Capitalized Leases) for which the related Liens are permitted hereunder may prohibit the creation of a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, with respect to the assets or Property obtained with the proceeds of such Indebtedness.
Section 7.3.    Merger or Dissolution.
The Borrower will not, nor will it permit any Restricted Subsidiary to, merge or consolidate with or into any other Person or dissolve, except that:
(a)    A Restricted Subsidiary may merge into (x) the Borrower so long as the Borrower is the survivor of such merger or (y) a Wholly‑Owned Subsidiary that is a Guarantor or becomes a Guarantor promptly upon the completion of the applicable merger or consolidation so long as the Guarantor is the survivor of such merger;
(b)    The Borrower or any Restricted Subsidiary may consummate any merger or consolidation in connection with any Permitted Acquisition so long as (i) in the case of the Borrower, the Borrower is the surviving entity and (ii) in the case of any Restricted Subsidiary, the Borrower has otherwise complied with Section 5.10 and Section 5.11 in respect of the surviving entity;
(c)    The Borrower and the Restricted Subsidiaries may enter into Permitted Restructurings.
Section 7.4.    Investments and Acquisitions.
The Borrower will not, nor will it permit any Restricted Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
(a)    (i) Cash Equivalent Investments, (ii) any Permitted Indebtedness Hedge, and (iii) other Investments described in Schedule 7.4(a);
(b)    Existing Investments in Restricted Subsidiaries and other Investments in existence on the Closing Date and described in Schedule 7.4(b);
(c)    Investments in Rate Management Transactions to the extent permitted under Section 7.1(c); and
(d)    Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):

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(i)        as of the date of the consummation of such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Permitted Acquisition, and the representation and warranty contained in Section 4.9 shall be true both before and after giving effect to such Permitted Acquisition;
(ii)    such Permitted Acquisition is consummated pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Permitted Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;
(iii)    the business to be acquired in such Permitted Acquisition is similar or related to one or more of the lines of business in which the Borrower and its Subsidiaries are engaged on the Closing Date;
(iv)    as of the date of the consummation of such Permitted Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;
(v)    the aggregate Purchase Price for all such Permitted Acquisitions in any fiscal year shall not exceed $225,000,000;
(vi)    The Borrower shall have notified the Administrative Agent at least 5 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the anticipated closing date of any such Permitted Acquisition;
(vii)    if requested by the Administrative Agent, prior to the consummation of such Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Borrower and its Restricted Subsidiaries (the “Acquisition Pro Forma”), based on the Borrower’s most recent financial statements delivered pursuant to Section 5.1(a) (using, to the extent available, historical financial statements for such entity provided by the seller(s)) which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Restricted Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in ARTICLE VI for the period of four fiscal quarters reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 5.1(c) prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period); provided, however, that no such compliance with Sections 6.1, 6.2 or 6.3 is required to be demonstrated in such Acquisition Pro Forma for an Acquisition which is either (x)

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solely a purchase of assets or (y) an acquisition of an entity or a going business for which no financial statements are available; and
(viii)    if requested by the Administrative Agent, prior to each such Permitted Acquisition, the Borrower shall deliver to the Administrative Agent a documentation, information and certification package in form reasonably acceptable to the Administrative Agent and demonstrating conformity with the applicable Acquisition Pro Forma and sufficient to describe the assets and Persons being acquired, including, without limitation:

(A)	a near-final version (with no further material amendments to be made thereto) of the acquisition agreement for such Permitted Acquisition together with drafts of the material schedules thereto;

(B)
a near-final version (with no further material amendments to be made thereto) of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Permitted Acquisition; and

(C)	such other documents or information as shall be reasonably requested by the Administrative Agent in connection with such Permitted Acquisition;
(e)    A Permitted Restructuring;
(f)    Creation of, or Investment in, a Restricted Subsidiary (other than a Foreign Subsidiary that is not a Loan Party) and in respect of which the Borrower has otherwise complied with Section 5.10 and Section 5.11; provided that such Investment shall be permitted only to the extent that after giving effect to such Investment, no Default shall exist and continue and that the Borrower shall be in compliance with Section 6.1, Section 6.2 and Section 6.4 on a pro forma basis as if the Investment occurred on the first day of the applicable period being tested pursuant to such Sections;
(g)    Investments constituting Indebtedness permitted by Section 7.1(e), Section 7.1(f) and Section 7.1(g);
(h)    Investments by a Loan Party in another Loan Party;
(i)    Investments of the Borrower or any of its Restricted Subsidiaries; provided that the sum of (x) $180,127,845 plus (y) the aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) of all Investments made on or after July 9, 2015 pursuant to this clause (i) shall not, at the time of the making of the proposed Investment, exceed the greater of (1) an amount equal to 200% of the Consolidated Net Worth (determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), as applicable) of the Borrower and its Restricted Subsidiaries and (2) an amount such that, after giving effect on a pro forma basis to the making of

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such Investment and the incurrence of any Indebtedness in connection therewith, the Cash Flow Leverage Ratio (determined as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b), as applicable) is less than 1.25:1.00;
(j)    Investments made by any Foreign Subsidiary that is not a Loan Party in any other Foreign Subsidiary that is not a Loan Party;
(k)    Investments made by any Domestic Subsidiary that is not a Loan Party in any other Domestic Subsidiary that is not a Loan Party; and
(l)    Subject to Section 7.11, Investments of the Borrower and its Restricted Subsidiaries in Persons organized under the laws of Canada in an amount not to exceed $50,000,000 in the aggregate.
For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.4, such amount shall be deemed to be the Fair Market Value of such Investment when made, purchased or acquired less any amount realized by the Borrower or a Restricted Subsidiary in respect of such Investment upon the sale, collection or return of capital, including by way of a Subsidiary Redesignation after the Investment therein (in any case, not to exceed the original amount invested). To the extent that any proposed Investment would be permitted pursuant to more than one of the foregoing clauses of this Section 7.4, the Borrower may in its discretion designate which clause (or clauses to the extent such Investment is to be split or divided into more than one clause) shall be utilized for such Investment.
Section 7.5.    Restricted Payments.
The Borrower will not, nor will it permit any Restricted Subsidiary to, make any Restricted Payment (other than dividends payable in its own capital stock) except that (i) any Restricted Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Guarantor, (ii) the Borrower may, so long as no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto, make Restricted Payments in an aggregate amount not to exceed, during any fiscal year of the Borrower, 20% of the audited Consolidated Net Income for the then most recently completed fiscal year of the Borrower, (iii) [reserved], (iv) Borrower may (A) effect a conversion of Permitted Indebtedness pursuant to its terms by making any required payments of cash and/or Borrower's capital stock and (B) make a payment of cash to enter into a Permitted Indebtedness Hedge in connection with Permitted Indebtedness, and any payments made in settlement or in performance thereof, and (v) the Borrower may, so long as the Payment Conditions (as defined below) are satisfied, make repurchases of its capital stock so long as the aggregate cumulative amount expended on and after July 9, 2015 for all such repurchases of capital stock does not exceed $150,000,000. As used herein, “Payment Conditions” means (i) no Default or Event of Default has then occurred and is continuing or would arise after giving effect thereto and (ii) before and after giving effect (including pro forma effect) thereto, (A) the Borrower is in compliance with the covenants set forth in ARTICLE VI and (B) the Aggregate Revolving Credit Exposure shall not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base, in each case, then in effect.

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Section 7.6.    Sale of Assets.
The Borrower will not, nor will it permit any other Loan Party to, lease, sell or otherwise dispose of its Property to any other Person, except:
(a)    Sales of Receivables in the ordinary course of business;
(b)    A disposition or transfer of assets by a Loan Party to another Loan Party or a Person that becomes a Loan Party prior to such disposition or transfer;
(c)    A disposition of obsolete Property, Property no longer used in the business of the Borrower or the other Loan Parties or other assets in the ordinary course of business of the Borrower or any other Loan Party, but excluding in each case Property (other than fixtures and personal Property) subject to a Lien under a Mortgage;
(d)    Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and the Loan Parties previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 7.6) as permitted by this Section during any fiscal year of the Borrower do not exceed one percent (1%) of Consolidated Tangible Assets in the aggregate;
(e)    So long as the Borrower makes the prepayments and/or reinvestment of proceeds required under Section 2.12(a) in respect thereof, sales or dispositions of assets outside the ordinary course of business with an aggregate fair market value not to exceed $20,000,000 in any fiscal year; and
(f)    Any lease, transfer or other disposition of its Property that constitutes a permitted Investment under Section 7.4.
Section 7.7.    Transactions with Affiliates.
The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and the Loan Parties) except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than the Borrower or such Restricted Subsidiary would obtain in a comparable arm’s‑length transaction, (ii) the Permitted Restructuring and (iii) Investments permitted under Section 7.4.
Section 7.8.    Subsidiary Covenants.
The Borrower will not, and will not permit any Loan Party to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party (i) to pay dividends or make any other distribution on its stock, (ii) to pay or prepay any Indebtedness or other obligation owed to the Borrower or any other Restricted Subsidiary, (iii) to make loans or advances or other Investments in the Borrower or any other Restricted Subsidiary,

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or (iv) to sell, transfer or otherwise convey any of its property to the Borrower or any other Restricted Subsidiary, other than (A) customary restrictions on transfers, business changes or similar matters relating to earn out obligations in connection with Permitted Acquisitions and (B) as provided in this Agreement, the Prudential Senior Secured Note Agreement.
Section 7.9.    Sale and Leaseback Transactions.
The Borrower shall not, nor shall it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction.
Section 7.10.    Financial Contracts.
The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes.
Section 7.11.    Acquisition of Receivables Portfolios.
The Borrower will not, nor will it permit any Restricted Subsidiary to, acquire any single or related series of Receivables Portfolio with a purchase price in excess of $150,000,000 (it being agreed that any one or more tranches or groups of Receivables purchased by one or more Loan Parties from the same seller or an Affiliate of such seller within a period of seven (7) consecutive days shall be deemed to be a single acquisition). The Borrower will not, nor will it permit any Restricted Subsidiary to, (i) acquire any Receivable denominated in a currency other than Dollars, (ii) acquire any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America, (iii) acquire any Person which owns any Receivable denominated in a currency other than Dollars or any Receivable with respect to which the debtor is a resident of a jurisdiction other than the United States of America (other than any Person which, contemporaneously with or immediately subsequent to the acquisition thereof, is designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement), or (iv) acquire any Person organized under the laws of any jurisdiction other than the United States of America or any state thereof (other than any Person which, contemporaneously with or immediately subsequent to the acquisition thereof, is designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement), if, after giving effect to such acquisition, the aggregate outstanding book value (without duplication) of all such Receivables (in the case of the immediately preceding clauses (i) and (ii)), all such Receivables owned by such Person (in the case of the immediately preceding clause (iii)) and any and all Receivables owned by such Person (in the case of the immediately preceding clause (iv)) would exceed in the aggregate 40% of the total book value of all Receivables of the Borrower and its Restricted Subsidiaries at any time.
Section 7.12.    Subordinated Indebtedness; Junior Indebtedness; Prudential Financing.
The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Prudential Senior Secured Notes (or Indebtedness evidenced thereby), Subordinated

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Indebtedness and/or any Junior Lien Indebtedness. Furthermore, the Borrower will not, and will not permit any Restricted Subsidiary to, amend the Prudential Senior Secured Note Agreement, the Subordinated Indebtedness Documents or Junior Lien Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Prudential Senior Secured Note Agreement, the Subordinated Indebtedness Documents or Junior Lien Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:
(a)    increases the overall principal amount of any such Indebtedness (other than, in the case of the Prudential Financing, any amounts expressly permitted under such definition) or increases the amount of any single scheduled installment of principal or interest;
(b)    (i) shortens or accelerates the date upon which any installment of principal or interest becomes due (other than, in the case of the Prudential Financing, to the extent expressly permitted under such definition) or (ii) adds any additional mandatory redemption provisions;
(c)    shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;
(d)    increases the rate of interest accruing on such Indebtedness (other than in the case of the Prudential Financing);
(e)    provides for the payment of additional fees or increases existing fees or changes any profit sharing arrangements to the detriment of the Borrower or any Loan Party (other than, in the case of the Prudential Financing, customary fees for such Indebtedness);
(f)    exclusive of the Prudential Financing (which is governed by Section 7.17), amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any of its Restricted Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Restricted Subsidiary or which is otherwise materially adverse to the Borrower, its Restricted Subsidiaries and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Restricted Subsidiary or which requires the Borrower or such Restricted Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents, the Junior Lien Indebtedness Documents or the applicable covenants in this Agreement; or
(g)    exclusive of the Prudential Financing (which is governed by Section 7.17), amends, modifies or adds any affirmative covenant in a manner which (a) when taken as a whole, is materially adverse to the Borrower, its Restricted Subsidiaries and/or the Lenders or (b) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents, the Junior Lien Indebtedness Documents or the applicable covenant in this Agreement.
Section 7.13.    Government Regulation.

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The Borrower shall not, and shall not permit any Subsidiary to (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Lender from making any Credit Extension to the Borrower or from otherwise conducting business with the Borrower, or (b) fail to provide documentary and other evidence of any Subsidiary’s identity as may be requested by any Lender at any time to enable such Lender to verify such Subsidiary’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.
Section 7.14.    Use of Proceeds.
The Borrower will not request any Credit Extension, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. The Borrower will not request any Credit Extension with the intent, or for the purpose, of using the proceeds of such Credit Extension to purchase or otherwise acquire delinquent property tax receivables.
Section 7.15.    Contingent Obligations.
The Borrower will not, nor will it permit any Restricted Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) any guaranty of the Secured Obligations, (iv) any liability of the Borrower or the Guarantors under the Loan Documents or the “Transaction Documents” (as defined in the Prudential Senior Secured Note Agreement), (v) Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with acquisitions or sales of assets, (vi) customary corporate indemnification obligations under charter documents, indemnification agreements with officers and directors and underwriting agreements and (vii) any liability under any Indebtedness permitted by Section 7.1 (it being acknowledged and agreed that none of the Borrower, the Guarantors or the Domestic Subsidiaries shall make or shall suffer to exist any Contingent Obligation in respect of Indebtedness of Foreign Subsidiaries), except to the extent permitted as Investments under Section 7.4.
Section 7.16.    Liquidity. During the four-month period ending on February 25, 2019, the Borrower shall not permit the sum of (i) the unused Revolving Commitments (excluding an amount equal to the unused Revolving Commitments of the 2019 Revolving Lenders) plus (ii) the aggregate unencumbered and unrestricted cash of the Borrower and Restricted Subsidiaries located in the United States and Costa Rica to be less than the sum of (1) the outstanding principal amount of all Revolving Loans held by 2019 Revolving Lenders plus (2) the outstanding principal amount of the Term A-2 Loan.

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Section 7.17.    Most Favored Lender Status.
If at any time any of the Prudential Financing, or any agreement or document related to the Prudential Financing or any Principal Credit Facility of the Borrower, includes (i) any covenant, event of default or similar provision that is not provided for in this Agreement, or (ii) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in this Agreement (all such provisions described in the foregoing clauses (i) or (ii) of this Section 7.17 being referred to as the “Most Favored Covenants”), then (a) such Most Favored Covenant shall immediately and automatically be incorporated by reference in this Agreement as if set forth fully herein, mutatis mutandis, and no such provision may thereafter be waived, amended or modified under this Agreement except pursuant to the provisions of Section 10.2, and (b) the Borrower shall promptly, and in any event within five (5) Business Days after entering into any such Most Favored Covenant, so advise the Administrative Agent (for distribution to the Lenders) in writing. Thereafter, upon the request of the Required Lenders, the Borrower shall enter into an amendment to this Agreement with the Administrative Agent and the Required Lenders evidencing the incorporation of such Most Favored Covenant, it being agreed that any failure to make such request or to enter into any such amendment shall in no way qualify or limit the incorporation by reference described in clause (a) of the immediately preceding sentence.
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.1.    Events of Default.
The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)    Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within two (2) Business Days after the same becomes due, or (iii) interest upon any Loan or any Commitment Fee, any fees in respect of Letters of Credit or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due; or
(b)    Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Restricted Subsidiaries to the Lenders or the Agents under or in connection with this Agreement, any Credit Extension, or any certificate or written information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made; or
(c)    The breach by the Borrower of any of the terms or provisions of Section 5.1, Section 5.2, Section 5.9, Section 5.10, Section 5.11, ARTICLE VI or ARTICLE VII (other than Section 7.17); or

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(d)    The breach by the Borrower (other than a breach which constitutes an Event of Default under another Section of this ARTICLE VIII) of any of the terms or provisions of (i) this Agreement or (ii) any other Loan Document (beyond the applicable grace period with respect thereto, if any), in each case which is not remedied within thirty (30) days after the earlier to occur of (x) written notice from the Administrative Agent or any Lender to the Borrower or (y) an Authorized Officer otherwise becomes aware of any such breach; or
(e)    Failure of the Borrower or any of its Restricted Subsidiaries to pay when due any Material Indebtedness (subject to any applicable grace period with respect thereto, if any, set forth in the Material Indebtedness Agreement evidencing such Material Indebtedness) which failure has not been (i) timely cured or (ii) waived in writing by the requisite holders of such Material Indebtedness; or the default by the Borrower or any of its Restricted Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement or any other event shall occur or condition exist thereunder and such default has not been (x) timely cured or (y) waived in writing by the requisite holders of the Material Indebtedness in respect thereof and the effect of such default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Restricted Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due; or
(f)    The Borrower or any of its Restricted Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this clause (f) or (vi) fail to contest in good faith any appointment or proceeding described in clause (g) immediately below; or
(g)    Without the application, approval or consent of the Borrower or any of its Restricted Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Restricted Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 8.1(f)(iv) shall be instituted against the Borrower or any of its Restricted Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days; or

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(h)    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Restricted Subsidiaries which, when taken together with all other Property of the Borrower and its Restricted Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve‑month period ending with the month in which any such action occurs, constitutes a Substantial Portion; or
(i)    The Borrower or any of its Restricted Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith or otherwise not covered by a creditworthy insurer or indemnitor; or
(j)    Any Reportable Event shall occur in connection with any Plan, which could reasonably be expected to result in a liability to the Borrower or any other member of the Controlled Group exceeding $10,000,000; or
(k)    The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000; or
(l)    The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, within the meaning of Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum; or
(m)    Any Change of Control shall occur or exist; or
(n)    Nonpayment by the Borrower or any Restricted Subsidiary of any Rate Management Obligation, when due or the breach by the Borrower or any Restricted Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto; or

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(o)    The Borrower or any of its Restricted Subsidiaries shall violate any Environmental Law, which has resulted in liability to the Borrower or any of its Restricted Subsidiaries in an amount equal to $10,000,000 or more, which liability is not paid, bonded or otherwise discharged within 45 days or which is not stayed on appeal and being appropriately contested in good faith; or
(p)    This Agreement (including amendments and supplements hereto), the Guaranty Agreement (including amendments and supplements thereto) or any Collateral Document (including amendments and supplements thereto) shall fail to remain in full force or effect or any action shall be taken to assert the invalidity or unenforceability of (including any action taken on the part of the Borrower or its Restricted Subsidiaries to assert such invalidity or unenforceability of), or which results in the invalidity or unenforceability of, any such Loan Document, or any Collateral Document shall, other than as permitted thereby, fail to create or maintain for any reason a valid and perfected security interest in any collateral purported to be covered thereby.
Section 8.2.    Acceleration.
(a)    If any Event of Default described in Section 8.1(f) or Section 8.1(g) occurs with respect to the Borrower or any Restricted Subsidiary, the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuing Bank to issue Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of either Agent, the Issuing Bank or any Lender, and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay the Administrative Agent an amount in immediately available funds, which funds shall be held in the LC Collateral Account, equal to the difference of (x) the amount of LC Exposure at such time less (y) the amount or deposit in the LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (the “Collateral Shortfall Amount”). If any other Event of Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuing Bank to issue Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will forthwith upon such demand and without any further notice or act pay to the Administrative Agent the Collateral Shortfall Amount which funds shall be deposited in the LC Collateral Account.
(b)    If at any time while any Event of Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the LC Collateral Account.
(c)    The Agents may at any time or from time to time after funds are deposited in the LC Collateral Account, subject to the terms of the Intercreditor Agreement, apply such funds

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to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the Issuing Bank under the Loan Documents.
(d)    At any time while any Event of Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Revolving Loan Commitment has been terminated, any funds remaining in the LC Collateral Account shall be returned by the Collateral Agent to the Borrower or paid to whomever may be legally entitled thereto at such time, including pursuant to the Intercreditor Agreement.
(e)    If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the Issuing Bank to issue Letters of Credit hereunder as a result of any Event of Default (other than any Event of Default as described in Section 8.1(f) or Section 8.1(g) with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
(f)    All proceeds from each sale of, or other realization upon, all or any part of the Collateral during the existence of an Event of Default shall be applied pursuant to, and in accordance with, the Pledge and Security Agreement.
ARTICLE IX

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT
Section 9.1.    Appointment; Nature of Relationship.
SunTrust Bank is hereby appointed by each of the Lenders as its contractual representative as Administrative Agent and Collateral Agent hereunder and under each other Loan Document, and each of the Lenders authorizes each of the Agents to enter into the Intercreditor Agreement, on behalf of such Lender (each Lender hereby agreeing to be bound by the terms of the Intercreditor Agreement, as if it were a party thereto, with the Holders of Prudential Note Obligations to be intended third-party beneficiaries of such agreement) and each of the Lenders irrevocably authorizes each of the Agents to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Each Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE IX. Notwithstanding the use of the defined terms “Administrative Agent” or “Collateral Agent”, it is expressly understood and agreed that the Agents shall not have any fiduciary responsibilities to any of the Secured Parties by reason of this Agreement or any other Loan Document and that the Agents are merely acting as the contractual representatives of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In their capacity as the Lenders’ contractual representatives, (i) neither Agent hereby assumes any fiduciary duties to any of the Secured Parties, (ii) the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform

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Commercial Code and (iii) each Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Obligations, hereby agrees to assert no claim against either Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations hereby waives. Except as expressly set forth herein, neither Agent shall have any duty to disclose, nor shall either Agent be liable for the failure to disclose, any information relating to the Borrower or any other Loan Party that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity.
Section 9.2.    Powers.
Each Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Neither Agent shall have any implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by such Agent.
Section 9.3.    General Immunity.
Neither Agent nor any of their Related Parties shall be liable to the Borrower, or any Lender or Holder of Obligations for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
Section 9.4.    No Responsibility for Loans, Recitals, Etc.
Neither Agent nor any of their Related Parties shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any Borrowing; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE III, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. Neither Agent shall have any duty to disclose to the Lenders information that is not required to be furnished by the Borrower to such Agent at such time, but is voluntarily furnished by the Borrower to such Agent (either in its capacity as an Agent or in its individual capacity).
Section 9.5.    Action on Instructions of Lenders.

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Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such) or is otherwise required by the Intercreditor Agreement. Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
Section 9.6.    Employment of Agents and Counsel.
Each Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys‑in‑fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys‑in‑fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent's duties hereunder and under any other Loan Document.
Section 9.7.    Reliance on Documents; Counsel.
Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel reasonably selected by such Agent, which counsel may be employees of such Agent. For purposes of determining compliance with the conditions specified in Section 3.1 and Section 3.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
Section 9.8.    Agent’s Reimbursement and Indemnification.
The Lenders agree to reimburse and indemnify each Agent ratably in proportion to the Lenders’ Pro Rata Share (i) for any amounts not reimbursed by the Borrower for which such Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations,

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losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the such Agent and (ii) any indemnification required pursuant to Section 2.20(e) and Section 10.4(d) shall, notwithstanding the provisions of this Section, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section shall survive payment of the Secured Obligations and termination of this Agreement.
Section 9.9.    Notice of Default.
No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that either Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.
Section 9.10.    Rights as a Lender.
In the event either Agent is a Lender, such Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Revolving Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, at any time when an Agent is a Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. Neither Agent, in its individual capacity, is obligated to remain a Lender.
Section 9.11.    Lender Credit Decision.
Each Lender acknowledges that it has, independently and without reliance upon either Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon either Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

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Section 9.12.    Successor Administrative Agent.
The Administrative Agent (i) may resign at any time by giving written notice thereof to the Lenders and the Borrower and (ii), if the Total Exposure (as defined below) of the Administrative Agent and its Affiliates (in each case in their capacity as a Lender) is less than 7.5%, the Required Lenders may require the Administrative Agent to resign, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign or the Required Lenders have requested such resignation. Upon any such resignation, the Required Lenders shall have the right to appoint, in consultation with the Borrower, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this ARTICLE IX shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section, then the term “Base Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent. The term “Total Exposure” shall mean, at any time of determination with respect to the Revolving Commitment and Term Loans held by the Administrative Agent and its Affiliates (in their capacity as a Lender), the quotient (expressed as a percentage) of: (x) the sum of such Lenders’ Revolving Commitments (or if the Revolving Commitments have been terminated or expired or the Revolving Loans have been declared to be due and payable, such Lenders’ Revolving Credit Exposure) plus the outstanding principal amount of Term Loans of such Lenders divided by (y) the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Revolving Loans have been declared to be due and payable, the Revolving Credit Exposure of all Lenders) plus the outstanding principal amount of Term Loans of such Lenders.

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Section 9.13.    Delegation to Affiliates.
The Borrower and the Lenders agree that each Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which such Agent is entitled under ARTICLE IX and ARTICLE X.
Section 9.14.    Co-Agents, Documentation Agent, Syndication Agent.
None of the Lenders, if any, identified in this Agreement as a “co-agent”, “documentation agent” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in Section 9.11.
Section 9.15.    Collateral Documents.
(a)    Each Lender and the Administrative Agent authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Parties (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents and the Intercreditor Agreement.
(b)    In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized (subject to the terms of the Intercreditor Agreement) to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties.
(c)    Subject to the terms of the Intercreditor Agreement, the Lenders and the Administrative Agent hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Commitments and payment and satisfaction of all of the Obligations (other than contingent indemnity obligations, Banking Services Obligations and Rate Management Obligations) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Collateral Agent at any time, the Lenders and the Administrative Agent will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section.

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(d)    Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document (other than sales or transfers between the Borrower and its Restricted Subsidiaries or between or among such Restricted Subsidiaries), or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower to the Collateral Agent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders and the Administrative Agent to), subject to the terms of the Intercreditor Agreement, execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Restricted Subsidiary in respect of) all interests retained by the Borrower or any Restricted Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
(e)    Each Lender hereby directs, in accordance with the terms of this Agreement, the Agents: (i) to release any Guarantor from its obligations under the Guaranty Agreement and any Collateral Document (including the release of any Lien granted by such Guarantor under any such Collateral Document) in connection with the designation of such Guarantor as an Unrestricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”, (ii) to release the capital stock or other equity interests of a Restricted Subsidiary that is pledged pursuant to the Pledge and Security Agreement in connection with the designation of such Restricted Subsidiary as an Unrestricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary” and (iii) to execute and deliver or file or authorize the filing of such documents, statements and instruments and do such other things as are necessary to release such Guarantor from such obligations (and to release such Liens) pursuant to this clause (e) promptly upon the effectiveness of any such release. Upon request by any Agent at any time, the Lenders shall confirm in writing each Agent’s authority to release the applicable Guarantor pursuant to this clause (e).
(f)    No agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without the prior written consent of the Collateral Agent.
Section 9.16.    Reports.
Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of either Agent; (b) neither Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report nor (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Agents undertake no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential

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and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Agents and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
Section 9.17.    Withholding Tax.
To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
Section 9.18.    Administrative Agent May File Proofs of Claim.
(a)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank, the Swingline Lender and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(ii)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

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(b)    Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, the Swingline Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Swingline Lender and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, the Swingline Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE X

MISCELLANEOUS
Section 10.1.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
To the Borrower:        3111 Camino Del Rio North
Suite 103
San Diego, California 92108
Attention: Chief Financial Officer
Telecopy Number: 858-309-6998

To the Administrative
Agent:                SunTrust Bank
3333 Peachtree Road
7th Floor
Atlanta, Georgia 30326
Attention: Paula Mueller
Telecopy Number: (404) 439-7390

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With a copy to:        SunTrust Bank
Agency Services
303 Peachtree Street, N. E./ 25th Floor
Atlanta, Georgia 30308
Attention: Mr. Doug Weltz
Telecopy Number: (404) 495-2170

and

Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Attention: Rick D. Blumen, Esq.
Telecopy: (404) 253-8366

To the Issuing Bank:        SunTrust Bank
25 Park Place, N. E./Mail Code 3706
Atlanta, Georgia 30303
Attention: Letter of Credit Department
Telecopy Number: (404) 588-8129

To the Swingline Lender:    SunTrust Bank
Agency Services
303 Peachtree Street, N.E./25th Floor
Atlanta, Georgia 30308
Attention: Mr. Doug Weltz
Telecopy Number: (404) 221-2001

To any other Lender:	the address set forth in the Administrative Questionnaire or the Assignment and Acceptance Agreement executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 10.1.

(b)    Any agreement of the Administrative Agent, the Issuing Bank and the Lenders herein to receive certain notices by telephone, facsimile or other electronic transmission is solely for the convenience and at the request of the Borrower. The Administrative Agent, the

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Issuing Bank and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank and the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and the Lenders to be contained in any such telephonic or facsimile notice.
(c)    Notices and other communications to the Lenders, the Swingline Lender and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the Issuing Bank pursuant to ARTICLE II unless such Lender, the Swingline Lender, the Issuing Bank, as applicable, and Administrative Agent have agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(d)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
Section 10.2.    Waiver; Amendments.
(a)    No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure

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by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)    Except as provided in Section 2.24 with respect to any Incremental Facility Amendment or Section 2.25 with respect to any Extension, no amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such supplemental agreement shall, without the consent of the Supermajority Lenders, amend or otherwise modify the definition of Estimated Remaining Collections or the methods and assumptions used in calculating Estimated Remaining Collections; provided, further that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the date fixed for any scheduled payment of any principal (excluding any mandatory prepayment) of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release the Borrower or, except as otherwise expressly permitted hereunder, any Guarantor, or limit the liability of the Borrower under the Loan Documents or any such Guarantor under any guaranty agreement, without the written consent of each Lender (it being understood that the creation of a class of unrestricted or similarly designated Subsidiaries approved by the Required Lenders which class would not be required to guaranty the Obligations shall not be considered a release of any Guarantor); (vii) release all or substantially all of the Collateral securing any of the Obligations or agree to subordinate any Lien in such Collateral to any other creditor of the Borrower or any Subsidiary, without the written consent of each Lender; (viii) subordinate the Loans to any other Indebtedness without the consent of all Lenders; (ix) increase the aggregate of all Commitments (other than pursuant to Section 2.24(a)) without the consent of all of the Lenders; or (x) change Section 7.2 of the Security Agreement (or the defined terms therein) in a manner that would alter the sharing of payments required thereby without the written consent of each Lender (or Affiliate of such Lender) directly and adversely affected thereby; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent

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of such Person. Notwithstanding anything contained herein to the contrary, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (I) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (II) subject in all respects to Section 2.23, no amendment or waiver shall reduce the principal amount of any Loan or reduce the rate of interest on any Loan, in each case, owing to a Defaulting Lender, without the consent of such Defaulting Lender and (y) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Section 2.18(a), Section 2.20, Section 2.20(a) and Section 10.3), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of this Section notwithstanding (i) any attempted cure or other action taken by the Borrower or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of this Section).
Section 10.3.    Expenses; Indemnification.
(a)    The Borrower shall reimburse the Agents and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals’ fees and time charges of attorneys for each Agent, which attorneys may be employees of such Agent and expenses of and fees for other advisors and professionals engaged by such Agent or the Arrangers) paid or incurred by any Agent or the Arrangers in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. The Borrower also agrees to reimburse the Agents, the Arrangers, the Issuing Bank and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agents, the Arrangers, the Issuing Bank and the Lenders, which attorneys and paralegals may be employees of the Agents, the Arrangers, the Issuing Bank or the Lenders) paid or incurred by the Agents, the Arrangers, the Issuing Bank or any Lender in connection with (i) the collection and enforcement of the Loan Documents and (ii) any workout, restructuring or negotiations in respect of any of the Obligations. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining the field examination contemplated by Section 5.7 and the preparation of Reports described in the following sentence based on the fees charged by a third party retained by either Agent or the internally allocated fees for each Person employed by such Agent with respect to each field examination. The Borrower acknowledges that from time to time either Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports

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(the “Reports”) pertaining to the Borrower’s assets for internal use by the Agents from information furnished to them by or on behalf of the Borrower, after either such Agent has exercised its rights of inspection pursuant to this Agreement.
(b)    The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the Swingline Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the use by any Person of any information or materials obtained by or through SyndTrak or other internet web sites, (iv) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liability with respect to Environmental Laws related in any way to the Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)    The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank, the Swingline Lender and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
(d)    To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Pro Rata Share (determined as

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of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(e)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated herein or therein, any Loan or any Letter of Credit or the use of proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(f)    All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.
Section 10.4.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to either Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to either Facility) or contemporaneous assignments to related

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Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $3,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such lower amount unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Revolving Credit Exposure or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

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(C)    the consent of the Issuing Bank and Swingline Lender (not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility.

(iv)    Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500 (except in the case of an assignment by a Lender to an Affiliate of such Lender); provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20 if such assignee is a Foreign Lender.
(v)    No Assignment to Borrower. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Revolver Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such

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Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.18 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute an “Indemnitee” for purposes of Section 10.3.
(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, the Issuing Bank or the Swingline Lender sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be

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responsible for the indemnity under Section 2.20(e) with respect to any payments made by such Lender to its Participant(s).
(e)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.18 and Section 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(g) (it being understood that the documentation required under Section 2.20(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.25 and Section 2.27 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.18 and Section 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.27 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or to any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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Section 10.5.    Performance of Obligations.
The Borrower agrees that the Collateral Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower under any Loan Document or take any other action which the Collateral Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Collateral Agent shall use its best efforts to give the Borrower notice of any action taken under this Section prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Collateral Agent, upon demand, the principal amount of all funds advanced by the Collateral Agent under this Section, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section within one (1) Business Day after the date the Borrower receives written demand therefor from the Collateral Agent, the Collateral Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Collateral Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Collateral Agent by such Lender within one (1) Business Day after the Collateral Agent's demand therefor, the Collateral Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section shall neither relieve any other Lender of its obligation hereunder to make available to the Collateral Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Collateral Agent. All outstanding principal of, and interest on, advances made under this Section shall constitute Obligations secured by the Collateral until paid in full by the Borrower
Section 10.6.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Southern

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District of New York, and of the Supreme Court of the State of New York sitting in New York county and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.4(a) and brought in any court referred to in paragraph (b) of this Section 10.4(a). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.7.    WAIVER OF JURY TRIAL.
EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.8.    Right of Setoff.
If an Event of Default shall have occurred and be continuing, or if any Loan Party shall have become insolvent, however evidenced, each Lender (including the Swingline Lender), the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits

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(general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder or under any other Loan Document, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 10.9.    Counterparts; Integration.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or by email, in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy or by email, in pdf format, shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
Section 10.10.    Survival.
All covenants, agreements, representations and warranties made by the Borrower herein, in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the

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time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.18(a), Section 2.19, Section 2.20 and Section 10.3 and ARTICLE IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the Loan Documents in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.
Section 10.11.    Severability.
Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.12.    Confidentiality.
The Administrative Agent and each Lender agrees to hold any Confidential Information (as hereinafter defined) which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Agents and any other Lender and their respective Affiliates in connection with the transactions contemplated by this Agreement (provided that such parties are informed of the confidential nature of the Confidential Information and are instructed to keep such Confidential Information confidential), (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee (as defined below) in connection with the transactions contemplated by this Agreement (provided that such parties are informed of the confidential nature of the Confidential Information and are instructed to keep such Confidential Information confidential), (iii) to regulatory agencies or authorities purporting to have jurisdiction over the Loan Parties (including bank examiners and any self-regulatory authority such as the National Association of Insurance Commissioners) upon request or as required by law, (iv) subject to the proviso below, to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to its direct or indirect contractual counterparties and prospective counterparties in swap agreements related to the Credit Extensions or to legal counsel, accountants and other professional advisors to such counterparties when provided for such purposes, (vi) permitted by the last sentence of this Section, (vii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder, (viii) the CUSIP Service Bureau or any similar organization and (ix) in connection with enforcement of the rights and remedies of the Agents or any Lender under the Loan Documents to the extent such disclosure is necessary or appropriate to pursue such enforcement in a commercially reasonable manner; provided that, in the case of subsection (iv) to the extent permitted by applicable law, the

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Administrative Agent or relevant Lender to whom the disclosure request or requirement is made, agrees to use its commercially reasonable efforts to promptly notify the Borrower of such request or requirement so that the Borrower may (a) seek an appropriate protective order or other appropriate order at the Borrower’s sole cost and expense and/or (b) waive compliance with this proviso (it being understood and agreed that if the Borrower does not have the right to obtain such an order or if the Borrower does not commence procedures to obtain such a protective order within five (5) Business Days of receipt of such notice, the Administrative Agent and Lenders’ compliance with this proviso shall be deemed to have been waived with respect to such disclosure). Without limiting Section 10.9, the Borrower agrees that the terms of this Section shall set forth the entire agreement between the Borrower and each Lender (including the Agents) with respect to any Confidential Information previously or hereafter received by such Lender in connection with this Agreement, and this Section shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such Confidential Information. As used in this Section, “Confidential Information” means any information or material regarding the business operations, procedures, methods and plans of the Borrower and its Subsidiaries, any financial data, proposed transaction or financing structures, information relating to the Receivables or the Receivables Portfolios, and all reports (other than copies of reports filed with the Securities and Exchange Commission) and other information provided pursuant to Section 5.1, together with all notes, analyses, compilations, studies and other documents to the extent they contain or otherwise reflect such information; provided that “Confidential Information” shall not include any such information which (i) is generally available to the public at the time it is provided by, or on behalf of, the Borrower or any Subsidiary, (ii) was known to the intended recipient prior to such information being disclosed to either Agent or any Lender and/or (iii) is independently developed by or for the Agents or any Lender. The Borrower authorizes each Lender to disclose to any Participant or Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by this Section.
Section 10.13.    Interest Rate Limitation.
Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

LEGAL02/36800330v21

Section 10.14.    Waiver of Effect of Corporate Seal.
The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any applicable law or any of its respective charter or organizational documents, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
Section 10.15.    Patriot Act.
The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
Section 10.16.    Independence of Covenants.
All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 10.17.    No Advisory or Fiduciary Relationship.
In connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Lenders and each Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender or Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly

LEGAL02/36800330v21

set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender or Arrangers has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender or either Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.18.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of Write-Down and Conversion Powers.
For purposes of this Agreement:
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution

LEGAL02/36800330v21

Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 10.19.    Flood Insurance Matters.
Each of the parties hereto acknowledges and agrees that any increase, extension or renewal of any of the Loans or any other credit facility subject to this Agreement (including any increase pursuant to Section 2.24 or extension pursuant to Section 2.25) shall be subject to (and conditioned upon) the prior delivery of all flood hazard determination certifications with respect to each Mortgaged Property, acknowledgments and evidence of flood insurance and other flood-related documentation with respect to any improvement on a Mortgaged Property located in a Flood Hazard Area as required by applicable law and as reasonably required by the Agents and the Lenders. To the extent reasonably necessary to comply or cause compliance with this Section 10.19, each Lender may engage directly with the Loan Parties to obtain any required information or engage in any required due diligence.

(remainder of page left intentionally blank)

LEGAL02/36800330v21

Schedule I-A

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE
(Revolving Loans, Term Loan A, Term Loan A-2 and Term Loan A-3)

Pricing Level	Cash Flow Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee
I	Less than 1.00:1.00	2.50% per annum	1.50% per annum	0.30% per annum
II	Less than 1.50:1.00 but greater than or equal to 1.00:1.00	2.75% per annum	1.75% per annum	0.35% per annum
III	Greater than or equal to 1.50:1.00	3.00% per annum	2.00% per annum	0.40% per annum

[SCHEDULE I-A]

Schedule I-B

APPLICABLE MARGIN AND APPLICABLE PERCENTAGE
(Term Loan A-1)

Pricing Level	Cash Flow Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
I	Less than 1.00:1.00	2.00% per annum	1.00% per annum
II	Less than 1.50:1.00 but greater than or equal to 1.00:1.00	2.25% per annum	1.25% per annum
III	Greater than or equal to 1.50:1.00	2.50% per annum	1.50% per annum

[SCHEDULE I-B]

Schedule II

TERM LOAN AMOUNTS AND ADDITIONAL TERM LOAN A-3 COMMITMENT AMOUNTS OF INCREASING LENDERS, EXTENDING LENDERS AND NON-EXTENDING LENDERS

Extending Lenders:

Lender	Aggregate Amount of Term Loan A-2 of Existing Lender Converting to Term Loan A-3 on the Closing Date	Additional Term Loan A-3 Commitment of Increasing Lenders	Total Term Loan A-3 as of the Closing Date
SunTrust Bank	$12,690,361.06	$2,331,019.21	$15,021,380.27
Bank of America	13,469,866.33	1,551,513.94	15,021,380.27
ING Capital	7,533,482.17	142,787.76	7,676,269.93
MUFG Union Bank, N.A.	2,260,044.66	2,337,004.18	4,597,048.84
Citibank, N.A.	5,273,437.52		5,273,437.52
ZB, N.A. d/b/a California Bank and Trust	6,428,571.75		6,428,571.75
Flagstar Bank		25,000,000.00	25,000,000.00
Bank Leumi USA	3,570,870.47	661,272.39	4,232,142.86
Northwest Bank	4,656,250.00	343,750.00	5,000,000.00
Total	$55,882,883.96	$32,367,347.48	$88,250,231.44

Non-Extending Lenders:

Lender	Term Loan A	Term Loan A-1	Term Loan A-2
Fifth Third Bank			$7,534,526.77
Deutsche Bank AG New York		$50,625,000.00
Raymond James Bank, N.A.			7,910,156.25
Chang Hwa			1,506,696.44
Israel Discount Bank	$2,812,499.98
First Bank			2,636,718.73
Amalgamated Bank	2,109,374.99
Cathay Bank			1,506,696.44
Manufacturers Bank	________________	__________________	1,506,696.44
Total	$4,921,874.97	$50,625,000.00	$22,601,491.07

[SCHEDULE II]

4835-9091-0525.v3

Schedule III

REVOLVING COMMITMENT AMOUNTS OF NEW LENDER,
INCREASING LENDERS, EXTENDING LENDERS AND NON-EXTENDING LENDERS

New Lender:

Lender	Revolving Commitment Amount
UMPQUA BANK	25,000,000.00

Extending Lenders:

Lender	Revolving Commitment Amount
SunTrust Bank	$83,278,619.73
Bank of America	83,278,619.73
ING Capital	67,323,730.07
Credit Suisse AG, Cayman Islands Branch	50,000,000.00
MUFG Union Bank, N.A.	45,402,951.16
Citibank N.A.	43,749,999.98
Morgan Stanley Bank, N.A.	40,625,000.00
ZB, N.A. d/b/a California Bank & Trust	32,380,952.00
Flagstar Bank	5,000,000.00
PrivateBank and Trust Company	25,000,000.00
UBS AG, Stamford Branch	20,000,000.00
Bank Leumi USA	10,767,857.14
CTBC Bank Corp. USA	10,000,000.00

TOTAL (New & Extending)	$541,807,729.81

Non-Extending Lenders:

[SCHEDULE III]

Lender	Revolving Commitment Amount
2017 Lenders
Israel Discount Bank	$16,190,476.19
Amalgamated Bank	15,892,857.14
Total 2017 Lenders	$32,083,333.33
2019 Lenders
Fifth Third Bank	51,070,190.48
Citizens Bank, NA	35,000,000.00
Raymond James Bank, N.A.	20,000,000.00
Chang Hwa	19,345,238.10
Barclays Bank PLC	20,000,000.00
First Bank	16,041,666.67
Western Alliance Bank	15,000,000.00
Cathay Bank	13,164,285.70
Opus Bank	10,000,000.00
Manufacturers Bank	8,214,285.70
Total 2019 Lenders	$207,835,666.65

4835-9091-0525.v3

SCHEDULE 2.22

EXISTING LETTERS OF CREDIT

N/A

[SCHEDULE 2.22]

SCHEDULE 4.8

TAXES

The tax return of the Borrower and its subsidiaries for the period of January 1, 2012 through December 31, 2014 is currently being audited by the Florida Department of Revenue. The Borrower expects the audit to result in a tax liability in the amount of approximately $276,000 for which appropriate FIN 48 reserves have been made.

There are outstanding taxes payable by Asset Acceptance, LLC to the Unemployment Insurance Agency of the State of Michigan in an amount of approximately $316,000. Asset Acceptance, LLC is currently in the process of arranging for payment of these outstanding amounts and the release of the related tax liens.

[SCHEDULE 4.8]

SCHEDULE 4.14
SUBSIDIARIES

[attached]

[SCHEDULE 4.14]

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Restricted/ Unrestricted/ Immaterial	Corporate Division
ACF Medical Services, Inc.	Virginia	100% owned by Atlantic Credit & Finance, Inc.	Immaterial	Atlantic
Ascension Capital Group, Inc.	Delaware	100% owned by Midland Credit Management, Inc.	Immaterial	Midland
Asset Acceptance Capital Corp.	Delaware	100% owned by Encore Capital Group, Inc.	Restricted	Asset
Asset Acceptance Recovery Services, LLC	Delaware	100% owned by Asset Acceptance Capital Corp.	Restricted	Asset
Asset Acceptance Solutions Group, LLC	Delaware	100% owned by Asset Acceptance Capital Corp.	Restricted	Asset
Asset Acceptance, LLC	Delaware	100% owned by Asset Acceptance Capital Corp.	Restricted	Asset
Atlantic Credit & Finance Special Finance Unit III, LLC	Virginia	100% owned by Atlantic Credit & Finance, Inc.	Restricted	Atlantic
Atlantic Credit & Finance Special Finance Unit, LLC	Virginia	100% owned by Atlantic Credit & Finance, Inc.	Restricted	Atlantic
Atlantic Credit & Finance, Inc.	Virginia	100% owned by Encore Capital Group, Inc.	Restricted	Atlantic
Encore Capital Group, Inc.	Delaware	100% Publicly Owned	Restricted	Encore
Legal Recovery Solutions, LLC	Delaware	100% owned by Asset Acceptance Capital Corp.	Restricted	Asset
MCM Midland Management Costa Rica, S.R.L.	Costa Rica	100% owned by Midland Credit Management, Inc.	Immaterial	Midland
Midland Credit Management (Mauritius) Limited	Mauritius	100% owned by Midland India LLC	Immaterial	Midland
Midland Credit Management India Private Limited	India	99.996% owned by Midland India LLC and 0.004% owned by Midland International LLC	Restricted	Midland
Midland Credit Management Puerto Rico, LLC	Puerto Rico	100% owned by Midland Credit Management, Inc.	Immaterial	Midland
Midland Credit Management UK Limited	England	100% owned by Midland Credit Management, Inc.	Restricted	Midland
Midland Credit Management, Inc.	Kansas	100% owned by Encore Capital Group, Inc.	Restricted	Midland
Midland Funding LLC	Delaware	100% owned by Midland Portfolio Services, Inc.	Restricted	Midland
Midland Funding NCC-2 Corporation	Delaware	100% owned by Midland Portfolio Services, Inc.	Restricted	Midland
Midland India LLC	Minnesota	100% owned by Midland International LLC	Restricted	Midland
Midland International LLC	Delaware	100% owned by Midland Credit Management, Inc.	Restricted	Midland
Midland Portfolio Services, Inc.	Delaware	100% owned by Midland Credit Management, Inc.	Restricted	Midland
MRC Receivables Corporation	Delaware	100% owned by Midland Portfolio Services, Inc.	Restricted	Midland
Virginia Credit & Finance, Inc.	Virginia	100% owned by Atlantic Credit & Finance, Inc.	Immaterial	Atlantic
Alliance Factoring Pty Limited	Australia	100% owned by Baycorp Collections PDL (Australia) Pty Limited	Unrestricted	Australia
Apex Collections Limited	United Kingdom	100% owned by Apex Credit Management Limited	Unrestricted	Cabot
Apex Credit Management Holdings Limited	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot

[SCHEDULE 4.14]

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Restricted/ Unrestricted/ Immaterial	Corporate Division
Apex Credit Management Limited	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Baycorp (Aust) Pty Limited	Australia	100% owned by Baycorp Group Finance Pty Limited	Unrestricted	Australia
Baycorp (NZ) Limited	New Zealand	100% owned by Baycorp Holdings (NZ) Limited	Unrestricted	Australia
Baycorp (WA) Pty Limited	Australia	100% owned by Baycorp (Aust) Pty Limited	Unrestricted	Australia
Baycorp Collection Services (Aust) Pty Limited	Australia	100% owned by Baycorp (Aust) Pty Limited	Unrestricted	Australia
Baycorp Collection Services Pty Limited	Australia	100% owned by Baycorp Collection Services (Aust) Pty Limited	Unrestricted	Australia
Baycorp Collections PDL (Australia) Pty LTD	Australia	100% owned by Baycorp Group Finance Pty Limited	Unrestricted	Australia
Baycorp Group Finance Pty Limited	Australia	100% owned by Baycorp Holdings Pty Limited	Unrestricted	Australia
Baycorp Holdings (NZ) Limited	New Zealand	100% owned by Baycorp Group Finance Pty Limited	Unrestricted	Australia
Baycorp Holdings Pty Limited	Australia	100% owned by BC Holdings II Pty Limited	Unrestricted	Australia
Baycorp International (Philippines Branch)	Philippines	100% owned by Baycorp International Pty Limited	Unrestricted	Australia
Baycorp International Pty Limited	Australia	100% owned by Baycorp Collection Services (Aust) Pty Limited	Unrestricted	Australia
Baycorp Legal Pty Limited	Australia	100% owned by Baycorp (Aust) Pty Limited	Unrestricted	Australia
Baycorp PDL (NZ) Limited	New Zealand	100% owned by Baycorp Holdings (NZ) Limited	Unrestricted	Australia
BC Encore AU Pty Limited	Australia	100% owned by Encore Australia Holdings II Pty Ltd	Unrestricted	Australia
BC Holdings I Pty Limited	Australia	50.25% owned by Encore Australia Holdings II Pty LTD	Unrestricted	Australia
BC Holdings II Pty Limited	Australia	100% owned by BC Holdings I Pty Limited	Unrestricted	Australia
Bedford S.A.S.	Colombia	100% owned by Refinancia S.A.S.	Unrestricted	Refinancia
Black Tip Capital Holdings Limited	England	100% owned by Marlin Midway Limited	Unrestricted	Marlin
Cabot (Group Holdings) Limited	United Kingdom	100% owned by Carat UK Midco Limited	Unrestricted	Cabot
Cabot Asset Purchases (Ireland) Limited	Ireland	100% owned by Cabot Financial (Ireland) Limited	Unrestricted	Cabot
Cabot Credit Management Group Limited	United Kingdom	100% owned by Cabot Financial Limited	Unrestricted	Cabot
Cabot Credit Management Limited	United Kingdom	100% owned by Cabot (Group Holdings) Limited	Unrestricted	Cabot
Cabot Financial (Europe) Limited	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Cabot Financial (International) Limited	United Kingdom	100% owned by Cabot Financial (Europe) Limited	Unrestricted	Cabot
Cabot Financial (Ireland) Limited	Ireland	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Cabot Financial (Luxembourg) II S.A.	Luxembourg	100% owned by Cabot Credit Management Group Limited	Unrestricted	Cabot

Schedule 4.14

4835-9091-0525.v3

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Restricted/ Unrestricted/ Immaterial	Corporate Division
Cabot Financial (Luxembourg) S.A.	Luxembourg	100% owned by Cabot Credit Management Group Limited	Unrestricted	Cabot
Cabot Financial (Marlin) Limited	United Kingdom	100% owned by Marlin Senior Holdings Limited	Unrestricted	Cabot
Cabot Financial (Treasury) Ireland Limited	Ireland	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Cabot Financial (UK) Limited	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Cabot Financial Debt Recovery Services Limited	United Kingdom	100% owned by Cabot Financial Holdings Group Limited	Unrestricted	Cabot
Cabot Financial Holdings Group Limited	United Kingdom	100% owned by Cabot Credit Management Group Limited	Unrestricted	Cabot
Cabot Financial Limited	United Kingdom	100% owned by Cabot Credit Management Limited	Unrestricted	Cabot
Cabot Financial Portfolios Limited	United Kingdom	100% owned by Marlin Unrestricted Holdings Limited	Unrestricted	Cabot
Cabot Holdings S.à r.l.	Luxembourg	~86% owned by Janus Holdings Luxembourg S.à r.l. and 14% Management/EBT	Unrestricted	Cabot
Cabot Securisation (Europe) Limited	Ireland	100% owned by Cabot Financial (Ireland) Limited	Unrestricted	Cabot
Cabot Services (Europe) S.A.S	France	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Cabot Spain S.L.	Spain	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Carat UK Holdco Limited	United Kingdom	100% owned by Cabot Holdings S.à r.l.	Unrestricted	Cabot
Carat UK Midco Limited	United Kingdom	100% owned by Carat UK Holdco Limited	Unrestricted	Cabot
Dessetec Desarrollo de Sistemas, S.A. de C.V.	Mexico	99.975% owned by Encore Europe Holdings S.à r.l., and 0.025% owned by Encore Capital Group, Inc.	Unrestricted	Mexico
Encore Asset Reconstruction Company Private Ltd.	India	50% owned by Encore Capital Group Singapore Pte. Ltd.	Unrestricted	India
Encore Australia Holdings I Pty Limited	Australia	100% owned by Encore Capital Group, Inc.	Unrestricted	Australia
Encore Australia Holdings II Pty Limited	Australia	100% owned by Encore Australia Holdings I Pty Limited	Unrestricted	Australia
Encore Capital Group Singapore Pte. Ltd.	Singapore	100% owned by Encore Capital Group, Inc.	Unrestricted	India
Encore Europe Holdings S.à r.l.	Luxembourg	100% owned by Encore Holdings Luxembourg S.à r.l.	Unrestricted	Encore
Encore Holdings Luxembourg S.à r.l.	Luxembourg	100% owned by Encore Capital Group, Inc.	Unrestricted	Brazil
Encore Luxembourg Brazil S.à r.l.	Luxembourg	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	India
Encore Luxembourg India S.à r.l.	Luxembourg	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Encore
Encore Luxembourg Mexico S.à r.l.	Luxembourg	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Encore

Schedule 4.14

4835-9091-0525.v3

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Restricted/ Unrestricted/ Immaterial	Corporate Division
Encore Mexico Nominee LLC	Delaware	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Mexico
Encore Real Estate Group, LLC	Delaware	100% owned by Midland Portfolio Services, Inc.	Unrestricted	Midland
Encoremex Holdings S. de R.L. de C.V	Mexico	98.48% owned by Encore Europe Holdings S.à r.l. and 1.52% owned by Encore Mexico Nominee LLC	Unrestricted	Mexico
Encoremex, S.A. de C.V.	Mexico	99% owned by Encoremex Holdings, S. de R.L. de C.V. and 1 % owned by Encore Mexico Nominee LLC	Unrestricted	Mexico
Fideiconmiso PA Refinancia	Colombia	100% owned by Refinancia S.A.S.	Unrestricted	Refinancia
Fideiconmiso PA Refinancia NPL	Colombia	50% owned by Refinancia S.A.S.	Unrestricted	Refinancia
Financial Investigations and Recoveries (Europe) Limited	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
GC Encore Euro S.à r.l.	Luxembourg	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Encore
GC Encore GBP S.à r.l.	Luxembourg	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Encore
Gesif S.A.U.	Spain	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Global Security Refinancia Management	Cayman Islands	50% owned by RNPL Advisory Corp	Unrestricted	Refinancia
Green Box Asset Management, S.L.	Spain	100% owned by Lucania Gestión, S.L.	Unrestricted	Grove
Grove Capital Management España, S.L.	Spain	100% owned by Grove Performance Management Limited	Unrestricted	Grove
Grove Capital Management Limited	United Kingdom	100% owned by Grove Holdings	Unrestricted	Grove
Grove Europe S.à r.l.	Luxembourg	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Grove
Grove Holdings	Cayman Island	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Grove
Grove Performance Management Limited	United Kingdom	100% owned by Grove Holdings	Unrestricted	Grove
heptus 229. GmbH	Germany	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Hillesden Securities Limited	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Janus Holdings Luxembourg S.à r.l.	Luxembourg	50.1% owned by Encore Europe Holdings S.à r.l.,	Unrestricted	Cabot
Lucania Gestión, S.L.	Spain	90.02% owned by Grove Europe S.à r.l.	Unrestricted	Grove
Lucania Software, S.L.	Spain	100% owned by Lucania Gestión, S.L.	Unrestricted	Grove
Lucas et Degand S.à r.l.	Luxembourg	50.1% owned by Nemo Recouvrement S.A.S	Unrestricted	Cabot
Lynx Commercial RE Spain, S.L.	Spain	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Encore
Lynx Residential RE Spain, S.L.	Spain	100% owned by Encore Europe Holdings S.à r.l.	Unrestricted	Encore
Macrocom (948) Limited	United Kingdom	100% owned by Apex Credit Management Holdings Limited	Unrestricted	Cabot
Marlin Capital Europe Limited	England	100% owned by Marlin Portfolio Holdings Limited	Unrestricted	Marlin

Schedule 4.14

4835-9091-0525.v3

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Restricted/ Unrestricted/ Immaterial	Corporate Division
Marlin Europe I Limited	England	100% owned by Marlin Portfolio Holdings Limited	Unrestricted	Marlin
Marlin Europe II Limited	England	100% owned by Marlin Portfolio Holdings Limited	Unrestricted	Marlin
Marlin Europe IX Limited	England	100% owned by Marlin Unrestricted Holdings Limited	Unrestricted	Marlin
Marlin Europe V Limited	England	100% owned by Marlin Unrestricted Holdings Limited	Unrestricted	Marlin
Marlin Europe VI Limited	England	100% owned by Marlin Unrestricted Holdings Limited	Unrestricted	Marlin
Marlin Europe X Limited	England	100% owned by Marlin Unrestricted Holdings Limited	Unrestricted	Marlin
Marlin Financial Group Limited	England	100% owned by Cabot Credit Management Group Limited	Unrestricted	Marlin
Marlin Financial Intermediate II Limited	England	100% owned by Marlin Financial Intermediate Limited	Unrestricted	Marlin
Marlin Financial Intermediate Limited	England	100% owned by Marlin Financial Group Limited	Unrestricted	Marlin
Marlin Intermediate Holdings Plc	England	100% owned by Marlin Financial Intermediate II Limited	Unrestricted	Marlin
Marlin Legal Services Limited	England	100% owned by Marlin Senior Holdings Limited	Unrestricted	Marlin
Marlin Midway Limited	England	100% owned by Marlin Intermediate Holdings Plc	Unrestricted	Marlin
Marlin Portfolio Holdings Limited	England	100% owned by Marlin Senior Holdings Limited	Unrestricted	Marlin
Marlin Senior Holdings Limited	England	100% owned by Black Tip Capital Holdings Limited	Unrestricted	Marlin
Marlin Unrestricted Holdings Limited	England	100% owned by Cabot Credit Management Limited	Unrestricted	Marlin
MCE Portfolio Limited	England	100% owned by Marlin Portfolio Holdings Limited	Unrestricted	Marlin
MDB Collection Services Limited	United Kingdom	100% owned by Marlin Unrestricted Holdings Limited	Unrestricted	Marlin
ME III Limited	England	100% owned by Black Tip Capital Holdings Limited	Unrestricted	Marlin
ME IV Limited	England	100% owned by Marlin Portfolio Holdings Limited	Unrestricted	Marlin
Mercantile Data Bureau	United Kingdom	100% owned by Hillesden Securities Limited	Unrestricted	Cabot
MFS Portfolio Limited	England	100% owned by Marlin Portfolio Holdings Limited	Unrestricted	Marlin
Morley Limited	United Kingdom	100% owned by Cabot Financial (UK) Limited	Unrestricted	Cabot
Mortimer Clarke Solicitors	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
Nemo Recouvrement S.A.S	United Kingdom	100% owned by Cabot Financial Debt Recovery Services Limited	Unrestricted	Cabot
PA FC Refinancia-Fenalco Bogotá	Colombia	75% owned by Referencia S.A.S.	Unrestricted	Refinancia

Schedule 4.14

4835-9091-0525.v3

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Restricted/ Unrestricted/ Immaterial	Corporate Division
PD Encore, S. de R.L. de C.V.	Mexico	99.99% owned by Encoremex Holdings, S. de R.L. de C.V. and 0.01% owned by Encore Mexico Nominee LLC	Unrestricted	Mexico
PMG Collect Pty Limited	Australia	100% owned by Baycorp (Aust) Pty Limited	Unrestricted	Australia
Propela Capital, S.A. de C.V., SOFOM. E.N.R.	Mexico	98% owned by Encoremex Holdings S. de R.L. de C.V. and 2% by Encore Mexico Nominee LLC	Unrestricted	Mexico
Referencia Perú S.A.C.	Perú	99.9% owned by Refinancia S.A.S.	Unrestricted	Refinancia
Referencia S.A.S.	Colombia	100% owned by Refinancia S.A.S.	Unrestricted	Refinancia
Refinancia Peru S.A.	Perú	99% owned by Referencia Perú S.A.C.	Unrestricted	Refinancia
Refinancia S.A.S.	Colombia	45.9% owned by RF Encore S.A.S. and 5.1% owned by Midland Credit Management, Inc.	Unrestricted	Midland
RF Encore Perú S.R.L.	Perú	99.9% owned by Midland Credit Management, Inc. and 0.1% owned by Midland International LLC	Unrestricted	Midland
RF Encore S.A.S.	Colombia	100% owned by Midland Credit Management, Inc.	Unrestricted	Midland
RNPL Advisory Corp	Virgin Islands	100% owned by Refinancia S.A.S.	Unrestricted	Refinancia

Schedule 4.14

4835-9091-0525.v3

SCHEDULE 4.20

MATERIAL AGREEMENTS

Second Amended and Restated Senior Secured Note Purchase Agreement, dated as of May 9, 2013, by and among Encore Capital Group, Inc. and the purchasers named therein, as amended by the Amendment No. 1 thereto dated as of May 29, 2013, the Amendment No. 2 thereto dated as of February 25, 2014, the Amendment No. 3 thereto dated as of August 1, 2014, the Amendment No. 4 thereto dated as of July 9, 2015, the Amendment No. 5 thereto dated as of March 24, 2016, and the Amendment No. 6 thereto dated as of the Closing Date.
Indenture dated as of November 27, 2012 between Encore Capital Group, Inc., as issuer, and Union Bank, N.A. as trustee.
Indenture dated as of June 24, 2013 among Encore Capital Group, Inc., as issuer, Midland Credit Management, Inc., as guarantor, and Union Bank, N.A. as trustee.

Indenture dated as of March 11, 2014 among Encore Capital Group, Inc., as issuer, Midland Credit Management, Inc., as guarantor, and Union Bank, N.A. as trustee.

[SCHEDULE 4.20]

SCHEDULE 5.12

POST-CLOSING OBLIGATIONS

None.

[SCHEDULE 5.12]

SCHEDULE 7.1(b)

OUTSTANDING INDEBTEDNESS

None.

[SCHEDULE 7.1(b)]

SCHEDULE 7.2

LIENS

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	KEY EQUIPMENT FINANCE INC.	70546051 filed 2/11/08
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	US BANCORP	70689760 filed 11/24/09
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	DELL FINANCIAL SERVICES L.L.C.	70713826 filed 2/3/10
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CISCO SYSTEMS CAPITAL CORPORATION	70848903 filed 11/17/10
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANCORP EQUIPMENT FINANCE, INC.	70854794 filed 12/2/10
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71051994 filed 11/26/11
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71086081 filed 1/24/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71105899 filed 3/1/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71123447 filed 3/30/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71123603 filed 3/30/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71124650 filed 4/2/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71128909 filed 4/6/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6893994 filed 4/10/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71139559 filed 4/20/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71148097 filed 5/2/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71148105 filed 5/2/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DVISION OF U.S. BANK NATIONAL ASSOCIAT	71149731 filed 5/4/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DVISION OF U.S. BANK NATIONAL ASSOCIAT	71182559 filed 6/19/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71191162 filed 6/28/12

[SCHEDULE 7.2]

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71207703 filed 7/23/12
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	71318823 filed 1/3/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CIT FINANCE LLC	71320134 filed 1/4/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71331396 filed 1/17/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	Cisco Systems Capital Corporation	6967145 filed 1/31/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71368026 filed 3/14/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71410299 filed 5/8/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71453778 filed 7/1/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71496959 filed 8/22/13
Kansas, State	Midland Credit Management, Inc.	Western Alliance Equipment Finance, Inc.	7030844 filed 9/30/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC.	71537174 filed 10/17/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71543362 filed 10/28/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC.	71547447 filed 10/31/13
Kansas, State	Midland Credit Management, Inc.	Bank of the West	7045669 filed 11/27/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE	71577915 filed 12/20/13
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	BANK OF THE WEST	71617711 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438482 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438507 filed 2/18/14

[SCHEDULE 7.2]

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438523 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438549 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438565 filed 2/18/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	101438581 filed 2/18/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	71619675 filed 2/20/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CISCO SYSTEMS CAPITAL CORPORATION	7067515 filed 2/26/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	BANK OF THE WEST	71628817 filed 3/3/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	10504407 filed 3/3/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	10504423 filed 3/6/14
Kansas, State	Midland Credit Management Inc.	Portfolio Recovery Associates, LLC	10504449 filed 3/6/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	7072267 filed 3/19/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71690551 filed 5/19/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71700798 filed 6/2/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71700806 filed 6/2/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	U.S. BANK EQUIPMENT FINANCE	71724111 filed 7/1/14
Kansas, State	Midland Credit Management, Inc.	Western Alliance Equipment Finance, Inc.	7099377 filed 7/25/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC.	71749506 filed 8/5/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	CIT FINANCE LLC	71805019 filed 10/23/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	BANK OF THE WEST	71841634 filed 12/17/14
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC. WESTERN ALLIANCE BANK	71845742 filed 12/23/14

[SCHEDULE 7.2]

Jurisdiction Searched	Name Searched (as appears, if found)	Secured Party	File Number Date
Kansas, State	MIDLAND CREDIT MANAGEMENT INC.	WESTERN ALLIANCE EQUIPMENT FINANCE, INC. WESTERN ALLIANCE BANK	71857739 filed 1/8/15
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	BANK OF THE WEST	71893072 filed 2/27/15
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	IBM CREDIT LLC	72114387 filed 12/29/14
Kansas, State	MIDLAND CREDIT MANAGEMENT, INC.	CANON FINANCIAL SERVICES, INC.	72339174 filed 10/28/16

File #	File Date	Type of Filing	Amount Due	Debtor
LIBER 24026 PG209	05/13/2016	State Tax Lien (Michigan)	$2,088.90	Asset Acceptance, LLC
LIBER 24386 PG668	11/15/2016	State Tax Lien (Michigan)	$42,872.75	Asset Acceptance, LLC
LIBER 24386 PG667	11/15/2016	State Tax Lien (Michigan)	$158,879.55	Asset Acceptance, LLC
LIBER 24403 PG256	11/22/2016	State Tax Lien (Michigan)	$112,426.69	Asset Acceptance, LLC

[SCHEDULE 7.2]

SCHEDULE 7.4(a)

PERMITTED INVESTMENTS

None.

[SCHEDULE 7.4(a)]

SCHEDULE 7.4(b)

EXISTING INVESTMENTS

None.

[SCHEDULE 7.4(b)]